UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

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Filed by a Party other than the Registrant ☐

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☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material under §240.14a-12

Crown Castle Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐     Fee paid previously with preliminary materials.
☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION
DATED MARCH 28, 2025

April [·], 2025
Dear Stockholder:
It is our pleasure to invite you to attend the 2025 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle Inc. ("Company" or "Crown Castle"). The meeting will be held on May 21, 2025 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. The Notice of Annual Meeting and Proxy Statement ("Proxy Statement") accompanying this letter describe the business to be conducted at the Annual Meeting.
The Board of Directors ("Board") welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions regarding the Company. You can find information about the Company and its strategy to create long-term stockholder value in "Item I. Business—Strategy" of our Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Form 10-K").
We have elected to furnish proxy materials and our 2024 Form 10-K to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about April [·], 2025, we intend to send most of our stockholders a Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") containing instructions on how to access our Proxy Statement and 2024 Form 10-K and how to submit proxies. Those who do not receive a Proxy Materials Notice will receive a copy of the Proxy Statement and 2024 Form 10-K by mail, unless they have previously requested delivery of materials electronically. The Proxy Materials Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and 2024 Form 10-K, if you only received a Proxy Materials Notice.
It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly cast your vote in one of the ways outlined in the following Proxy Statement in order to have your shares voted at the Annual Meeting.
We appreciate your continued support of Crown Castle, and we look forward to seeing you on May 21, 2025.
Kind Regards,
P. Robert Bartolo
Chair of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2025
9:00 AM (Central Time)
8020 Katy Freeway
Houston, Texas 77024
April [·], 2025
Dear Stockholder:
You are invited to the 2025 Annual Meeting of Stockholders ("Annual Meeting") of Crown Castle Inc. ("Company"). The Annual Meeting will be held at the time and place noted above. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:
Company Proposals
•the election of nine (9) director nominees for a one-year term;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for fiscal year 2025;
•a non-binding, advisory vote to approve the compensation of our named executive officers;
•an amendment and restatement of the Company's Restated Certificate of Incorporation ("Charter") to eliminate supermajority vote requirements; and
•an amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions.
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only stockholders at the close of business on March 24, 2025 ("Record Date") will be entitled to vote at the Annual Meeting, and, unless a new record date is set, any adjournment or postponement of the meeting. Please submit your proxy in advance of the Annual Meeting in any of the following ways:
•Mail. Mark, sign, date and return the proxy card or voting instruction form (see instructions on the Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice") on how to request a printed proxy card or voting instruction form);
•Phone.
◦Stockholders of record: Call the toll-free number listed on your proxy card or voting instruction form.
◦Beneficial owners of our Common Stock: Follow the voting instructions provided by your bank, broker or other nominee to determine whether you may vote by telephone.
•Internet. Visit the website listed or scan the QR code located on your proxy card or voting instruction form or Proxy Materials Notice and follow the instructions provided.
Have your proxy card or voting instruction form or Proxy Materials Notice in front of you when submitting a proxy by phone or the Internet; it contains important information that is required to cast your vote. Alternatively, you may vote your shares at the Annual Meeting, subject to the applicable voting deadlines. For important information regarding attending and voting at the Annual Meeting, see "VII. Information About the Annual Meeting."

Your vote is important. To be sure your vote counts and to ensure a quorum, please submit your proxy in one of the ways previously outlined, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,
Donald J. Reid
Corporate Secretary

TABLE OF CONTENTS

		Page			Page
I.	Proxy Statement Summary	1		All Other Compensation Table	55
II.	Election of Directors	8		Grants of Plan-Based Awards in 2024	57
	Proposal 1	8		Outstanding Equity Awards at 2024 Fiscal Year-End	59
	Nominees for Director	9		Option Exercises and Stock Vested in 2024	62
	Board Matrix	18		Potential Payments Upon Termination of Employment	62
	Board Leadership Structure	19		CEO Pay Ratio	65
	Meetings	19		Pay Versus Performance	67
	Director Time Commitments	19	V.	Amendment & Restatement of Charter to Eliminate Supermajority Vote Requirements	72
	Risk Oversight	19		Proposal 4	72
	Board Committees	21	VI.	Amendment & Restatement of Charter to Eliminate Unnecessary and Outdated Provisions	73
	Board Independence	25		Proposal 5	73
	Board Compensation	25	VII.	Other Matters	76
	Director Compensation Table for 2024	26		Beneficial Ownership of Common Stock	76
	Certain Relationships and Related Transactions	28		Delinquent Section 16(a) Reports	78
III.	Ratification of Appointment of Independent Registered Public Accountants	29		Stockholder Recommendation of Director Candidates	78
	Proposal 2	29		Stockholder Nominations and Proposals for 2026 Annual Meeting	78
	Audit Committee Matters	30		Expenses Relating to this Proxy Solicitation	79
	Audit Committee 2024 Report	30		Available Information	79
IV.	Executive Compensation	32		Householding of Proxy Materials	80
	Proposal 3	32		Stockholder Communications	80
	Executive Officers	33	VIII.	Information About the Annual Meeting	81
	Compensation Discussion and Analysis	34		Appendix A, Independence Categorical Standards	A-1
	Compensation and Human Capital Committee 2024 Report	52		Appendix B, Non-GAAP Financial Measures	B-1
	Summary Compensation Table	53		Appendix C, Amended and Restated Certificate of Incorporation	C-1
Unless this proxy statement ("Proxy Statement") indicates otherwise or the context otherwise requires, the terms, "we," "our," "Crown Castle," "our Company," "the Company" or "us" as used in this Proxy Statement refer to Crown Castle Inc. and its predecessor (organized in 1995), as applicable, each a Delaware corporation.

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
I.  PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting. For additional information regarding our 2024 performance, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Form 10-K").
The proxy materials are being distributed via mail or made available via the Internet to our stockholders on or about April [·], 2025.
2025 Annual Meeting of Stockholders
You are invited to attend the 2025 Annual Meeting of Stockholders ("Annual Meeting"). You may attend and participate at the Annual Meeting if you are (1) a stockholder of record as of the close of business on March 24, 2025 ("Record Date"), (2) a legal proxy for a stockholder of record as of the Record Date or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). For all attendees, a valid, government-issued picture identification must be presented to attend the Annual Meeting. For additional information about the Annual Meeting, see "VIII. Information About the Annual Meeting."
Voting Matters and Board Recommendations
The following table summarizes the five proposals to be voted on at the Annual Meeting, if properly brought before the Annual Meeting, and the voting recommendation of our Board of Directors ("Board") for each proposal. We will also act on other business that may be properly raised before the Annual Meeting.

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
How to Vote
Your vote is very important. We encourage you to cast your vote or submit your proxy by one of the methods shown below. For detailed voting instructions, see "VIII. Information About the Annual Meeting."
2024 Business Performance Highlights
Our strategy is to create long-term stockholder value via a combination of (1) growing cash flows generated from our existing portfolio of communications infrastructure, (2) returning a meaningful portion of our cash generated by operating activities to our common stockholders in the form of dividends and (3) investing capital efficiently to grow cash flows, which is reflected in the following results for 2024:

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
Snapshot of the Director Nominees
The following tables provide summary information about our director nominees, all of which have the unanimous recommendation of the Board. For additional information about our director nominees, see "II. Election of Directors—Nominees for Director."

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
Corporate Governance Highlights
We recognize the importance of a robust corporate governance framework to promote the interests of our stockholders. Our corporate governance highlights include:

✓ Annual election of directors by majority vote	✓ Stock ownership and retention guidelines
✓ 100% of director nominees are independent	✓ Annual CEO, Board and committee evaluations
✓ Range of director nominee tenures	✓ One-share, one-vote standard
✓ Separate CEO and independent Board Chair	✓ Mandatory retirement age (72 years of age)
✓ Regular Board executive sessions	✓ Proxy access
✓ Stockholder ability to call special meetings	✓ No "poison pill"
2024 Sustainability Highlights
We are committed to operating responsibly and ethically as we strive to meet the increased need for data and connectivity through our shared infrastructure model, which is inherently sustainable. We build once and use our infrastructure for multiple tenants, resulting in the use of fewer resources – including water, energy, metals and other materials – than would otherwise be needed to construct and maintain communications infrastructure.
Governance Structure
The Board is actively engaged in the oversight of our strategy for long-term sustainability and value creation, including overseeing and assessing our risk management strategy. The Nominating, Environmental, Social and Governance Committee ("NESG Committee") assists the Board in overseeing our sustainability strategies, goals, and initiatives, receiving quarterly updates from senior management on related risks, opportunities, and progress.
2024 Progress
During 2024, we continued to progress our sustainability strategies, including our goal to be carbon neutral in Scope 1 and 2 emissions by 2025 by sourcing of renewable energy to power our operations and converting our tower lighting systems to LED, resulting in reduced energy costs and improved operational efficiency. The safety

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
and reliability of our infrastructure are central to our business and the communities we serve. Our assets are widely distributed across the U.S., minimizing the impact of any single weather event on our operations.
We proactively assess and maintain our assets to maximize resilience against extreme weather events and other risks.
Additional information regarding our sustainability initiatives and progress is available through the Investors section of our website at https://investor.crowncastle.com. The additional information on our website, including our most recent sustainability report, is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the Securities and Exchange Commission ("SEC") unless expressly noted in any such other filings.
Executive Compensation
Rewarding improvement in our financial and operating results and the creation of stockholder value are key characteristics of our compensation philosophy, which serves as the foundation of our executive compensation program. To align the interests of our executives with those of our stockholders, the focus of our executive compensation program is on incentive compensation that emphasizes "pay-for-performance," rewarding our executives for performance against pre-established financial goals and total shareholder return ("TSR"). Our executive compensation program is discussed in detail in section "IV. Executive Compensation."
Alignment of Pay and Performance
We seek to align the interests of our named executive officers ("NEOs"), including our chief executive officer ("CEO"), with the interests of our stockholders. Our executive compensation program aligns a significant portion of our NEOs' compensation with the total return experienced by our stockholders. For additional information regarding the alignment of pay and performance, see "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Summary."
2024 Pay Components
As part of our executive compensation program, we provide our NEOs with a base salary, short-term incentives ("STIs") and long-term incentives ("LTIs"). We allocate compensation among these components based on our belief that the majority of executive compensation should be paid in the form of performance-based, variable compensation, with a greater emphasis on "at risk" pay for senior executives who have greater responsibility for the business.
As illustrated below, during 2024, the compensation pay mix for Steven J. Moskowitz, our CEO as of December 31, 2024, and certain of our other NEOs, who served as executive officers of the Company as of December 31, 2024, reflects our objectives of linking pay to performance and aligning executives' interests with those of our stockholders.

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
The compensation pay mix for our other NEOs reflects the average compensation for these NEOs as a group, excluding our CEO, for 2024. For an individual breakdown of the compensation allocation for each of our NEOs, see "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements."
The following illustrates the make-up of, and performance metrics attributable to, the STIs and LTIs awarded to eligible NEOs in 2024. For additional information on the STIs and LTIs, see "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements."

CROWN CASTLE INC.	2025 PROXY STATEMENT

2025 Proxy Statement Summary
Say-on-Pay
Our stockholders have historically approved our say-on-pay proposal at a high rate, with approximately 95% of votes cast in favor of our executive compensation program at our 2024 annual meeting of stockholders ("2024 Annual Meeting"). Over the past five years, the average stockholder approval of our executive compensation program was 96%.

CROWN CASTLE INC.	2025 PROXY STATEMENT

II.  ELECTION OF DIRECTORS
Proposal 1
Pursuant to our Restated Certificate of Incorporation ("Charter"), all directors of the Board hold office for a term expiring at the first succeeding annual meeting of stockholders after their election, with each such director holding office until his or her successor shall have been duly elected and qualified ("Annual Term").
The nominees for director at the Annual Meeting are: P. Robert Bartolo, Jason Genrich, Andrea J. Goldsmith, Tammy K. Jones, Kevin T. Kabat, Anthony J. Melone, Katherine Motlagh, Kevin A. Stephens and Matthew Thornton, III. Each nominee is currently a member of the Board. If elected at the Annual Meeting, each nominee shall hold office as a director for an Annual Term.
The Board is currently comprised of 13 directors, and we have 9 director nominees standing for election at the Annual Meeting. As previously announced, (1) Cindy Christy and Ari Q. Fitzgerald notified the Company on February 20, 2025 that they would each not stand as a nominee for director at the Annual Meeting and would serve on the Board until the expiration of their respective current terms as directors at the Annual Meeting; (2) Sunit S. Patel notified the Company on March 16, 2025 of his decision to resign from the Board, effective March 17, 2025; (3) Katherine Motlagh was appointed to the Board, effective March 17, 2025. In addition, each of Steven J. Moskowitz and Bradley E. Singer will not be standing as a nominee for director at the Annual Meeting and will serve on the Board until the expiration of his respective current term as director at the Annual Meeting.
As described under "II. Election of Directors—Board Leadership Structure—Consideration of Director Nominees" below, in considering candidates for election to the Board, the NESG Committee and the Board will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character.
Each nominee has consented to be nominated and has expressed his or her intention to serve if elected. The Board expects that each of the nominees for director will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board, or the size of the Board may be reduced. For information about the nominees, see "II. Election of Directors—Nominees for Director."

✓	The Board unanimously recommends a vote FOR the following nine (9) director nominees:
	•P. Robert Bartolo •Jason Genrich •Andrea J. Goldsmith	•Tammy K. Jones •Kevin T. Kabat •Anthony J. Melone	•Katherine Motlagh •Kevin A. Stephens •Matthew Thornton, III

CROWN CASTLE INC.	2025 PROXY STATEMENT

Nominees for Director

P. Robert Bartolo	Age: 53	Director Since: 2014

Board Chair (since 2022)

Committees:
•CEO Search
•Fiber Review, Chair
•Finance
•NESG

Other Public Company Directorships:
•Cable One, Inc. (NYSE: CABO) (since 2023)

Education:
•B.S., University of Southern California
•M.B.A., Wharton School at the University of Pennsylvania

Experience:
•T. Rowe Price Group, Inc. (NASDAQ: TROW) ("T. Rowe Price"), global investment management company
◦EVP, U.S. Growth Stock Fund and Chairman, U.S. Growth Stock Fund Investment Advisory Committee (2007 – 2014)
◦Vice President and Portfolio Manager, U.S. Equity Division (2005 – 2014)
◦Co-Portfolio Manager, Media and Telecom Fund (2005 – 2007)
◦Analyst, Telecom, Tower & Cable (2002 – 2007)
•MGM Resorts International (NYSE: MGM) ("MGM Resorts"), global hospitality and entertainment company
◦Director of Finance (1997 – 2000)
•Deloitte & Touche LLP, multinational professional services network
◦Senior Auditor (1994 – 1997)
Skills and Qualifications:
•Financial and Accounting – Acquired financial expertise through his prior role as an auditor with one of the Big Four international accounting firms, his CFA designation and his service as Director of Finance at MGM Resorts, where he was responsible for regulatory filings and corporate development analysis, including the $6.4 billion acquisition of Mirage Resorts. His experience was further enhanced through a decades long career in the global investment management sector as a portfolio manager at T. Rowe Price.
•Wireless/Telecom Industry – Gained deep understanding of our business and the telecommunications industry, including business strategies around the deployment of towers, through his experience assessing companies in telecommunications and related industries while serving at T. Rowe Price as a Telecom, Tower & Cable analyst, being named Institutional Investor magazine's best buy-side telecommunications analyst in 2003 and 2005.
•Risk Management – Developed in-depth business analysis acumen, including identification and mitigation of risk, in his roles at T. Rowe Price, where he managed what was at the time the firm's largest mutual fund, the Growth Stock Fund, growing it from $32 billion to $60 billion, attracting $8 billion of new investments and achieving performance in the top 10% of comparable funds over the last 1, 3 and 5 years prior to his retirement.
•Mr. Bartolo also brings to our Board M&A, strategic planning/oversight, executive, corporate governance/ethics and public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Jason Genrich	Age: 38	Director Since: 2024

Committees:
•CEO Search
•Fiber Review
•Finance

Other Public Company Directorships:
•Switch, Inc. (NYSE: SWCH) (acquired by DigitalBridge and IFM Investors in 2022) (2021 – 2022)

Other Memberships:
•Director, Cloud Software Group (since 2022)
•Director, GoTo Group, Inc. (since 2022)
•Director, Travelport Worldwide Ltd. (since 2019)

Education:
•B.B.A., Stephen M. Ross School of Business at the University of Michigan

Experience:
•Elliott Investment Management L.P., investment management company
◦Senior Portfolio Manager (since 2022) and Equity Partner (since 2024)
◦Portfolio Manager (2018 – 2022)
◦Analyst and Associate Portfolio Manager (2014 – 2018)
•GTCR, LLC, private equity firm
◦Associate, Technology, Media and Telecommunications ("TMT") Private Equity Investment Team (2011 – 2014)
•Evercore Partners, investment banking firm
◦Analyst, Technology M&A Group (2009 – 2011)
Skills and Qualifications:
•Wireless/Telecom Industry – Developed extensive knowledge of the wireless and telecommunications industry through his career at Evercore, GTCR and Elliott where he focused on transactions and investments across the TMT industries, including digital infrastructure (such as wireless towers, fiber infrastructure, cable multiple-system operators and other broadband infrastructure) and telecommunications equipment vendors that provide core technologies to wireless and wireline service providers.
•Technology and M&A – Acquired deep insights into technology products and investments through his 15-year career analyzing value creation opportunities across the TMT industry, which included roles with investment banking and investment management firms, including the Technology M&A group at Evercore Partners, TMT investing team at GTCR and the TMT investing team at Elliott. These experiences are further enhanced through his current and previous service on the boards of several technology and digital infrastructure companies. Over the course of his career, Mr. Genrich has worked on numerous large-scale transactions, including the $16.5 billion take-private of Citrix Systems, Inc. (and its combination with TIBCO Software), a convertible preferred equity investment in Western Digital along with Apollo Global Management and other take-private and private equity transactions.
•Financial – Gained in-depth financial and capital markets expertise throughout his career in investment banking, private equity and hedge fund investing, including responsibility for fundamental analysis, financial modeling, industry and market research, and complex transactional analysis in support of investment decisions.
•Mr. Genrich also brings to our Board knowledge of strategic planning/oversight, corporate sustainability, risk management and corporate governance/ethics, as well as public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Andrea J. Goldsmith	Age: 60	Director Since: 2018

Committees:
•Compensation and Human Capital ("CHC Committee")

Other Public Company Directorships:
•Intel Corporation (NASDAQ: INTC) (since 2021)
•Medtronic plc (NYSE: MDT) (since 2019)

Other Memberships:
•Member, President's Council of Advisors on Science and Technology (PCAST) (2021-2025)

Education:
•B.S., University of California, Berkeley
•M.S., University of California, Berkeley
•Ph.D., University of California, Berkeley

Experience:
•Princeton University
◦Dean of Engineering and Applied Science and Arthur LeGrand Doty Professor of Electrical and Computer Engineering (since 2020)
•Stanford University
◦Stephen Harris Professor of Engineering (2012 – 2020)
◦Professor of Engineering (2007 – 2012)
◦Associate/Assistant Professor (1999 – 2007)
•Plume WiFi (formerly Accelera, Inc.), Wi-Fi service provider for communications service companies
◦Co-founder and CTO (2010 – 2014)
•Quantenna Communications, Inc. (NASDAQ: QTNA) (acquired by ON Semiconductor in 2019), Wi-Fi chip and software company
◦Co-founder and CTO (2005 – 2009)
Skills and Qualifications:
•Technology – Developed an understanding of telecommunications technologies through her extensive academic background in electrical and computer engineering and her career as an accomplished engineer and inventor with acclaimed, foundational work in wireless communications focused on the fundamental performance limits of wireless systems, including 5G wireless, mobile Internet of Things and smart grid design.
•Strategic Planning/Oversight and Cyber/Information Security – Her experience as Dean of Engineering at Princeton includes strategic planning and oversight for the engineering school. Her experiences on the Stanford Budget Group and Stanford Committee on Research as well as her board service at Intel Corporation and Medtronic plc include oversight of the assessment and adoption of cybersecurity and data privacy protocols to ensure the protection of enterprise platforms. Dr. Goldsmith contributes additional significant experience overseeing M&A transactions obtained through her board service at Intel Corporation and Medtronic plc.
•Academia/Education – Gained over three decades teaching electrical engineering and applied science at some of the most prestigious research institutions in the United States, becoming Dean of Princeton's School of Engineering and Applied Science, authoring or co-authoring four books on wireless communications and holding 38 patents.
•Dr. Goldsmith also brings to our Board wireless/telecommunications industry, public company board and executive experience, as well as knowledge of corporate governance/ethics.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Tammy K. Jones	Age: 59	Director Since: 2020

Committees:
•Audit
•CEO Search
•Finance
•NESG, Chair

Other Public Company Directorships:
•Veris Residential, Inc. (NYSE: VRE) ("Veris")
•Monogram Residential Trust, Inc. (NYSE: MORE) (acquired by Greystar Growth and Income Fund, LP in 2017) ("Monogram") (2016 – 2017)

Other Memberships:
•Chair, Real Estate Executive Council
•Member, Executive Leadership Council

Education:
•B.A., Cornell University
•M.B.A., J. Mack Robinson College of Business at Georgia State University

Experience:
•Basis Investment Group, LLC, multi-strategy commercial real estate private equity investment platform
◦Founder and CEO (since 2009)
•CWCapital LLC, U.S. debt investment platform previously owned by Caisse de dépôt et placement du Québec
◦Senior Managing Director, Head of Capital Markets Lending Division (2004 – 2009)
•Commercial Capital Initiatives, Inc. (a subsidiary of GMAC Commercial Mortgage Corporation), a commercial real estate company
◦SVP (1997 – 2004)
•Equitable Real Estate Investment Management, pension fund advisor and investment manager
◦Director (1990-1997)
Skills and Qualifications:
•REIT Industry and Corporate Sustainability – Demonstrated track record of delivering strong returns for individual and institutional stakeholders through extensive investment experience in commercial real estate transactions and leadership roles on public REIT boards. As a member of the Strategic Review Committee of the board of Monogram, Ms. Jones oversaw the take-private sale of the company, which resulted in a 22% premium to the share price. As Chair of the board of Veris and formerly Lead Independent Director, she led the board in the company's successful transformation from a capital-intensive office owner to a pure play multifamily REIT, as well as its CEO transition, the sale of $2.5 billion of non-strategic assets and the pay down of $1 billion in debt, improving the operating platform and outperforming peers. In addition, Ms. Jones has been a driving force and leader in the implementation of sustainability strategies at Veris and Crown Castle.
•Financial and M&A – Gained extensive experience with strategic financial transactions and capital allocation throughout her career closing over $25 billion in commercial real estate transactions across the U.S., including with joint venture negotiation, capital markets, leasing, structuring, and investment. Successfully deployed capital in real estate on behalf of some of the country's largest public pension plans and institutional investors while consistently achieving top quartile returns.
•Strategic Planning/Oversight – Developed throughout her career, over three decades of making strategic investment decisions, and most recently as founder and CEO of one of the few woman-owned diversified commercial real estate investment platforms overseeing the development and execution of the firm's investment strategy, operations, finance, and technology as well as closing $8 billion in transactions and managing a portfolio, which includes more than 15,000 multifamily units.
•Ms. Jones also brings to our Board public company board and executive experience, as well as corporate governance/ethics, risk management, operations, accounting, academia/education and HR/compensation expertise.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Kevin T. Kabat	Age: 68	Director Since: 2023

Committees:
•CHC
•CEO Search, Chair
•NESG

Other Public Company Directorships:
•NiSource Inc. (NYSE: NI) (since 2015)
•Unum Group (NYSE: UNM) (since 2008)
•AlTi Global Inc. (NASDAQ: ALTI) (January 2023 – August 2023)
•E*TRADE Financial Corporation (NASDAQ: ETFC) ("E*TRADE") (2016 – 2020)

Education:
•B.S., John Hopkins University
•M.S., Purdue University

Experience:
•Fifth Third Bancorp (NASDAQ: FITB), diversified financial services company
◦CEO and Vice Chairman of the Board (2012-2016)
◦CEO (2007 – 2012)
◦CEO and Chairman (2008 – 2010)
◦Executive Vice President ("EVP") (2003 – 2006)
◦President and CEO, Fifth Third Bank Michigan (2001 – 2003)
•Old Kent Financial Corporation, bank holding company acquired by Fifth Third Bank in 2021
◦Held a number of management and executive positions including as Vice Chairman and President (1982 – 2001)
Skills and Qualifications:
•Financial and M&A – Obtained financial acumen through his more than a three-decade career in the financial services sector, leading one of the largest U.S. diversified financial services companies, which contributed to his deep understanding of financial markets. During his tenure at Fifth Third Bancorp, Mr. Kabat oversaw a successful spin-off of the company's processing division, which was pivotal to the successful execution of its recapitalization strategy. He also served as Lead Independent Director of E*TRADE, overseeing the acquisition of the company by Morgan Stanley in an all-stock transaction valued at approximately $13 billion.
•Risk Management – Developed valuable risk management skills through his operational and executive leadership roles with an increasing amount of complexity in the financial services industry, as demonstrated by his CEO tenure at Fifth Third Bancorp, which he successfully navigated through a volatile market environment during the 2008 financial crisis and subsequent economic recovery. His extensive experience serving on public company boards contributes to the Board's risk oversight.
•Strategic Planning/Oversight and Operations – Gained a deep understanding of operating in a highly regulated operational environment and balancing the interests of many stakeholders while serving as CEO of Fifth Third Bancorp, where he was responsible for overseeing the strategic direction of the company, leading a shift toward a customer-centric culture and introduction of robust digital service offerings in response to customer demand for efficient digital payment options.
•Mr. Kabat also brings to our Board knowledge of accounting, HR/compensation, academia/education and corporate governance/ethics, as well as executive and public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Anthony J. Melone	Age: 64	Director Since: 2015

Committees: •Audit, Chair •Fiber Review Other Public Company Directorships: •ADTRAN, Inc. (NASDAQ: ADTN) (2016 – 2020) Education: •B.S., Villanova University •M.S.E., University of Pennsylvania
Experience:
•Crown Castle Inc.
◦Special Advisor (April 2024 – May 2024)
◦Interim President and CEO (January 2024 – April 2024)
•Verizon Communications Inc. (NYSE, NASDAQ: VZ), leading communications technology company and network provider
◦EVP and CTO (2010 – 2015)
◦Served in a variety of positions with Verizon Wireless, a subsidiary of Verizon (2000 – 2010), including as SVP and CTO (2007 – 2010)
Skills and Qualifications:
•Wireless/Telecom Industry – Gained understanding of our business and the communications infrastructure industry, along with extensive knowledge of our customers and their evolving expectations over his more than 35 years in the telecommunications industry, including responsibility for managing infrastructure assets and over 20,000 communications towers and over 50,000 wireless cell sites.
•Technology – Acquired an advanced understanding of telecommunications technologies, regulatory compliance requirements and related emerging technological trends while serving in leadership positions at Verizon, including his role as CTO for Verizon, and its subsidiary Verizon Wireless, where he successfully oversaw the transition of the wireless network from 3G to 4G standard and the launch of the nation's first wireless broadband wide-area network. He played a pivotal role in overseeing multiple platform integrations in support of Verizon's M&A strategy, facilitating interoperability to support reliable network service.
•Strategic Planning/Oversight – Developed through his direct responsibility as CTO at Verizon, where he oversaw a large-scale capital investment program designed to enhance and expand the company's nationwide wireless network, including his leadership role in planning and implementing network quality and coverage performance initiatives.
•Mr. Melone also brings to our Board knowledge of finance, operations, risk management, HR/compensation, corporate governance/ethics and also brings public company board and executive experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Katherine Motlagh	Age: 51	Director Since: 2025

Committees:
•Audit (effective March 23, 2025)
•Finance (effective March 23, 2025)

Other Public Company Directorships:
•EVgo, Inc. (NASDAQ: EVGO) (since April 2022)
•Aeva Technologies, Inc. (NASDAQ: AEVA) (since March 2025)

Other Memberships:
•Director, Institute of Management Accountants - National and European Board (2007 – 2009; 2016 – 2018)

Education:
•B.S., Financial University (Moscow, Russia)
•M.S., Financial University (Moscow, Russia)

Experience:
•CyrusOne LLC (NASDAQ: CONE) ("CyrusOne"), a global data center developer and operator delivering digital infrastructure solutions
◦EVP and CFO (2020 – 2023)
•American Tower Corporation (NYSE: AMT) ("AMT"), global provider of wireless infrastructure
◦CFO, Europe, Middle East and Africa and Latin America (2015 – 2020)
•Ericsson, Inc. (NASDAQ: ERIC) ("Ericsson"), a multinational networking and telecommunications company
◦Customer Unit and Delivery Unit CFO (2011 – 2015)
Skills and Qualifications:
•Wireless/Telecom Industry – Gained an understanding of our business and the wireless communications infrastructure industry over her more than 20 year career in the telecommunications industry, where she held various finance and accounting leadership roles at CyrusOne, AMT, Ericsson, Nokia Corporation, and Nextel Communications, Inc. (acquired by Sprint Corporation in 2013).
•Finance and Accounting – Served as a member of the executive management team of CyrusOne and was responsible for its accounting, finance, capital markets, tax, procurement, and investor relations. She is also a licensed Certified Public Accountant.
•Strategic Planning/Oversight – Gained extensive expertise during her tenure as CFO at CyprusOne and as a divisional CFO at AMT in strategic leadership and oversight of financial activities and financial reporting, management of international tax policy, and planning and internal control compliance, and, while at AMT, oversaw international businesses in 18 countries and led a global finance organization of over 300 employees.
•Ms. Motlagh also brings to our Board knowledge of risk management, corporate governance, HR/compensation, operations, and M&A and also brings executive, corporate sustainability and public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Kevin A. Stephens	Age: 63	Director Since: 2020

Committees:
•Audit
•CHC
•Fiber Review

Other Public Company Directorships:
•Keysight Technologies, Inc. (NYSE: KEYS) (since 2022)

Other Memberships:
•Director, Consumer Cellular Inc., a private company
•Member, The Executive Leadership Council

Education:
•B.B.A., University of Michigan
•M.B.A., University of Southern California

Experience:
•Altice USA, Inc. (NYSE: ATUS) ("Altice"), provider of broadband communications and video services
◦EVP and President, Business Services Division (2015 – 2019)
•Suddenlink Communications, Inc. ("Suddenlink") (acquired by Altice in 2015), internet and cable provider
◦Served in multiple senior leadership positions, including as President, Commercial and Advertising Operations (2006 – 2015)
•Served in various senior leadership positions at Cox Communications, Inc., Choice One Communications and Xerox Corporation
Skills and Qualifications:
•Telecom Industry – Gained extensive experience in the fiber and telecommunications industry while serving in leadership positions at a number of companies in the sector, developing deep knowledge of customer preferences, distribution channels and industry segments, including in his most recent position at Altice, where he held responsibility for full profit and loss ("P&L") and operations, as well as oversight of all functional areas.
•M&A – Acquired significant expertise by playing a key role throughout his career in all phases of the M&A process, including executing 10 corporate acquisitions across three companies. Following the $20 billion acquisition of Cablevision by Altice, Mr. Stephens led the integration of three business-to-business organizations into one business, creating operational efficiencies by redefining the strategy for the combined company and reinvigorating the product pipeline, which delivered accelerated revenue growth. Mr. Stephens also served as advisor in 2020 to Morgan Stanley Infrastructure Partners in connection with a $3.2 billion acquisition of a fiber infrastructure company.
•Strategic Planning/Oversight – Developed a strong track record of designing and executing profitable enterprise expansion strategies in both start-up and Fortune 500 companies, including creating a new wholesale line of business at Suddenlink, which developed into a significant revenue contributor for the company.
•Mr. Stephens brings to our Board operations, financial, corporate governance/ethics, HR/compensation, technology and corporate sustainability expertise and executive and public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Matthew Thornton, III	Age: 66	Director Since: 2020

Committees:
•CHC, Chair

Other Public Company Directorships:
•Sherwin Williams Company (NYSE: SHW) (since 2014)
•Trustee of registered investment companies in the Nuveen funds complex (since 2020)

Other Memberships:
•Member, The Executive Leadership Council

Education:
•B.A., University of Memphis
•M.B.A., University of Tennessee, Knoxville

Experience:
•FedEx Corporation (NYSE: FDX) ("FedEx"), leading transportation, ecommerce and services company (1978 – 2019)
◦EVP and COO, FedEx Freight Corporation (2018 – 2019)
◦SVP, U.S. Operations, Federal Express Corporation ("FedEx Express"), a subsidiary (2006 – 2018)
◦SVP, Air, Ground and Freight Services, FedEx Express (2004 – 2006)
◦Vice President, Regional Operations (Central Region), FedEx Express (1998 – 2004)
Skills and Qualifications:
•Operations – Gained significant strategic operations and logistics management experience through his broad range of positions over a more than four-decade career at FedEx, where he was responsible for domestic and international P&L and improved the operational performance of multiple business segments. In his most recent role as COO of FedEx Freight, he managed nearly 380 service centers, which included international efforts, transportation, field operations and customer service among other crucial business areas, with an annual revenue of nearly $8 billion.
•Strategic Planning/Oversight – Obtained extensive strategic planning experience leading transformational growth initiatives at FedEx, including the development and implementation of an E-commerce platform to facilitate growth, improve service reliability and operational efficiency. This experience was further expanded through his service on the board of Sherwin Williams Company, where he oversaw multiple strategic acquisitions and divestitures to drive value creation opportunities.
•HR/Compensation – Acquired over his career, including in his most recent positions, where he oversaw more than 45,000 employees and initiated company-wide efforts to improve network health, on time performance and operational improvements. He was able to achieve record level employee engagement ratings and productivity under his tenure, while maintaining industry-leading practices in driver and workplace safety.
•Mr. Thornton also brings to our Board knowledge of risk management, corporate sustainability, technology, corporate governance/ethics, risk management as well as financial, executive and public company board experience.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Board Matrix
The following matrix provides information regarding the nominees for director, including certain types of knowledge, skills, experiences and attributes possessed by one or more of our directors which the Board believes are relevant to our business, industry or REIT structure. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean that the director in question lacks such knowledge, skill or expertise or is unable to contribute to the decision-making process in that area and indicates instead that such director does not satisfy the Company's definition associated with such designated skill or expertise. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Bartolo	Genrich	Goldsmith	Jones	Kabat	Melone	Motlagh	Stephens	Thornton
Knowledge, Skills and Experience									
Public Company Board Experience	•	•	•	•	•	•	•	•	•
Financial	•	•		•	•	•	•	•	•
Risk Management	•	•		•	•	•	•		•
Accounting	•			•	•		•		
Corporate Governance / Ethics	•	•	•	•	•	•	•	•	•
HR / Compensation				•	•	•	•	•	•
Executive Experience	•		•	•	•	•	•	•	•
Operations				•	•	•	•	•	•
Strategic Planning / Oversight	•	•	•	•	•	•	•	•	•
Technology		•	•			•		•	•
Mergers and Acquisitions	•	•		•	•		•	•	
Wireless / Telecom / REIT Industry	•	•	•	•		•	•	•	
Academia / Education			•	•	•				
Cyber / Information Security			•						
Corporate Sustainability		•		•			•	•	•
Demographics									
Race/Ethnicity									
African American				•				•	•
Asian / Pacific Islander									
White / Caucasian	•	•	•		•	•	•		
Hispanic / Latino									
Native American									
Gender									
Male	•	•			•	•		•	•
Female			•	•			•		
Board Tenure									
Years	11	1	7	4	2	10	<1	4	4

CROWN CASTLE INC.	2025 PROXY STATEMENT

Board Leadership Structure
For over 20 years, the roles of our Board Chair and CEO have been filled by two different persons. Notwithstanding the foregoing, our Corporate Governance Guidelines provide that the Board does not maintain a firm policy with respect to the separation of the offices of Board Chair and CEO. The Board believes that it is in the best interests of our stockholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Board Chair or CEO based on the relevant facts and circumstances applicable at such time.
Meetings
During 2024, the Board held 22 meetings (seven regularly scheduled and 15 special). In 2024, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all Board committees ("Committees") on which he or she served during the period in which he or she was a director.
Our Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend our annual meeting of stockholders. Each of the directors serving on the Board at the time of our 2024 Annual Meeting attended the 2024 Annual Meeting.
The non-management directors generally meet in executive session at each regularly scheduled meeting of the Board (typically four times per year). In addition, the Board meets at least once a year in executive session with only independent directors present. The independent Board Chair, P. Robert Bartolo, presides at the executive sessions of non-management directors and of independent directors.
Director Time Commitments
As further described under "—Board Committees—Standing Committees—Nominating, Environmental, Social and Governance Committee—Consideration of Director Nominees" below, as part of its annual review of director nominees for election, the NESG Committee reviews, among other factors, the attendance and other commitments of individual directors. Under our Corporate Governance Guidelines, directors are expected to notify the Chair of the NESG Committee, the Company's General Counsel and the Company's Corporate Secretary in advance of accepting (1) an invitation to serve on the board of directors of any other company and (2) if a director serves on the audit committee of three or more public companies (including our Audit Committee of the Board ("Audit Committee")), an appointment to serve on an additional audit committee of another public company's board of directors. Our Corporate Governance Guidelines further provide that, without the approval and consent of the NESG Committee or the Board, a director will not serve (1) on the boards of more than four public companies (including the Company) or (2) if the director serves as a sitting CEO (or equivalent) or executive officer of a public company (including the Company), on the board of more than one public company in addition to the board of the public company for which such director serves as CEO (or equivalent) or executive officer. The NESG Committee and the Board may take into account the nature of and time involved in a director's service on other boards (and committees thereof) in evaluating the suitability of individual directors and making its recommendations to the Company's stockholders. Service on boards of other companies (or committees thereof) should be consistent with the Company's conflict of interest policies.
The NESG Committee conducts an annual review of director commitment levels and affirms that each director complies with the levels set forth in our Corporate Governance Guidelines at such time. All directors and director nominees currently comply with the director commitment levels set forth in our Corporate Governance Guidelines. In addition, Mr. Singer is currently a member of the audit committees of three other public company boards. The Board has determined that such simultaneous service does not impair the ability of Mr. Singer to effectively serve on our Audit Committee, with Mr. Singer recusing himself from the determination.
Risk Oversight
Management is primarily responsible for assessing and managing our various exposures to risk on a day-to-day basis. Our Internal Audit department serves as the primary monitoring and testing function for company-wide policies and procedures, including policies and procedures regarding our risk management strategy. Such strategy includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic,

CROWN CASTLE INC.	2025 PROXY STATEMENT

financial, operational, compliance and reporting levels. The Board is responsible for overseeing and assessing our risk management strategy. In addition, at least annually, the Board, through its Committees, and management engage in an interactive review and evaluation of the risks that are essential and mission critical to our business and operations ("Mission Critical Risks"). The Board exercises these responsibilities periodically as part of its meetings and also through its Committees, each of which examines various components of risk in connection with its responsibilities.
Our Vice President—Audit and Security reports to the Audit Committee and provides periodic updates (generally quarterly) to the Audit Committee with respect to the Internal Audit department's activities, including with respect to risk management matters and the audit agenda. In addition, an overall review of risk is inherent in the Board's consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board's role in risk oversight is consistent with the Board's current leadership structure, with the CEO and other members of senior management having responsibility for assessing, managing and mitigating, when appropriate, risk exposure, and the Board and its Committees providing oversight and review in connection with those efforts.
Oversight of Cybersecurity Risk
Our EVP and Chief Information Officer ("CIO") reports on a periodic basis (generally semi-annually, or more frequently, as needed) to the Audit Committee regarding cybersecurity risk exposure and cybersecurity risk management strategy. The Board also may review and assess cybersecurity risks in connection with its review of the Company's Mission Critical Risks. For more information regarding cybersecurity matters, please refer to "Item 1C. Cybersecurity" in our 2024 Form 10-K.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Board Committees
The Board has four standing Committees: Audit Committee, CHC Committee (formerly, Compensation Committee), NESG Committee and Finance Committee. In December 2023, we entered into a Cooperation Agreement, as amended, with Elliott, pursuant to which (among other things) we agreed to establish a Fiber Review Committee and a CEO Search Committee, which were each formed in January 2024. At its meeting on May 22, 2024 ("May Meeting"), and following the appointment of Mr. Moskowitz as the Company's President and CEO in April 2024, the Board took action to dissolve the CEO Search Committee, effective as of the May Meeting. In addition, at its May Meeting, the Board took further action to dissolve the Strategy Committee and form the Finance Committee, each effective as of the date of the May Meeting. In connection with the departure of Steven J. Moskowitz as the Company's President and CEO effective March 23, 2025, the Board reinstated the CEO Search Committee, effective March 23, 2025. The following pages summarize the responsibilities and function of each of the standing Committees in 2024, including the dissolved Strategy Committee, as well as the CEO Search Committee and Fiber Review Committee.
The following table shows the current chairs and members of each of the current Committees and the independence status of each Board member:
Copies of the Committee charters of each of the Audit Committee, CHC Committee, NESG Committee, Finance Committee, CEO Search Committee and Fiber Review Committee can be found on our website at https://investor.crowncastle.com, and such information is also available in print to any stockholder who requests it through our Corporate Secretary. The information on our website, including such Committee charters, is not, and shall not be deemed to be, incorporated by reference into this Proxy Statement or any other filings with the SEC unless expressly noted in any such other filings.
Standing Committees
•    Audit Committee
Number of Meetings in 2024: 10
Functions and Authority:
•    providing oversight of:
•    our financial statements and accounting practices;
•    the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;
•    our compliance with legal and regulatory requirements;
•    the qualifications and independence of our independent registered public accountants ("Auditors");
•    the performance of our internal audit function and the Auditors; and
•    our systems of internal controls regarding finance, accounting, cybersecurity, legal compliance and ethics;
•    assisting the Board in overseeing and assessing our risk management strategy by examining risks within the Audit Committee's purview;
•    reviewing with management the Company's significant cybersecurity and other information technology risks, controls and procedures, including internal policies, plans and processes to monitor, mitigate and remediate such risks;
•    selecting and appointing the Auditors; and
•    reviewing and approving audit and non-audit services to be performed by the Auditors.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Audit Committee Financial Expert: The Board has determined that (1) Mr. Singer and Mses. Jones and Motlagh meets the requirements of an audit committee financial expert pursuant to applicable SEC rules, (2) each of the current members of the Audit Committee also meets the requirements of an independent director pursuant to the NYSE listing standards and (3) each of the current members of the Audit Committee is financially literate. For information regarding each Audit Committee member's business experience, see "II. Election of Directors—Nominees for Director."
For additional information regarding the Audit Committee, see "III. Ratification of Appointment of Independent Registered Public Accountants—Audit Committee Matters."
•    Compensation and Human Capital Committee
Number of Meetings in 2024: 8
Functions and Authority:
•    assisting the Board with its responsibilities relating to compensation of our executives;
•    developing an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
•    designing, recommending to the Board, administering and evaluating our executive compensation plans, policies and programs;
•    overseeing the administration of our incentive compensation and equity-based compensation plans;
•    approving and recommending to the independent directors of the Board the CEO's goals and objectives, including conducting an annual evaluation of the CEO's performance considering those goals, and objectives, and the compensation of the CEO;
•    reviewing and approving actions relating to the compensation of the executive officers reporting to the CEO;
•    reviewing whether our compensation plans, policies and programs are competitive and consistent with our long-term strategy, corporate values and accepted legal practices;
•    reviewing, approving and making recommendations to the Board with respect to incentive compensation, equity-based plans and other compensation arrangements that require approval by the Company's stockholders;
•    retaining, terminating and approving the fees of any compensation consultants to assist the CHC Committee with its duties;
•    assisting the Board in overseeing the Company's strategies and policies for human capital development and training, talent retention and recruitment, Company culture and engagement, and management (other than CEO) succession planning; and
•    assisting the Board in overseeing and assessing our risk management strategy by examining risks within the CHC Committee's purview.
In carrying out the above functions, the CHC Committee has the authority to form and delegate any of its authorities and responsibilities to subcommittees comprised of one or more of its members as it deems appropriate and to delegate responsibility for the day-to-day management of executive compensation to the senior officers of the Company.
Executive Compensation Process and Procedures: Over the course of several meetings throughout the year, the CHC Committee annually reviews executive compensation, including base salary, STI compensation, LTI compensation and other benefits. In performing its duties, the CHC Committee obtains advice, as it deems necessary, from an independent compensation consultant engaged directly by the CHC Committee ("Compensation Consultant"). While the Compensation Consultant is engaged by the CHC Committee, it works with management, including members of our HR department and our CEO, in developing compensation studies as directed by the CHC Committee. For 2024, FW Cook served as the Compensation Consultant. In addition, in the case of compensation decisions relating to executives other than the CEO, the CHC Committee seeks and obtains input from the CEO. The CHC Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Additional information regarding the CHC Committee's

CROWN CASTLE INC.	2025 PROXY STATEMENT

processes and procedures for consideration and determination of executive compensation is provided below at "IV. Executive Compensation—Compensation Discussion and Analysis."
Compensation Committee Interlocks and Insider Participation: None of the members of the CHC Committee during 2024, or as of the date of this Proxy Statement, is or has been one of our officers or employees. In addition, during 2024, none of our executive officers served on the compensation committee (or board, in the absence of a compensation committee) of any company that employed any member of our CHC Committee or Board.
•    Nominating, Environmental, Social and Governance Committee
Number of Meetings in 2024: 10
Functions and Authority:
•    assisting the Board by identifying individuals qualified to become Board members and recommending director nominees for election by the stockholders or for appointment to fill vacancies;
•    recommending to the Board director nominees for each Committee of the Board;
•    advising the Board about the compensation of the non-employee directors of the Board, including the philosophy related thereto, and making recommendations with respect thereto;
•    assisting the Board in overseeing the Company's sustainability strategy, goals and initiatives;
•    advising the Board about appropriate composition of the Board and its Committees;
•    advising the Board about and recommending to the Board appropriate corporate governance practices and assisting the Board in implementing those practices;
•    developing and periodically reviewing and assessing the CEO succession plan and assisting the Board in evaluating potential successors to the CEO position;
•    leading the annual evaluation of the Board and its Committees; and
•    assisting the Board in overseeing and assessing our risk management strategy by examining risks within the NESG Committee's purview.
Common Stock Ownership and Retention Guidelines: The Board has adopted stock ownership and retention guidelines generally providing that each of our non-employee directors should seek to establish and maintain by the fifth anniversary of the date such director is appointed to the Board beneficial ownership of a number of shares of Common Stock, having a value sufficient to satisfy a stock ownership level of three times the Annual Equity Grant (defined below) (exclusive of the additional equity award amount for a non-employee Board Chair) for non-employee directors (currently $230,000). A non-employee director generally has until the fifth anniversary after the date of an increase in the Annual Equity Grant to meet the incremental increase to the stock ownership level as a result of such Annual Equity Grant increase.
Common Stock retention guidelines for non-employee directors are substantially similar to those applicable to our executives as described in "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Governance, Policy and Practice—Stock Ownership and Retention Guidelines" below.
Consideration of Director Nominees: The NESG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NESG Committee takes into account the entirety of each candidate's credentials and, subject to the discussion below, currently does not maintain any specific minimum qualifications that must be met by an NESG Committee recommended nominee.
While the NESG Committee does not maintain a formal list of minimum qualifications in making its evaluation and recommendation of candidates, the NESG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. In addition, the NESG Committee considers issues of diversity, including with respect to experience, expertise, viewpoints, skills, race, ethnicity and gender, in connection with the director selection process. Further, the NESG Committee reviews the director time commitments of director nominees and may take into account the nature of and time involved in a

CROWN CASTLE INC.	2025 PROXY STATEMENT

nominee's service on other boards (and committees thereof) in evaluating the suitability of individual directors and making its recommendations to the Company's stockholders, as further described above at "—Director Time Commitments." The NESG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition or the NESG Committee's perception about future issues and needs.
The NESG Committee may consider candidates for the Board from any reasonable source, including from a third party search firm engaged by the NESG Committee or through stockholder recommendations (provided the procedures set forth below in "VIII. Other Matters—Stockholder Recommendation of Director Candidates" are followed). The NESG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder. However, in evaluating a candidate's relevant experience, the NESG Committee may consider previous experience as a member of the Board.
The NESG Committee has structured the Board such that there are directors of varying tenures, with new directors and perspectives joining the Board every few years as circumstances warrant, while retaining the institutional memory of longer-tenured directors. The NESG Committee believes that longer-tenured directors, balanced with less-tenured directors, enhance the Board's oversight capabilities and its collective business acumen. The Company maintains a mandatory Board retirement policy, pursuant to which the Board will not nominate any non-employee director for election or re-election who has reached 72 years of age.
•    Finance Committee
Number of Meetings in 2024: 3
Functions and Authority:
•    assisting the Board in oversight of the Company's investments, acquisitions and divestitures, capital and financing plans and activities, including dividends, share repurchases, debt financings and other borrowings, and balance sheet and other related financial matters;
•    periodically reviewing and reassessing implementation of, and compliance with, the investment strategies, guidelines and policies of the Company;
•    authorizing borrowing and debt repurchases, refinancings and retirement by the Company in furtherance of the financial and capital plans and activities of the Company; and
•    reviewing and discussing the credit and financial strength ratings of the Company and its subsidiaries, ratings strategy and the nature of dialogue with rating agencies.
•    Strategy Committee (Dissolved May 2024)
Number of Meetings in 2024: 1
Functions and Authority:
•    assisting the Board in overseeing the development and execution of the Company's strategy, including its strategic plans and initiatives;
•    reviewing and assessing with management the Company's strategy development and execution;
•    advising the Board and management on strategy-related issues and direction; and
•    assisting the Board in overseeing and assessing our risk management strategy by examining risks within the Strategy Committee's purview.
Additional Committees
•    Fiber Review Committee
Number of Meetings in 2024: 19
Functions and Authority:
•assisting the Board by overseeing and directing the Board and management's review of the strategic and operational alternatives that may be available to the Company with respect to the Company's fiber and

CROWN CASTLE INC.	2025 PROXY STATEMENT

small cell business, including but not limited to potential sale, merger, spin-off, joint-venture and financing transactions as well as a range of operational opportunities for improved value creation ("Alternatives"); and
•providing to the Board recommendations based on the conclusions of its review of the Alternatives.
•    CEO Search Committee
Number of Meetings in 2024: 11
Functions and Authority:
•conduct a search to identify candidates for the Company's next President and CEO and recommend such candidates to the Board for consideration by the Board for appointment to the position of President and CEO of the Company.
Subsequent to the appointment of Mr. Moskowitz as our President and CEO effective April 11, 2024, the Board dissolved the CEO Search Committee in May 2024. The Board reinstated the CEO Search Committee in March 2025 as a result of the departure of Mr. Moskowitz as our President and CEO effective March 23, 2025.
Board Independence
The Board has affirmatively determined that each member of the Board standing for election at the Annual Meeting has no material relationship with us and is an independent director, as defined under NYSE listing standards.
To assist in its determination of director independence, the Board has adopted certain categorical standards, as set forth on Appendix A hereto. The Board determined the independence of the Company's directors and director nominees taking into account such standards.
Board Compensation
The Board maintains a compensation arrangement for the Board's non-employee directors, subject to the NESG Committee's periodic review (a director who is also an employee of ours receives no additional compensation for services as a director). In the first quarter of 2024, the NESG Committee, with the assistance of the Compensation Consultant, reviewed the Board's non-employee director compensation arrangement. The NESG Committee reviewed a competitive market analysis prepared by such Compensation Consultant, comparing the Board's compensation arrangement to those of the companies comprising our 2024 Peer Group (as defined in "IV. Executive Compensation—Compensation Discussion and Analysis"). Based on the results of the competitive market analysis, the NESG Committee determined, and the Board ratified, that the following changes be made to the compensation program for non-employee directors to remain competitive with our peers: (1) the adoption of an annual cash retainer for the members of the Fiber Review Committee and CEO Search Committee and (2) in the case of the non-executive Board Chair, an increase to the Annual Equity Grant (as defined below) from $330,000 to $380,000. In addition, in the third quarter of 2024, the Board unanimously approved the adoption of an annual cash retainer for the members of the Finance Committee effective as of May 22, 2024, the formation date of the Finance Committee.
For 2024, the Board compensation arrangement was comprised of the following types and levels of compensation:
•    Initial Equity Grant.  Each newly appointed non-employee director typically receives a grant, pursuant to our LTI plan, of a number of unrestricted shares of Common Stock having a valuation equal to approximately $90,000, priced at the per share closing price of the Common Stock as of the effective date of the director's appointment or election ("Initial Equity Grant"); provided, that if a director is appointed or elected on or about the date of an Annual Equity Grant (defined below), the director generally receives the Annual Equity Grant in lieu of an Initial Equity Grant.
•    Annual Equity Grant.  Each year, following the Board's first regularly scheduled meeting, each non-employee director typically receives a grant of unrestricted shares of Common Stock ("Annual Equity Grant"), which is pro-rated for any director not expected to serve past that year's annual meeting of stockholders. For 2024, the valuation of the Common Stock grant was equal to approximately $230,000 ($380,000 in the case

CROWN CASTLE INC.	2025 PROXY STATEMENT

of the non-executive Board Chair), based upon the per share closing price of the Common Stock as of the date of such Board meeting.
•    Retainers.  Each non-employee director typically receives an annual cash retainer, paid quarterly, for serving on the Board ("Board Retainer"), which for 2024 was $85,000. In addition, non-employee directors are eligible to receive annual cash retainers for service on the Committees ("Committee Retainers") for 2024 as detailed below.
2024 Committee Retainers(a)

Board Committee	Committee Chair	Committee Member(b)
Audit Committee	$30,000	$15,000
CEO Search Committee	$20,000	$10,000
CHC Committee	$25,000	$12,500
Fiber Review Committee	$25,000	$12,500
Finance Committee	$20,000	$10,000
NESG Committee	$20,000	$10,000
Strategy Committee	$20,000	$10,000

(a)    Committee Retainers for the CEO Search Committee and Strategy Committee were paid to members serving on each respective Committee for the two quarters in 2024 prior to each such Committee's dissolution, and the Committee Retainer for the Finance Committee was paid to members serving on such Committee for the two quarters in 2024 subsequent to its formation in May 2024.
(b)    Represents Committee Retainers paid to members (other than chair) of the respective Committees.
For non-employee directors who serve on the Board or its Committees for less than the full fiscal year, the Board Retainer and any applicable Committee Retainer are typically paid only with respect to the quarters in which they served.
•    Other Compensation.  Each non-employee director is eligible to participate, at such director's election, in our medical (including vision) and dental plans.
•    Expense Reimbursement and Continuing Education.  In addition to the foregoing, non-employee directors are reimbursed for reasonable expenses (1) incidental to service on the Board and (2) related to continuing education activities regarding corporate governance, director roles and responsibilities and other matters relating to director duties.

Director Compensation Table for 2024
The following table sets forth the compensation earned by our non-employee directors in 2024. Ms. Motlagh does not appear in the following table as she was appointed to the Board effective March 17, 2025. Pursuant to Instruction 3 to Item 402(c) of Regulation S-K, Mr. Melone's compensation as a non-employee director prior to and following his service as Interim President and CEO and as Special Advisor is set forth in the Summary Compensation Table and in the other tables under "IV. Executive Compensation." During his tenure as Interim

CROWN CASTLE INC.	2025 PROXY STATEMENT

President and CEO and as Special Advisor, Mr. Melone did not receive additional compensation as a director of the Board.

	Fees Earned or Paid in Cash
	Board Retainer ($)(a)	Cmte Chair Retainer ($)(b)	AC Member Retainer ($)(c)	CHCC Member Retainer ($)(d)	NESGC Member Retainer ($)(e)	SC Member Retainer ($)(f)	FC Member Retainer ($)(g)	FRC Member Retainer ($)(h)	CEOSC Member Retainer ($)(i)	Total Cash ($)(j)	Stock Awards ($)(k)	All Other Comp ($)(l)	Total Director Comp ($)(m)
P. Robert Bartolo	85,000	25,000	7,500	6,250	5,000	5,000	5,000	—	5,000	143,750	379,930	24,161	547,841
Cindy Christy	85,000	—	—	12,500	10,000	5,000	—	—	—	112,500	229,918	—	342,418
Ari Q. Fitzgerald	85,000	—	—	12,500	10,000	5,000	—	—	—	112,500	229,918	—	342,418
Jason Genrich	85,000	—	—	—	—	—	5,000	12,500	5,000	107,500	319,890	—	427,390
Andrea J. Goldsmith	85,000	10,000	—	6,250	5,000	—	—	—	—	106,250	229,918	—	336,168
Tammy K. Jones	85,000	30,000	15,000	—	—	5,000	5,000	—	—	140,000	229,918	—	369,918
Kevin T. Kabat	85,000	—	—	12,500	10,000	—	—	—	5,000	112,500	229,918	—	342,418
Anthony J. Melone(n)	—	—	—	—	—	—	—	—	—	—	—	—	—
Sunit S. Patel	85,000	—	15,000	—	—	—	5,000	12,500	—	117,500	319,890	—	437,390
Bradley E. Singer	85,000	10,000	15,000	—	—	—	—	—	—	110,000	319,865	—	429,865
Kevin A. Stephens	85,000	15,000	7,500	12,500	—	5,000	—	12,500	—	137,500	229,918	15,359	382,777
Matthew Thornton	85,000	25,000	—	—	—	5,000	—	—	—	115,000	229,918	—	344,918

(a)    Represents the 2024 Board Retainer earned by the non-employee directors.
(b)    Represents the committee chair retainer earned by each Committee chair in 2024.
(c)    Represents the 2024 Audit Committee member retainer earned by members of the Audit Committee (other than the chair of the Audit Committee), with Mr. Bartolo receiving a quarterly Audit Committee member retainer for two quarters served in 2024.
(d)    Represents the 2024 CHC Committee member retainer earned by members of the CHC Committee (other than the chair of the CHC Committee), with each of Dr. Goldsmith and Mr. Bartolo receiving a quarterly CHC Committee member retainer for two quarters served in 2024.
(e)    Represents the 2024 NESG Committee member retainer earned by members of the NESG Committee (other than the chair of the NESG Committee), with each of Dr. Goldsmith and Mr. Bartolo receiving a quarterly NESG Committee member retainer for two quarters served in 2024.
(f)    Represents the 2024 Strategy Committee member retainer earned by members of the Strategy Committee (other than the chair of the Strategy Committee) for two quarters prior to its dissolution in May 2024.
(g)    Represents the 2024 Finance Committee member retainer earned by members of the Finance Committee (other than the chair of the Finance Committee) subsequent to its formation in May 2024.
(h)    Represents the 2024 Fiber Review Committee member retainer earned by members of the Fiber Review Committee (other than the chair of the Fiber Review Committee).
(i)    Represents the 2024 CEO Search Committee member retainer earned by members of the CEO Search Committee (other than the chair of the CEO Search Committee) for two quarters prior to its dissolution in May 2024.
(j)    Equal to the sum of the Board Retainer and Committee Retainers earned by the non-employee directors in 2024.
(k)    Represents shares of unrestricted Common Stock granted to eligible non-employee directors in 2024. The amounts shown are approximately equal to the number of shares granted as the 2024 Annual Equity Grant (3,528 shares for Mr. Bartolo and 2,135 shares for each other non-employee director (except for Mr. Melone, who did not receive a 2024 Annual Equity Grant)), multiplied by $107.69, which was the closing price per share of Common Stock on February 21, 2024, the date such grants were approved by the Board. In addition, the amount shown for (1) Messrs. Genrich and Patel is equal to the number of shares granted as an Initial Equity Grant (784 shares) multiplied by $114.76, which was the closing price per share of Common Stock on January 8, 2024 (the date such grant was approved by the Board) and (2) Mr. Singer is equal to the number of shares granted as an Initial Equity Grant (829 shares) multiplied by $108.50, which was the closing price of the Common Stock on January 17, 2024 (the date such grant was approved by the Board).
(l)    Represents the portion of the medical, dental, and vision premiums paid by us for the non-employee directors in 2024. The director also pays a portion of the medical, dental, and vision premiums.
(m)    Equal to the sum of Total Cash, Stock Awards and All Other Compensation for the non-employee directors in 2024.
(n)    Mr. Melone served as our Interim President and CEO from January 17, 2024 to April 11, 2024 and as Special Advisor from April 12, 2024 through May 31, 2024 and continued serving on the Board during such periods. Mr. Melone did not receive additional compensation for his continued service on the Board during the periods for which he served as Interim President and CEO and as Special Advisor. Mr. Melone was eligible to receive compensation for his service on the Board prior to and following his service as Interim President and CEO and as Special Advisor. Compensation paid to Mr. Melone for his service on the Board is set forth in the "IV. Executive Compensation—Summary Compensation Table" and reflected in the other tables under "IV. Executive Compensation." As such, no amounts are reported for Mr. Melone in this table.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Certain Relationships and Related Transactions
Review of Transactions with Related Persons.  From time to time we may engage in transactions with companies whose officers, directors or principals are executive officers or directors of ours or are family members of directors or executive officers of ours. The NESG Committee is primarily responsible for reviewing such transactions. In the course of its review and approval or ratification of such a transaction, the NESG Committee considers various aspects of the transaction it deems appropriate, which may include:
•the nature of the related person's interest in the transaction;
•the material terms of the transaction;
•whether such transaction might affect the independent status of a director under NYSE independence standards;
•the importance of the transaction to the related person and to us; and
•whether the transaction could impair the judgment of a director or executive officer to act in the best interest of our Company.
Any member of the Board who is a related person with respect to a transaction under review does not participate in the vote relating to approval or ratification of the transaction.
We have various processes for identifying and reporting conflicts of interests, including related person transactions. Our Proper Business Practices and Ethics Policy ("Ethics Policy") provides that each director, executive officer, and other employee is expected to avoid engaging in business or conduct, or entering into agreements or arrangements, which would give rise to actual or perceived conflicts of interest. The Ethics Policy also provides procedures for reporting any actual or perceived conflict of interest. Further, under our Related Party Transactions Policy, each executive officer, director or director nominee is expected to notify the General Counsel or Corporate Secretary prior to the entry into a related person transaction. If a related person transaction is identified, such transaction is brought to the attention of the NESG Committee for its approval, ratification or disapproval in consideration of all of the material facts and circumstances that it deems appropriate. In addition, we annually distribute and review a questionnaire to each of our executive officers and directors requesting certain information regarding, among other things, certain transactions with us in which he, she or any family member has an interest.

CROWN CASTLE INC.	2025 PROXY STATEMENT

III. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Proposal 2
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") to continue to serve as our independent registered public accountants for fiscal year 2025. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee's authority to terminate or otherwise change the engagement of PwC for fiscal year 2025.
We were billed for professional services provided with respect to fiscal years 2024 and 2023 by PwC in the amounts set forth in the following table:

Services Provided	2024	2023
Audit Fees (a)	$3,800,000	$3,000,000
Audit-Related Fees (b)	2,120	954
Tax Fees (c)	—	—
All Other Fees (d)	35,000	35,000
Total	$3,837,120	$3,035,954

(a)    Represents the aggregate fees billed for professional services rendered by PwC for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.
(b)    Represents the aggregate fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of our financial statements not reported as "Audit Fees."
(c)    Represents the aggregate fees billed for professional services rendered by PwC for tax compliance, tax advice and tax planning.
(d)    Represents the aggregate fees billed for products and services provided by PwC other than those reported as audit, audit-related or tax fees in the table above, including fees related to limited assurance services pertaining to sustainability metrics with respect to our senior unsecured credit facility.
We expect a representative of PwC to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

✓	The Board unanimously recommends a vote FOR ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2025.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Audit Committee Matters
The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee charter can be found under the Investors section of our website at https://investor.crowncastle.com.
The Audit Committee has adopted procedures regarding the pre-approval of certain services which may be rendered by our Auditors. Such procedures provide that the Audit Committee should pre-approve audit and permitted non-audit services to be rendered by our Auditors. Such approval of services may be made with respect to audit, audit-related, tax and other services permitted under SEC rules that the Audit Committee believes would not otherwise impair the independence of the Auditors. Whenever practicable, estimated or budgeted fees should be pre-approved at the time the services are pre-approved. Such procedures also provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chair of the Audit Committee, if available) is authorized to pre-approve fees or engagements presented by an officer relating to audit and permitted non-audit related services of our Auditors; provided, however, the Audit Committee members in the aggregate may not approve fees and engagements exceeding $200,000 of fees, excluding any fees or engagements (1) approved by the Audit Committee or (2) regarding services relating to securities offerings of the Company and its subsidiaries ("Delegation Procedures"). At the regularly scheduled meetings of the Audit Committee, the Audit Committee is generally provided a schedule detailing any services which have been approved or utilized during the fiscal year and since the last regularly scheduled Audit Committee meeting, including any fees and engagements approved pursuant to the Delegation Procedures.
No services were provided by the Auditors in 2024 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the audit committee after such services have been performed).
In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.
Audit Committee 2024 Report

To our Stockholders:
Management of the Company has the primary responsibility for preparing the Company's financial statements and implementing the Company's reporting process, including the Company's system of internal controls. The Company's Auditors are responsible for expressing an opinion on (1) the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States and (2) the effectiveness of internal control over financial reporting. On behalf of the Board, the Audit Committee, among other functions, performs an oversight role relating to the Company's financial statements and accounting practices, systems of internal control, the independence and the performance of the Auditors, and the performance of the internal audit function.
In this context, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed with the Company's management the audited financial statements as of and for the year ended December 31, 2024.
•The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

CROWN CASTLE INC.	2025 PROXY STATEMENT

•Based on its review of the Company's audited financial statements and the discussions with management and PwC referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the 2024 Form 10-K.
Respectfully submitted by the Audit Committee of the Board.

AUDIT COMMITTEE
Anthony J. Melone (Chair)
Tammy K. Jones
Katherine Motlagh
Bradley E. Singer
Kevin A. Stephens

CROWN CASTLE INC.	2025 PROXY STATEMENT

IV. EXECUTIVE COMPENSATION
Proposal 3
In accordance with the requirements of Section 14A of the Exchange Act and the related rules, our stockholders have the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.
Accordingly, we are asking our stockholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Crown Castle Inc. ("Company") approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed in the Company's Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
As described in "IV. Executive Compensation—Compensation Discussion and Analysis" of this Proxy Statement, we seek to align the interests of our NEOs with the interests of our stockholders. Our compensation programs are generally designed to reward our NEOs for performance against pre-established financial goals and the TSR experienced by our stockholders, with a focus on variable, "at risk" incentive-based compensation that supports our "pay-for-performance" compensation philosophy. We believe that our executive compensation program is designed to attract, retain and motivate high-performing executives to lead our Company.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote on this proposal is advisory, which means that the vote is not binding on the Company, our Board or the CHC Committee. Nevertheless, the Board and the CHC Committee value the opinions of our stockholders and intend to consider any stockholder concerns evidenced by this vote and evaluate whether any actions are necessary to address those concerns. In connection with the non-binding, advisory vote regarding the frequency of voting on the compensation of our NEOs held at our 2021 Annual Meeting of Stockholders, our stockholders expressed a preference for an annual frequency of advisory votes on NEO compensation; as such, unless the Board modifies its policy on the frequency of future advisory votes on NEO compensation, the next advisory vote on NEO compensation will be held at our 2026 Annual Meeting of Stockholders ("2026 Annual Meeting").

✓	The Board unanimously recommends a vote FOR the approval of the compensation of our NEOs as disclosed in this Proxy Statement.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Executive Officers
Set forth below is certain information relating to our current executive officers. As previously announced, Mr. Schlanger was appointed as our Interim President and CEO effective March 23, 2025 and will continue serving as our CFO through March 31, 2025.

Name	Biographical Information

Daniel K. Schlanger, 51 Interim President and CEO since March 2025 Chief Financial Officer since June 2016
Daniel K. Schlanger was appointed our Interim President and CEO, effective March 23, 2025. Mr. Schlanger was appointed our SVP and CFO, effective June 1, 2016. Mr. Schlanger’s title changed to EVP and CFO, effective April 1, 2020. Mr. Schlanger will cease serving as our CFO effective March 31, 2025. Mr. Schlanger joined the Company as SVP—Finance effective April 1, 2016. In addition, Mr. Schlanger served as our Treasurer from October 23, 2017 to December 11, 2018. Prior to joining the Company, Mr. Schlanger served in various senior leadership capacities, including as CFO, at Exterran GP LLC and its affiliates, and worked as an investment banker with Merrill Lynch & Co., where he focused on M&A and capital markets transactions in the energy industry.

Catherine Piche, 54 Executive Vice President and Chief Operating Officer—Towers since October 2024
Catherine Piche was appointed our EVP and COO–Towers, effective October 28, 2024. Prior to her appointment, Ms. Piche served as the COO–International of Phoenix Tower International LLC, a global wireless communications infrastructure provider, from October 2023 to September 2024 and as our EVP and COO–Towers from August 2021 to September 2023. Prior to that time, Ms. Piche served in various leadership positions at the Company, including as Senior Vice President–Project Delivery, Design and Construction from August 2021 to September 2021, as Vice President–Delivery, Design and Construction from June 2021 to August 2021, as Vice President–Project Delivery from April 2020 to June 2021, and as Area President–East Area from April 2011 to April 2020. Before initially joining the Company in April 2011, Ms. Piche spent over ten years at American Tower Corporation, in various leadership positions in tower deployment, national carrier accounts, and general management. She began her career in telecommunications serving in numerous operational roles at Sprint Corporation (prior to its merger with T-Mobile US, Inc.) and AT&T Inc.

Christopher D. Levendos, 57 Executive Vice President and Chief Operating Officer—Fiber since January 2024
Christopher D. Levendos was appointed our EVP and COO—Fiber effective January 23, 2024. Prior to that time, Mr. Levendos served as our EVP and COO, overseeing both operating segments. Mr. Levendos also served as our EVP and COO–Fiber from December 2020 to November 2023 and acted as the Interim EVP and COO–Towers from October 2023 to November 2023. Previously, Mr. Levendos served as our Vice President of Fiber Operations from June 2018 to December 2020. Prior to joining the Company, Mr. Levendos served as an EVP of Field Operations at Frontier Communications Corporation ("Frontier") where he was responsible for the efficiency and effectiveness of operational field service delivery, upgrades, maintenance and repair from June 2017 to June 2018. Prior to joining Frontier, Mr. Levendos served as an executive at Google Fiber Inc. from April 2015 to May 2017, heading Google Fiber Inc.'s Network Deployment and Operations organization. Prior to that, Mr. Levendos spent 26 years at Verizon serving in a number of operating and management roles, last serving as Region President for its New York City wireline operations.

Edward B. Adams, Jr., 56 Executive Vice President and General Counsel since February 2023
Edward B. Adams, Jr. was appointed our EVP and General Counsel, effective February 21, 2023. Prior to his appointment as EVP and General Counsel, Mr. Adams served with us in several roles. Most recently, from January 2023 to February 2023, Mr. Adams was our SVP and Interim General Counsel. Mr. Adams served as our SVP—Legal from August 2021 to December 2022, and from November 2019 to August 2021, he was Vice President—Legal. Prior to joining us in October 2016 as Vice President—Litigation, Mr. Adams was a partner at Norton Rose Fulbright US LLP, where he represented clients in a variety of litigation matters.

Edmond Chan, 54 Executive Vice President and Chief Information Officer since January 2024
Edmond Chan was appointed our EVP and CIO effective January 16, 2024. Prior to joining the Company, Mr. Chan served as SVP and CTO at Verizon, where he was responsible for the technology strategy, product development, network planning, capital planning, and systems and maintenance of the Verizon products and networks, from March 2022 to December 2023. Prior to that, he served as Chief Network Engineering Officer at Verizon from December 2018 to February 2022 and in various roles of increasing responsibility across technology architecture, infrastructure planning, network implementation and operations.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis ("CD&A") provides an overview of the Company's executive compensation programs and policies, material compensation decisions, and the key factors we considered in making those decisions. It includes specific information about the compensation paid, earned or awarded to the persons listed in the table below who constitute our NEOs for 2024. Where this CD&A contains language indicating that the Compensation and Human Capital Committee (for purposes of this CD&A, "Committee") has approved or taken action with respect to a matter, such language is also intended to indicate that the Board (or the independent directors, as applicable) has approved or taken any action required with respect to such matter.
2024 Named Executive Officers

Name	Title
Steven J. Moskowitz(a)	Former President and Chief Executive Officer
Daniel K. Schlanger(b)	Interim President and CEO, and Chief Financial Officer
Christopher D. Levendos	Executive Vice President and Chief Operating Officer—Fiber
Edward B. Adams, Jr.	Executive Vice President and General Counsel
Edmond Chan	Executive Vice President and Chief Information Officer
Jay A. Brown(c)	Former President and Chief Executive Officer
Anthony J. Melone(d)	Former Interim President and Chief Executive Officer
Michael J. Kavanagh(e)	Former Executive Vice President and Chief Operating Officer—Towers

(a)Mr. Moskowitz served as our President and CEO from April 11, 2024 until March 23, 2025.
(b)Mr. Schlanger was appointed to serve as our Interim President and CEO effective March 23, 2025. As previously disclosed, Mr. Schlanger will continue in his role as CFO until April 1, 2025, at which time Sunit Patel will assume the role of EVP and CFO.
(c)Mr. Brown retired from the position of CEO and President on January 16, 2024 and remained with the Company as an executive advisor to assist with various matters, including the transition of his successor, through June 6, 2024.
(d)Mr. Melone ceased serving as Interim President and CEO on April 11, 2024 and remained with the Company as Special Advisor to advise Mr. Moskowitz through May 31, 2024.
(e)Mr. Kavanagh retired from the position of EVP and COO—Towers on October 28, 2024 and remained with the Company in an advisory capacity to assist with various matters through December 31, 2024.
Executive Summary
Business and Market Environment
Over the past three years, our business, and the wireless communications infrastructure sector, has experienced significant market disruption caused by a confluence of industry-specific and macroeconomic discrete factors. These include a decrease in tower and small cells leasing activity due to reduced network spending by the major telecommunications providers, an increase in tower, small cells and fiber churn activity by T-Mobile and Sprint's network consolidation, and increases in borrowing costs due to higher interest rates.
In the midst of this market disruption, the Board has taken actions to position the Company for future value creation:
•Reviewed Business Strategy: Initiated a comprehensive strategic and operational review of its small cells and fiber solutions businesses (collectively, "Fiber Business"). The Board successfully concluded this strategic review in March 2025 with an agreement to sell our Fiber Business for $8.5 billion. After closing this transaction, as a pure-play U.S. tower company, the Board believes the Company will have an opportunity to enhance stockholder value.
•Aligned Compensation Program with Business Priorities: The Board has made changes to the Company's executive pay programs over the past couple of years that are intended to reward for the execution of our evolving business priorities.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Executive Leadership Changes
Since 2023, the Company has experienced a number of executive leadership transitions, including:
•In December 2023, the Company announced the retirement of Mr. Brown as its President and CEO, effective January 16, 2024. In connection with the announcement of Mr. Brown's retirement, the Board appointed Mr. Melone, a member of the Board, as Interim President and CEO.
•In January 2024, the Company retained Mr. Schlanger to serve as its EVP and CFO beyond his previously announced termination date of March 31, 2024.
•In January 2024, the Board appointed Mr. Chan as the Company's EVP and CIO, effective January 16, 2024.
•In April 2024, the Board appointed Mr. Moskowitz as the Company's President and CEO, effective April 11, 2024. In connection with Mr. Moskowitz's appointment, Mr. Melone ceased serving as Interim President and CEO but remained with the Company as a Special Advisor to advise Mr. Moskowitz through May 31, 2024.
•In September 2024, the Company announced the retirement of Mr. Kavanagh as its EVP and COO – Towers and the appointment by the Board of Ms. Piche as the Company's EVP and COO – Towers, each effective as of October 28, 2024.
•In January 2025, the Company announced that Mr. Schlanger would cease serving as its EVP and CFO, effective March 31, 2025.
•In March 2025, the Board appointed Mr. Patel as the Company's EVP and CFO, effective April 1, 2025.
•In March 2025, Mr. Moskowitz ceased serving as the Company's President and CEO, effective March 23, 2025. In connection with the announcement of Mr. Moskowitz's departure, the Board appointed Mr. Schlanger, the Company's EVP and CFO, as Interim President and CEO, effective March 23, 2025.
Certain compensation arrangements related to these leadership changes are described in more detail below.
Key Compensation Actions for 2024 and 2025
•Aligning Compensation Peer Group with Scale of Business:
◦In the second half of 2023, the Committee approved a change to the composition of the peer group used to conduct a competitive market analysis of executive compensation. As discussed further below, the new peer group was used to guide the 2024 executive compensation decisions. The changes to the peer group were intended to position the Company closer to the peer group median for market capitalization and revenue and address the uneven impact of macro-conditions and the current business environment on financial results for the Company and its peers.
◦In 2024, the Committee elected to delay its review of the compensation peer group for 2025 primarily as a result of the Company's Fiber Business strategic review, the outcome of which could impact the scope and scale of our business.
•Modest Adjustments to Target Compensation:
◦For 2024, the Committee approved modest increases to target total direct compensation ("TDC") for certain of its NEOs that ranged from 1% to 4% (for additional information, see "—Executive Compensation Elements—Target Compensation Adjustments" below).
•Aligning Executive Management Team Annual Incentive Plan ("AIP") with Business Priorities:
◦For 2025, the Committee increased the weight of Adjusted EBITDA as a performance measure to 70% (previously 50%) of the potential payout at target and replaced AFFO per share as a performance measure with organic revenue growth (30%). These changes were intended to align with the Company's focus on profitability while rewarding for incremental revenue growth.

CROWN CASTLE INC.	2025 PROXY STATEMENT

•Aligning Design of LTIs with Business Priorities:
◦LTI Vehicle Weighting: In 2024, the Committee moved to a 60% weighting for performance-based restricted stock units ("RSUs") and a 40% weighting for RSUs which generally vest based on the passage of time over a three-year period or such other time period as specified in the agreement governing the RSUs ("Time RSUs") to better align our pay mix with the peer group and our direct peers.
◦Performance Measures:
▪In 2024, to enhance the focus on capital allocation and discipline, the Committee replaced absolute TSR as the performance measure, which is based on the absolute annualized TSR of our stock compared to pre-established hurdles ("Absolute TSR"), with the Company's average return on invested capital over a three-year performance period ("Average ROIC") for its 2024 performance-based RSUs.
▪For 2025, the Committee introduced three-year cumulative AFFO per share as a second performance measure in its LTI program to enhance the focus on multi-year profitability, replacing relative TSR, which is based on the Company's TSR performance ranking ("TSR Rank") relative to the companies in the S&P 500 Index ("Relative TSR"), as a performance measure. 50% of the 2025 performance-based RSUs are tied to cumulative AFFO per share, and 50% are tied to Average ROIC.
▪For 2025, Relative TSR will be used as a modifier that can adjust the payouts under the 2025 performance-based RSUs by +/- 15%.
◦Performance Peer Group:
▪Beginning in 2025, Relative TSR comparisons will be based on the Company's TSR performance ranking relative to the REIT constituents of the S&P 500 Index and the S&P 500 Index as a whole. This change is intended to prioritize TSR comparisons for Crown Castle relative to companies that are subject to similar macro-factors (e.g., interest rate volatility), while also continuing to highlight the importance of outperformance versus the broader market.
Compensation Arrangements for Certain Executives
•In connection with his appointment as Interim President and CEO, Mr. Melone received the following compensation arrangement:
◦Monthly base salary of $265,000 during his service as Interim President and CEO and as Special Advisor, which was equivalent to the sum of Mr. Brown's 2023 base salary and target annual incentive, divided by 12 months, and was in lieu of participation in the 2024 AIP; and
◦Grant of RSUs with an approximate value of $4,330,000 that was eligible to vest on the first anniversary of his appointment as Interim President and CEO (subject to immediate vesting if, prior to such date, the Company terminated Mr. Melone's employment without cause, including in connection with the appointment of a successor President and CEO) ("Interim RSU Grant"). The Interim RSU Grant was equivalent to approximately a third of Mr. Brown's 2023 target LTI grant with a three-year vesting period. Following the appointment of Mr. Moskowitz as our President and CEO, the Interim RSU Grant vested on May 31, 2024, the date on which Mr. Melone's employment with the Company was terminated.
•In connection with his appointment as President and CEO, Mr. Moskowitz received the following compensation arrangement:
◦Annual base salary of $900,000 and eligibility to receive an annual incentive under the 2024 AIP with a target amount equal to 175% of his base salary, prorated for the 2024 plan year;

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◦2024 LTI award with an approximate value of $12,300,000 delivered in the form of 40% Time RSUs and 60% Performance RSUs (for the definition of Performance RSUs and additional information regarding their structure, see "—Executive Compensation Elements—Long-Term Incentives" below); and
◦New hire Time RSUs with an approximate value of $2,400,000, which is scheduled to vest 50% on April 11th of each of 2025 and 2026.
•In connection with the Board's decision to retain Mr. Schlanger to serve as the Company's EVP and CFO beyond the previously announced termination date of March 31, 2024, the Board entered into an agreement with Mr. Schlanger that provided for:
◦Continuation of his prior compensation package consisting of base salary, annual incentive, and annual grant of LTIs; and
◦Time RSUs relating to 21,085 shares of the Company's Common Stock, of which 11,486 units vested on September 30, 2024 and 9,599 units vested on December 31, 2024. This retention grant was based on the Board's evaluation of market benchmarking compensation for a CFO, potential incentives Mr. Schlanger could have received if he were to accept an external offer and the costs associated with attracting a highly qualified new CFO.
•In connection with his appointment as the Company's EVP and CIO, Mr. Chan received the following compensation arrangement:
◦Annual base salary of $525,000 and eligibility to receive an annual incentive under the 2024 AIP with a target amount equal to 100% of his base salary, prorated for the 2024 plan year;
◦2024 LTI award with an approximate value of $4,000,000 delivered in the form of 40% Time RSUs and 60% Performance RSUs (for additional information regarding the structure of Performance RSUs, see "—Executive Compensation Elements—Long-Term Incentives" below); and
◦New hire Time RSUs with an approximate value of $1,500,000, with such RSUs vesting as to approximately 16.7%, 16.6%, 33.3% and 33.4% on April 10, 2024, January 10, 2025, January 10, 2026 and January 10, 2027, respectively.
•For information regarding Mr. Patel's compensation arrangement in connection with his appointment as the Company's EVP and CFO, see the Company's Current Report on Form 8-K filed with the SEC on March 17, 2025.
•For information regarding Mr. Schlanger's compensation arrangement in connection with his appointment as the Company's Interim President and CEO, see the Company's Current Report on Form 8-K filed with the SEC on March 24, 2025.
Alignment of Compensation with Company Performance
Our executive compensation program aims to reward our CEO and all the NEOs based on achievement of the Company's strategic objectives, in an effort to align their interests with those of our stockholders. Accordingly, the executive compensation program is heavily weighted to "at risk" compensation consisting of performance-based STIs and LTIs.
•2024 AIP Payout Paid Near Target: In 2024, we achieved Adjusted EBITDA performance of $4.161 billion, which was near our target of $4.163 billion, and AFFO per share of $6.984, which was above our target of $6.910 (see Appendix B for our definition and reconciliation of these non-GAAP financial measures). The corresponding payout under the 2024 AIP was 106.53% of target.
•2022 to 2024 Performance-based RSUs Not Earned: For the three-year period ended December 31, 2024, our TSR was meaningfully negative and trailed that of our performance relative to companies in the S&P 500 Index, which companies consist of our performance peer group, resulting in the forfeiture of the 2022 performance-based LTI awards for the 2022 through 2024 performance period.

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Compensation Program Overview
Our executive compensation program reflects our commitment to best practices in compensation governance. Among other attributes, our program is designed to:
•align executive pay with Company performance against pre-established goals;
•provide a fair and competitive mix of compensation opportunities to attract, retain, and motivate our executives to achieve important business objectives;
•reward our executive team for delivering superior financial and operating results and creating long-term stockholder value; and
•foster a culture of stewardship that aligns our executives' long-term interests, in the form of equity ownership, with those of our stockholders.
We believe that our executive compensation program includes features that align the interests of our executive management with those of our stockholders and excludes features that may result in misalignment.
Other notable highlights of our executive compensation program include:
Further, at the 2024 Annual Meeting, we submitted our executive compensation program to an advisory stockholder vote, and our stockholders overwhelmingly approved our program, with approximately 95% of votes cast in favor of the proposal. The Committee has interpreted this vote to mean that our stockholders were supportive of our overall executive compensation philosophy and program.
Robust Stockholder Engagement
We frequently engage with our stockholders to get their input on the issues important to them. In 2024, we have engaged with stockholders representing approximately 50% of our outstanding Common Stock (based on December 31, 2024 data). In these engagements, members of our management or Board met with investor portfolio managers and analysts, as well as governance and stewardship team members. Our leadership has also met with the sell-side analyst community, participated in investor conferences and held informal direct stockholder discussions throughout the year. Our stockholders expressed a desire for our compensation program to include a return-based performance metric, which would reinforce the importance of capital discipline, leading us to incorporate a ROIC metric into our LTI compensation program for 2024.
Compensation Philosophy, Strategy and Design
Our executive compensation program includes a range of features that are designed to align the interests of our executive management with those of our stockholders and to exclude features that may result in misalignment.

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Pay for Performance Alignment
We seek to accomplish our goal of aligning pay with performance by providing our executives with a competitive compensation package that rewards performance against specific, strategic, financial and operational goals that the Committee believes are critical to the Company's long-term success and the achievement of sustainable long-term stockholder returns. We believe attracting, retaining and motivating talented management is essential to creating stockholder value throughout the business cycles of our industry.
The Committee aims to target TDC (i.e., the sum of base salary, target STIs and LTIs) for our executives at approximately the 50th percentile of market, while continuing to provide our executives with the opportunity to earn actual TDC above the 50th percentile should our performance exceed predetermined criteria and below the 50th percentile should our performance fall short of such criteria. The Committee believes that targeting these levels of compensation aligns with our overall total rewards strategy, which in turn helps us achieve our executive compensation objectives and supports our long-term success.
In administering our executive compensation program, we are guided by the following principal objectives:
•Aligning annual incentive compensation with financial, operational and strategic objectives; and
•Rewarding share price appreciation and relative performance through LTI awards.
The charts below shows the approximate allocation of base salary, annual incentives and certain RSUs for 2024 (as shown in "IV. Executive Compensation—Summary Compensation Table") among fixed, short-term variable and long-term variable compensation for Mr. Moskowitz, who served as our President and CEO as of December 31, 2024, and for the following NEOs who served as executive officers of the Company as of December 31, 2024: Messrs. Schlanger, Levendos, Adams and Chan. The 2024 CEO TDC allocation refers to certain annualized compensation elements of Mr. Moskowitz's 2024 compensation and excludes his grant of new hire Time RSUs that he received in connection with his appointment as President and CEO. Further, the 2024 NEO TDC allocation also excludes grants of new hire and retention Time RSUs. See "—Executive Summary" above for further information.
2024 CEO and NEO Total Direct Compensation Allocation
Executive Compensation Setting
We regularly review our executive compensation program to ensure that we provide the opportunity for each of our NEOs to receive competitive compensation without providing an incentive for excessive risk-taking. With the support of the Compensation Consultant, the Committee annually reviews each individual component of

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compensation as well as the aggregate compensation that may be paid or awarded to each of our NEOs and compares them:
•Externally against compensation awarded and paid to executive officers holding comparable positions at companies with which we compete for executive talent; and
•Internally against other members of the executive team to ensure internal equity, taking into account individual performance, skills and experience.
We assess our compensation programs to ensure that elements of compensation are positioned at approximately the median as compared with the compensation of executives in our industry sector and among companies in other industries of comparable size, scope and organizational complexity. We also seek to provide a direct link between pay and the enhancement of stockholder value.
The Committee has established a number of processes to assist it in ensuring that our executive compensation program is achieving these objectives as detailed below.
Competitive Market Analysis
The Committee determines the levels for each element of total target compensation (i.e., base salary, STIs and LTIs) by annually engaging in a competitive market analysis with respect to each of these compensation elements for each executive position ("Competitive Market Analysis"). The Committee usually begins this Competitive Market Analysis several months before the compensation decisions are made. Compensation decisions are typically made at the first regularly scheduled Committee meeting of each year (usually held during the first quarter of the year) ("First Regular Committee Meeting"). Market data used in the Committee's Competitive Market Analysis includes peer group data and published and custom survey data.
Peer Group Data
Each year the Committee reviews publicly disclosed compensation data from companies comprising our "Peer Group," as discussed further below, when establishing executive pay levels and program design.
In the second half of each year, the Committee reviews the Peer Group composition in advance of the Competitive Market Analysis. This Peer Group review is conducted in collaboration with the Compensation Consultant and also considers management's perspective on current or prospective peer companies. While the Committee conducts this Peer Group review annually, it has strived to keep the Peer Group composition fairly constant year-to-year to provide consistency in market data results and allow the Committee to spot trends in pay levels and program design over time.
2024 Compensation Peer Group. In the second half of 2023, the Committee conducted its annual review of the Peer Group with the assistance of its Compensation Consultant. The uneven impact of macro-conditions and the current business environment on financial results for the Company and its peers resulted in a Peer Group consisting of companies with a wide range of sizes and with the Company positioned between the 25th percentile and median for market capitalization.
As a result, the Committee approved changes to the Peer Group that were intended to maintain a similar mix between REITs and technology-focused companies, but also include companies that were more comparable to the Company in size based on market capitalization and revenue. Based on its review, the Committee elected to:
•Remove four companies: Adobe Inc., Broadcom Inc., Qualcomm Incorporated, and T-Mobile; and
•Add five companies: Applied Materials, Inc., Arista Networks, Inc., Charter Communications, Inc., KLA Corporation and Lam Research Corporation.

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These changes resulted in the following "2024 Peer Group":
The 2024 Peer Group was used at the beginning of 2024 as a benchmarking tool to establish pay levels and program design for the 2024 fiscal year.
Published and Custom Survey Data
For certain executive positions, the Committee analyzes market data reported in proprietary compensation surveys published by third parties. This analysis provides information regarding levels of executive compensation for positions for which publicly disclosed data are not widely available. Survey participants include companies in the S&P 500 Index, as well as companies in industries similar to ours. The Committee reviews and may utilize this data since we do not recruit executives exclusively from the communications infrastructure, telecommunications and REIT industries.
In addition to the foregoing data, the Compensation Consultant may analyze and provide additional market data regarding best practices and compensation plan design from the Peer Group and other sources as requested by the Committee. The market data described above is used by the Committee in the Competitive Market Analysis to make decisions regarding executive compensation. No single group, survey or set of market data is used by the Committee as the sole gauge for determining executive compensation; rather, the information is used collectively, and no formulaic quantitative methodology is used by the Committee when using such data to determine executive compensation.
Assessment of Individual and Company Performance
In addition to market data, the Committee considers other factors in connection with its evaluation and determination of the components of compensation. These other factors may include our financial and operating performance, the applicable executive's individual performance, the executive's level of experience, the size of year-over-year changes in compensation and the duties and level of responsibility of a particular executive position. These factors are discussed in more detail below.
Total Compensation Review
Through the Competitive Market Analysis and in its deliberations regarding executive compensation decisions, the Committee reviews and compares the individual components of compensation and the total compensation for each NEO against the market data. In addition, the Committee reviews year-over-year changes in compensation for each NEO against the market data. These analyses are an important aspect of the Committee's regular executive compensation decision-making process.
Executive Compensation Elements
Our executive compensation program is designed to meet the objectives of our "pay for performance" philosophy by linking a significant portion of each executive's compensation to Company performance.

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The following table summarizes the purpose and key characteristics of each of the primary components of our executive compensation program.

COMPENSATION ELEMENT	PURPOSE	KEY CHARACTERISTICS

BASE SALARY	Provide a base level of income, targeting the market median for executive talent.	Fixed compensation. Reviewed annually and adjusted as appropriate.

SHORT-TERM INCENTIVES (annual incentives)	Motivate executives to achieve our short-term financial and operational objectives.	Variable, cash-based compensation. Award potential ranges from 0% to 175% of target based on corporate performance measured against pre-established performance goals.

I.LONG-TERM INCENTIVES (relative performance)
Align the interests of our executives with those of our stockholders by creating a direct correlation between realizable pay and stockholder return performance on a relative basis, over a three-year performance period.

Variable, stock-based compensation. The number of earned units can range from 0% to 200% based on TSR relative to the companies included in the S&P 500 Index. "Cliff" vesting following the end of the three-year performance period.

II.LONG-TERM INCENTIVES (Average ROIC)
Align the interests of our executives with those of our stockholders by creating a direct correlation between realizable pay and our Average ROIC over a three-year performance period and reinforcing the importance of capital discipline.

Variable, stock-based compensation. The number of earned units can range from 0% to 200% based on our Average ROIC over a three-year performance period. "Cliff" vesting following the end of the three-year performance period.

III.LONG-TERM INCENTIVES (time-based)	Motivate executives to contribute to long-term increases in stockholder value, build executive ownership and retain executives through ratable, multi-year vesting.	Variable, stock-based compensation. Long-term award with ratable vesting over three years that provides a direct correlation of realizable pay to stockholder value.
The Committee takes several objectives into consideration when assessing the reasonableness of the TDC of the NEOs, particularly the compensation of our CEO. These objectives include ensuring alignment with our vision and business strategy, creating sustainable long-term stockholder value through the amount and mix of compensation provided and advancing the core principles of our compensation philosophy and objectives while remaining within our risk tolerance.
Target Compensation Adjustments
In 2024, the Committee approved the following target compensation adjustments (as applicable) for the NEOs (except Messrs. Brown and Melone), which were intended to position the NEOs closer to the 50th percentile of the 2024 Peer Group and reflect individual performance considerations:
•Base salaries were adjusted for the following NEOs: Messrs. Schlanger, Levendos and Adams (as further discussed below at "—base salary"); and
•LTI target opportunities were adjusted nominally ranging from +/- 3% to 5% for the following NEOs: Messrs. Levendos, Kavanagh and Adams.

Name	Title	Base Salary ($)	Target STI ($)	Target LTI ($)	Target TDC ($)	Increase in TDC
Steven J. Moskowitz(a)	Former President & CEO	900,000	1,575,000	12,300,000	14,775,000	N/A
Daniel K. Schlanger	Interim President & CEO, and CFO	640,000	640,000	4,125,000	5,365,000	1%
Christopher D. Levendos	EVP & COO—Fiber	600,000	600,000	4,350,000	5,550,000	—%
Edward B. Adams, Jr.	EVP & General Counsel	515,000	515,000	2,900,000	3,900,000	3%
Edmond Chan(b)	EVP & CIO	525,000	525,000	4,000,000	5,050,000	N/A
Michael J. Kavanagh	Former EVP & COO—Towers	650,000	650,000	4,000,000	5,100,000	4%

(a)Reflects Mr. Moskowitz's compensation effective April 11, 2024, which was the effective date of his appointment to the position of President & CEO. Mr. Moskowitz qualified as an NEO for 2024, and, therefore, compensation information provided for him is with respect to 2024 only. Mr. Moskowitz ceased serving as our President & CEO, effective March 23, 2025.
(b)Reflects Mr. Chan's compensation effective January 16, 2024, which was the effective date of his appointment to the position of EVP & CIO. Mr. Chan first qualified as an NEO for 2024, and, therefore, compensation information provided for him is with respect to 2024 only.

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Base Salary
Base salary is one of the main components of cash compensation for our executives. This element of pay provides a foundation for attracting and retaining executives and establishing a minimum level of compensation upon which our executives may rely.
The Committee bases its decisions regarding base salary on multiple factors, including the level of responsibility and performance of the executive, considering such executive's contribution, accountability and experience, as well as the executive's base salary as compared to the Competitive Market Analysis. The Committee reviews recommendations made by the CEO with regard to base salary for executives other than himself and then either approves or revises such recommendations. The Committee independently reviews the performance of the CEO when determining and approving the base salary for the CEO.
For 2024, the Committee approved the following adjustments (where applicable) to the base salaries of the NEOs (except Messrs. Brown and Melone):

		Base Salary
Name	Title	2024	2023	% Increase
Steven J. Moskowitz(a)	Former President & CEO	$900,000	N/A	N/A
Daniel K. Schlanger	EVP & CFO	$640,000	$620,000	3%
Christopher D. Levendos	EVP & COO—Fiber	$600,000	$525,000	14%
Edward B. Adams, Jr.	EVP & General Counsel	$515,000	$500,000	3%
Edmond Chan(b)	EVP & CIO	$525,000	N/A	N/A
Michael J. Kavanagh	Former EVP & COO—Towers	$650,000	$650,000	—%

(a)Mr. Moskowitz was appointed as our President & CEO, effective April 11, 2024, and, therefore, received a pro-rated portion of the 2024 base salary noted in the table. In addition, Mr. Moskowitz ceased serving as our President & CEO, effective March 23, 2025.
(b)Mr. Chan was appointed as our EVP & CIO, effective January 16, 2024, and, therefore, received a pro-rated portion of the 2024 base salary noted in the table.
The above base salary adjustments for Messrs. Schlanger, Levendos and Adams were intended to position these NEOs closer to the 50th percentile of the 2024 Peer Group for total compensation and reflect individual performance considerations, as reviewed by the Committee in the Competitive Market Analysis.
Short-Term Incentives
The STI component of compensation represents a significant portion of the overall cash compensation opportunity for our executives. STIs are a variable element of compensation that are linked to the achievement of specific short-term financial objectives each year.
Our NEO's STIs are earned based upon meeting certain performance goals and may be earned at above-target or below-target levels based on the degree of achievement of those goals. In order to accomplish its overall executive compensation objectives, the Committee has identified the following principles for developing the overall framework of the STI program. The program should:
•be performance-based and market competitive;
•link the financial measures with stockholder expectations; and
•motivate executives to achieve short-term financial objectives, while avoiding excessive risk.
Annual Incentives
To achieve the program objectives, our STIs for executives are generally comprised of performance-based annual incentives paid in accordance with an annually approved AIP. The AIP is a cash-based, STI program that provides executives with the opportunity to earn an annual cash incentive based on the achievement of annual performance goals. Such performance goals are pre-established based on the annual expectations for our business and are meant to be challenging, yet achievable. The Compensation Consultant has reviewed the performance goals and has noted that the performance goals represent meaningful targets that are challenging

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and indicative of value creation. The performance period covered by the AIP is from January 1 to December 31 of the applicable calendar year.
For 2024, each NEO (except Messrs. Brown and Melone) was eligible to earn between 0% and 175% of such executive's target opportunity under the AIP. To mitigate excessive risk, annual incentives are capped at the maximum payout opportunity even if actual performance exceeds the maximum performance goal.
The following table illustrates the 2024 annual incentive target opportunity and the potential range of payouts as a percentage of target for each NEO (except Messrs. Brown and Melone, each of whom were not eligible to participate in the Company's 2024 AIP):

Name	Title	Target Opportunity (as % of Base Salary)	Potential Payout Range (as % of Target Opportunity)
Steven J. Moskowitz(a)	Former President & CEO	175%	0% - 175%
Daniel K. Schlanger	EVP & CFO	100%	0% - 175%
Christopher D. Levendos	EVP & COO—Fiber	100%	0% - 175%
Edward B. Adams, Jr.	EVP & General Counsel	100%	0% - 175%
Edmond Chan	EVP & CIO	100%	0% - 175%
Michael J. Kavanagh	Former EVP & COO—Towers	100%	0% - 175%

(a)Mr. Moskowitz was appointed as our President & CEO, effective April 11, 2024, and subsequently ceased serving as our President & CEO, effective March 23, 2025.
2024 Annual Incentive Performance Structure and Achievement.
The annual incentive structure is designed to recognize and motivate strong financial performance. The performance measures, relative weightings and threshold-target-maximum payout ranges were designed based on our 2024 financial budget, as approved by the Board in November 2023.
The components of the total annual incentive payout under the AIP for 2024 were as follows:

Performance Measure	2024 Weighting	2024 Weighted Achievement
Adjusted EBITDA(a)	50%	49.76%
AFFO per Share(a)	50%	56.77%
2024 Annual Incentive Achievement		106.53%

(a)    See Appendix B for definition and reconciliation of this non-GAAP financial measure.
For 2024, the level at which corporate financial performance goals were established was based on the Board-approved financial budget and the guidance provided to investors for the applicable calendar year, with "target" goals representing the Board-approved budget amounts. The target levels established below were rigorous and required year-over-year improvement compared to the prior year's actual results.
The following table presents the 2024 corporate financial performance goals and actual results considered by the Committee in determining the NEOs' 2024 annual incentives. For each NEO, the annual incentive is financially driven, based on an objective formula that equally weighs the performance measures of Adjusted EBITDA and

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AFFO per share. Based on actual performance and weighting of these metrics, each NEO (except Messrs. Brown and Melone) received a payout of 106.53% of target.

Annual Incentive Performance Metrics, Payout Range and Achievement

Performance Level	Adjusted EBITDA(a) ($ in millions)	Percent Payout	Performance Level	AFFO per Share(a)	Percent Payout
Maximum	$4,413	175%	Maximum	$7.32	175%
Target	$4,163	100%	Target	$6.91	100%
Threshold	$3,996	50%	Threshold	$6.63	50%
Below Threshold	<$3996	0%	Below Threshold	<$6.63	0%
Actual	$4,161	99.52%	Actual	$6.98	113.54%

(a)    See Appendix B for definition and reconciliation of this non-GAAP financial measure.
There are also two performance requirements for an annual incentive for 2024:
•A minimum financial performance level of 95% of budgeted Adjusted EBITDA must be achieved for any executive to be eligible for an annual incentive; and
•The business units or departments for which the executives are responsible must receive an acceptable assessment of applicable internal control over financial reporting for the previously completed fiscal year, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 ("404 Assessment"). Receipt of a 404 Assessment with a material weakness may result in a reduction or elimination of the potential annual incentives for the responsible executives and potentially all of the executives.
The following table illustrates the 2024 annual incentive payout for each NEO (except Messrs. Brown and Melone, each of whom were not eligible to participate in the Company's 2024 AIP) based on the payout factor above:

Name	Title	Target AI ($)	AI Achievement	Actual AI ($)
Steven J. Moskowitz(a)	Former President & CEO	$1,136,066	106.53%	$1,210,250
Daniel K. Schlanger	EVP & CFO	$640,000	106.53%	$681,792
Christopher D. Levendos	EVP & COO—Fiber	$600,000	106.53%	$639,180
Edward B. Adams, Jr.	EVP & General Counsel	$515,000	106.53%	$548,629
Edmond Chan	EVP & CIO	$525,000	106.53%	$559,282
Michael J. Kavanagh	Former EVP & COO—Towers	$650,000	106.53%	$692,445

(a)Mr. Moskowitz was appointed as our President & CEO, effective April 11, 2024, and, therefore, his target and actual AI reflected in the table has been prorated for 2024. In addition, Mr. Moskowitz ceased serving as our President & CEO, effective March 23, 2025.
Further details regarding annual incentives paid to the NEOs are provided below in the tables and related footnotes at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—Grants of Plan-Based Awards in 2024."
Long-Term Incentives
The LTI component represents the largest portion of the overall value of the total compensation program for our executives. In its assessment of LTIs, the Committee, with the assistance of the Compensation Consultant, considers market data, our business needs, and the economic climate. In doing so, the Committee has determined that a mix of performance-based and time-based equity continue to appropriately achieve our executive LTI program objectives.
The objectives of our LTI program are to:
•align a significant portion of our executives' compensation with the return experienced by our stockholders;

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•provide a means for our executives to accumulate shares of Common Stock to foster a culture of stewardship; and
•serve as a retention vehicle for our executives.
2024 LTI Design Overview.
To provide an appropriate balance of incentives tied to performance, two types of LTIs were used in 2024: RSUs which may vest based on (1) the Company's TSR Rank relative to companies in the S&P 500 Index over a three-year performance period ("Relative TSR Performance RSUs") and (2) our Average ROIC over a three-year performance period ("Average ROIC Performance RSUs," and together with Relative TSR Performance RSUs "Performance RSUs"), weighted at 60%, and Time RSUs, weighted at 40%.
The table below illustrates the framework of the 2024 LTI design.
2024 LTI Awards.
The Performance RSUs granted in 2024 were issued pursuant to our 2022 Long-Term Incentive Plan ("2022 LTIP") and represent a contingent right to receive Common Stock equal to 0% to 200% of the target number of Performance RSUs. Vesting of the Performance RSUs is subject to (1) the level of achievement against the relevant performance criteria over a three-year performance period (beginning January 1, 2024 and ending December 31, 2026) and (2) the executive remaining an employee or director of ours (including our affiliates) until February 19, 2027.
•With respect to the Relative TSR Performance RSUs granted in 2024, the number of units that may vest is based upon the TSR Rank relative to the companies included in the S&P 500 Index, with the target number of units being earned if the TSR Rank equals the 55th percentile of the S&P 500 Index.
•With respect to the Average ROIC Performance RSUs granted in 2024, the number of units that may vest is based upon the Company's Average ROIC.
The Committee has the authority to interpret and determine the application and calculation of matters relating to the determination of TSR, TSR Rank and Average ROIC and to make adjustments it deems appropriate to reflect changes in the Common Stock, including as a result of any stock split or consolidation, stock dividend, recapitalization, merger, reorganization, or other relevant distribution or change in capitalization.

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The table below illustrates the payout range for the Relative TSR Performance RSUs granted in 2024.

Relative TSR Performance RSUs(a)
Performance Level	TSR Rank	Vesting

Maximum	80th percentile	200%
Target	55th percentile	100%
Threshold	25th percentile	50%
Below Threshold	<25th percentile	0%

(a)    For TSR Rank outcomes (a) between the 25th and 55th percentiles of the S&P 500 companies or (b) between the 55th and 80th percentiles of the S&P 500 companies, the percentage of target units earned will be calculated via linear interpolation.
The levels at which the TSR Rank and Average ROIC vesting targets are established are generally reviewed and approved at the First Regular Committee Meeting of the grant year. Additional information regarding the Performance RSUs described above is provided below in the tables and related footnotes at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—Grants of Plan-Based Awards in 2024."
Off-Cycle Awards.
In 2024, the Committee approved certain off-cycle LTI awards that consisted of the following:
•On January 16, 2024, in connection with his appointment as Interim President and CEO, Mr. Melone was awarded a grant of RSUs with an approximate value of $4,330,000 that was eligible to vest on the first anniversary of his appointment, subject to immediate vesting if, prior to such date, the Company terminated Mr. Melone's employment without cause, including in connection with the appointment of a successor President and CEO ("Interim RSU Grant"). The Interim RSU Grant was equivalent to approximately a third of Mr. Brown's 2023 target LTI award with a three-year vesting period. Following the appointment of Mr. Moskowitz as our President and CEO, the Interim RSU Grant vested on May 31, 2024, the date on which Mr. Melone's employment with the Company was terminated.
•New hire RSUs ("New Hire RSUs") are Time RSUs awarded to certain newly hired executives based on the position and role into which they are hired and vest in accordance with the terms of the respective RSU agreement. The following New Hire RSUs were granted to NEOs in 2024 to primarily offset the equity forfeited from a prior employer or as inducement to join the Company:
◦On January 16, 2024, in connection with his appointment as EVP and CIO, Mr. Chan was awarded a New Hire RSU grant with an approximate value of $1,500,000, with such RSUs vesting as to approximately 16.7%, 16.6%, 33.3% and 33.4% on April 10, 2024, January 10, 2025, January 10, 2026 and January 10, 2027, respectively, subject to Mr. Chan's continued employment with the Company through each applicable vesting date.
◦On April 11, 2024, in connection with his appointment as President and CEO, Mr. Moskowitz was awarded a New Hire RSU grant with an approximate value of $2,400,000, which is scheduled to vest 50% on April 11th of each of 2025 and 2026, subject to Mr. Moskowitz continued employment with the Company through each applicable vesting date. Mr. Moskowitz ceased to serve as our President and CEO effective March 23, 2025; however, the unvested New Hire RSUs will continue to have an opportunity to vest pursuant to the terms of the Moskowitz Severance Agreement.
•The following retention RSUs were granted to NEOs in 2024:
◦In January 2024, the Board retained Mr. Schlanger to serve as the Company's EVP and CFO beyond his previously announced termination date of March 31, 2024. In connection with this decision, Mr. Schlanger was awarded 21,085 shares of the Company's Common Stock, of which 11,486 units vested on September 30, 2024, and 9,599 vested on December 31, 2024. This retention grant was based on the Board's evaluation of market benchmarking compensation for a

CROWN CASTLE INC.	2025 PROXY STATEMENT

CFO, potential incentives Mr. Schlanger could have received if he were to accept an external offer and the costs associated with attracting a highly qualified new CFO.
Payout for 2022 Performance RSUs.
For the three-year period ending on December 31, 2024, our TSR was meaningfully negative and trailed that of our performance relative to companies in the S&P 500 Index, which companies consist of our performance peer group, resulting in the forfeiture of the 2022 performance-based LTI awards for the 2022 through 2024 performance period.
Other Elements of Executive Compensation
In addition to base salary, STIs and LTIs, we provide other benefits as outlined below. We believe these other elements of our executive compensation program support our overall talent attraction and retention objectives.
Severance Agreements
The Committee believes establishing competitive severance arrangements with our executives is a key part of a total rewards package to effectively recruit and retain high-performing executives. We have entered into severance agreements containing severance benefits and non-compete and non-solicitation provisions with each of our NEOs (except Mr. Melone) and certain other executive officers (as amended, "Severance Agreements"). We do not currently have employment-related agreements with any of our NEOs other than the Severance Agreements (as defined in and further discussed in "IV. Executive Compensation—Potential Payments Upon Termination of Employment").
Pursuant to each Severance Agreement, we are generally required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the Severance Agreement) or such officer terminates employment with Good Reason (as defined in the Severance Agreement) (collectively a "qualifying termination"). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a Change in Control (as defined in the Severance Agreements).
The Committee has adopted a policy not to enter into any agreement providing for an excise tax "gross up" payment relating to an "excess parachute payment" (pursuant to Section 280G of the Internal Revenue Code of 1986, as amended ("Code")) ("Excise Tax Payment"), and no existing Severance Agreements contain Excise Tax Payment provisions.
We periodically review the level of executive severance benefits by analyzing our severance benefits as compared to competitive market practices as provided in surveys and information from third parties. Subsequent Severance Agreements may be different as a result of such reviews.
Mr. Moskowitz's departure from the Company effective March 23, 2025 met the definition of a qualifying termination pursuant to the terms of his Severance Agreement with the Company. As a result, Mr. Moskowitz is eligible to receive certain payments and benefits following his separation, in accordance with such agreement.
Amended and Restated Extended Service Separation Program
The Board has approved a program designed to make available certain retirement-type benefits to all employees, including the NEOs, that meet certain age and service requirements. Generally, to be eligible, (1) the sum of an employee's age and years of service as an employee must be equal to or greater than 70, (2) the employee must be credited with at least 10 years' service, (3) the employee must be at least 50 years old and (4) the employee must provide at least six months' prior notice (or, for certain non-executive positions, three months' prior notice) of his or her intention to terminate employment. Assuming these conditions are satisfied, RSUs held by such employees that were granted at least six months prior to termination will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to certain additional conditions, including the execution of a full release and an agreement to be available for post-termination consultation with us. As to an employee not holding RSUs, the program generally provides that, in connection with employment termination, an employee who meets the above eligibility requirements will receive a fully-vested, discretionary, profit-sharing contribution pursuant to the Crown Castle Inc. 401(k) Plan ("401(k) Plan") equal to 25% of the employee's base salary. The program is subject to interpretation, modification or termination by the Committee or Board in the sole discretion of each at any time.

CROWN CASTLE INC.	2025 PROXY STATEMENT

In connection with their announced retirement from the Company and planned separation in June 2024 and December 2024, respectively, Mr. Brown and Mr. Kavanagh qualified for the benefits under the Amended and Restated Extended Service Separation Program (hereinafter, "ESSP"). Accordingly, all of Mr. Brown's and Mr. Kavanagh's unvested RSUs will continue to have the opportunity to vest pursuant to their terms (other than the employment requirement), subject to the additional conditions noted above.
Retirement Benefits
In 2024, our executives were eligible to participate in our 401(k) Plan under the same parameters applicable to all other employees, including (1) a matching contribution ("Base Match"), dollar for dollar on up to 5% of the executive's cash compensation contributed and (2) an additional profit sharing contribution ("Profit Sharing Contribution") equal to 5% of the executive's cash compensation. In each case, these contributions are treated as subject to Internal Revenue Service limitations. The value of 2024 contributions for each NEO is provided below in the table at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—All Other Compensation Table."
Health and Welfare Benefits
Our executives are eligible to participate in the same health and welfare benefits that are available to our other eligible employees, such as medical, dental, vision and life insurance. The value of the health and welfare benefits paid by us for each NEO in applicable years is provided below in the tables at "IV. Executive Compensation—Summary Compensation Table" and "IV. Executive Compensation—All Other Compensation Table."
Relocation Benefits
In general, we do not offer our executives significant perquisites, other than relocation assistance. We generally offer relocation assistance to all of our employees (including our executives) who we ask to relocate in connection with their employment with us, with the level of benefits generally corresponding to the level of the employee's position. We have found that relocation assistance can play an important role in attracting qualified candidates or transferring existing employees to our various office locations. The primary benefits provided under our relocation assistance program to our NEOs and other senior management are generally: reasonable moving and related expenses, closing costs related to selling and buying a house and temporary living expenses, if needed, for up to 60 days.
Executive Compensation Governance, Policy and Practice
The Committee is responsible for the executive compensation program design and decision-making process. The Committee solicits input from independent members of the Board, the CEO, other members of management and the independent Compensation Consultant to assist with its responsibilities. The following summarizes the roles of each of the participants in the executive compensation decision-making process.
Compensation and Human Capital Committee
The Committee is composed solely of members of the Board who (1) are not employees of the Company and (2) meet the independence requirements of the NYSE listing standards.
The Committee is responsible for overseeing our executive compensation and LTI programs. Specifically, the Committee is responsible for:
•designing, recommending, administering and evaluating the executive compensation plans, policies and programs of the Company; and
•overseeing the administration of the Company's equity-based compensation plans.
For additional information regarding the Committee, see "II. Election of Directors—Board Committees—Compensation and Human Capital Committee."
Independent Compensation Consultant
In performing its duties, the Committee obtains advice from the Compensation Consultant, FW Cook, which is engaged directly by the Committee (while the Compensation Consultant is engaged by the Committee, it works

CROWN CASTLE INC.	2025 PROXY STATEMENT

with management, including members of our HR department and our CEO, as directed by the Committee). In addition, in the case of compensation decisions relating to executives other than the CEO, the Committee seeks and obtains input from the CEO. The Committee regularly holds executive sessions at its meetings during which management, including the CEO, is not in attendance. Management, including members of our HR department and our CEO, assists with the coordination, preparation and review of Committee meeting materials.
Management
The CEO annually reviews the competitive pay position and the performance of each executive officer other than himself. The CEO's conclusions and recommendations, including base salary adjustments and award amounts for the current year and target annual award amounts for the next year under the AIP (other than for himself) are presented to the Committee. The Committee makes all compensation decisions and approves all share-based awards for the NEOs and other executive officers. The Committee may exercise its discretion in modifying any compensation element to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.
Stock Ownership and Retention Guidelines
To further align the interests of our executive management with those of our stockholders, we have adopted certain stock ownership and retention guidelines ("Ownership Guidelines") designed to support a culture of stewardship among the NEOs and certain other executive officers. The Committee believes the maintenance of the Ownership Guidelines motivates executives to perform in accordance with the interests of our stockholders. The ownership levels in the Ownership Guidelines are designed to ensure that executives have a meaningful economic stake in our Common Stock, while satisfying the executives' need for portfolio diversification.
The Ownership Guidelines provide that each of the NEOs should maintain beneficial ownership of a number of shares of Common Stock having a value sufficient to satisfy the applicable stock ownership level specified below:

Position	Stock Ownership Multiple(a)
Chief Executive Officer	6X Base Salary
Other Executive Officers	3X Base Salary

(a)Represents the dollar value of Common Stock to be held, as determined pursuant to NYSE quotations. Eligible shares under the Ownership Guidelines for purposes of satisfying the applicable stock ownership levels include all shares of Common Stock deemed beneficially owned by an executive officer, which includes stock held in the Company's 401(k) plan, unvested Time RSUs and Performance RSUs that remain only subject to time vesting.
The NEOs have until the fifth anniversary of the date such NEO was appointed to meet the applicable Common Stock ownership level. In addition, an NEO has until the fifth anniversary after the date of an increase in base salary to meet the incremental increase to the applicable Common Stock ownership level as a result of such base salary increase.
The Ownership Guidelines provide that if an NEO's Common Stock ownership is below (or subsequently falls below) the applicable stock ownership level, such NEO should hold and retain all shares of Common Stock received by the NEO resulting from equity awards granted to the NEO by the Company as a component of compensation until the NEO's applicable stock ownership level is met. The Ownership Guidelines apply with respect to "after-tax shares" (e.g., the sale of shares to cover taxes relating to Company granted equity awards is not subject to the Ownership Guidelines).
As of the Record Date, each of the NEOs serving as an executive officer on such date was in compliance with the Ownership Guidelines.
Compensation Recovery and Recoupment (Clawback) Policies
Recovery Policy.
In October 2023, the Board adopted the Incentive Compensation Recovery Policy ("Recovery Policy") to comply with the requirements of Exchange Act Rule 10D-1 and the NYSE listing standards thereunder to provide for the mandatory recoupment of excess incentive compensation (as that term is defined in the Recovery Policy) that was received by certain current and former executive officers in the event the Company is required to prepare an

CROWN CASTLE INC.	2025 PROXY STATEMENT

accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.
Recoupment Policy.
In addition, we maintain a separate legacy recoupment policy ("Recoupment Policy"), which provides that in the event of a restatement of the Company's financial statement or a determination by the Board that misconduct by an NEO or certain other employees caused financial or reputational harm to the Company, the Committee will review the circumstances and make recommendations to the Board as to whether recoupment should be pursued. Under the Recoupment Policy, "misconduct" includes any intentional or reckless violation of our guidelines and policies or any grossly negligent act or failure to act causing the above described result. In such circumstances, the Committee will review all compensation that has been awarded to a responsible party and determine how such compensation may have been affected by the financial restatements or misconduct.
Should the Board determine that recoupment is appropriate, we may recoup from an NEO or other responsible employee any cash incentives and equity awarded in reliance on the financial statements that were restated, or for the year in which the financial or reputational harm occurred, to the extent the Committee determines that the cash incentives and equity awarded were based on such restated financial statements or resulted from such misconduct. The NEO and other responsible employees may also be subject to other disciplinary actions, up to and including termination of employment.
Insider Trading, Anti-Hedging and Anti-Pledging Policies
We have adopted an Insider Trading Policy and procedures governing the purchase, sale or other disposition of our securities by directors, officers, employees, contingent workers, contractors and consultants, which we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards.
Further, our Insider Trading Policy prohibits our directors and employees, including our executive officers, from, among other things, short sales and trading in options, puts, calls or other derivative instruments relating to our securities, including for hedging purposes. All directors and executive officers are also prohibited from pledging our securities as collateral for a loan, including borrowing against our securities held in a margin account.
A copy of our Insider Trading Policy is filed as Exhibit 19 to our 2024 Form 10-K.
Policies and Practices Related to the Grant of Stock Options and Similar Awards
Although the 2022 LTIP allows for the grant of stock options, stock appreciation rights, or similar option-like awards, we do not currently grant such equity awards as part of our compensation program. Accordingly, we have no formal policies or practices to disclose under Item 402(x) of Regulation S-K.
Accounting and Tax Impacts upon Executive Compensation
For a discussion of the accounting impacts on various elements of LTI compensation, see notes 2 and 11 to our consolidated financial statements in our 2024 Form 10-K.
In determining executive compensation, the Committee considers, among other factors, the possible tax consequences. Tax consequences, including tax deductibility, are subject to factors that are beyond our control. In addition, the Committee believes that it is important to retain flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Committee, while considering tax deductibility as one of the factors in determining compensation, has historically not limited compensation to those levels or types of compensation that will be deductible by us.
Generally, Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its covered employees (as defined in Section 162(m)). Our Section 162(m) covered employees include our principal executive officer ("PEO"), our principal financial officer, our three next highest-paid officers, and any employee who has been classified previously as a covered employee for purposes of Section 162(m). Because we intend to continue to qualify as a REIT under the Code, we generally distribute a sufficient level of net taxable income to our stockholders on an annual basis and as a result, do not

CROWN CASTLE INC.	2025 PROXY STATEMENT

incur U.S. federal income tax. Based on our REIT status, we do not expect the tax deduction limitations under Section 162(m) of the Code to have a material impact on us.
Compensation and Human Capital Committee 2024 Report
The Compensation and Human Capital Committee has reviewed and discussed the disclosure set forth above under the heading "Compensation Discussion and Analysis" with management and, based on such review and discussions, it has recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Respectfully submitted by the Compensation and Human Capital Committee of the Board.

COMPENSATION AND HUMAN CAPITAL COMMITTEE

Matthew Thornton, III (Chair)
Cindy Christy
Ari Q. Fitzgerald
Andrea J. Goldsmith
Kevin T. Kabat
Kevin A. Stephens

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Summary Compensation Table
The following Summary Compensation Table sets forth the compensation of the NEOs for 2024, 2023 and 2022 (where applicable). Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table. Pursuant to Instruction 3 to Item 402(c) of Regulation S-K, Mr. Melone's compensation for his service as a non-employee director prior to and following his service as Interim President and CEO and as Special Advisor is set forth in Summary Compensation Table. During his tenure as Interim President and CEO and as Special Advisor, Mr. Melone did not receive additional compensation as a director of the Board.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)

Steven J. Moskowitz(e)	2024	630,000	14,566,409	1,210,251	35,115	16,441,775
Former President & CEO

Daniel K. Schlanger	2024	636,154	6,541,679	681,792	61,337	7,920,962
Interim President & CEO, and CFO	2023	620,000	3,814,076	449,748	59,194	4,943,018
	2022	618,077	2,583,864	868,775	56,963	4,127,679

Christopher D. Levendos	2024	585,577	4,498,170	639,180	62,076	5,785,003
EVP & COO	2023	525,000	4,160,858	380,835	59,194	5,125,887
	2022	519,231	2,849,862	735,656	58,554	4,163,303

Edward B. Adams, Jr.(f)	2024	512,115	2,998,892	548,629	35,425	4,095,061
EVP & General Counsel	2023	462,272	3,588,861	362,700	33,858	4,447,691

Edmond Chan(g)	2024	492,692	5,636,162	559,282	60,258	6,748,394
EVP & CIO

Jay A. Brown(h)	2024	485,154	—	—	45,370	530,524
Former President & CEO	2023	1,060,000	12,020,551	1,537,848	57,772	14,676,171
	2022	1,054,231	8,739,976	2,599,318	57,252	12,450,777

Anthony J. Melone(i)	2024	1,210,846	4,329,906	—	121,082	5,661,834
Former Interim President & CEO

Michael J. Kavanagh	2024	650,000	4,136,189	692,445	62,076	5,540,710
Former EVP & COO	2023	650,000	3,513,629	471,510	60,023	4,695,162
	2022	631,731	2,583,864	910,812	58,554	4,184,961

(a)Represents the dollar value of base salary earned by the NEO during the applicable fiscal year, inclusive of annual increases approved in the first quarter of 2024.
(b)Represents the aggregate grant date fair value of stock awards granted to each NEO in the applicable fiscal year, calculated in accordance with ASC 718. The grant date fair values have been determined based on the assumptions and methodologies set forth in notes 2 and 11 to the consolidated financial statements in our 2024 Form 10-K. The grant date fair value of the Relative TSR Performance RSUs is reported based on the Company's determination of the probable outcome of the achievement of the applicable performance conditions at the target level on the grant date. The value of the 2024 Relative TSR Performance RSUs, assuming achievement of the maximum performance level of 200%, is: Mr. Moskowitz, $8,055,196; Mr. Schlanger, $2,744,707; Mr. Levendos, $2,894,410; Mr. Adams, $1,929,686; Mr. Chan, $2,661,513; and Mr. Kavanagh, $2,661,513.

CROWN CASTLE INC.	2025 PROXY STATEMENT

(c)Represents the value of the Annual Incentives earned by the NEOs for the applicable fiscal year under the applicable AIP. These Annual Incentives are paid in cash. For Mr. Moskowitz, in accordance with his compensation package, the amount represents the actual Annual Incentive paid, which was prorated to reflect the start of his employment as CEO, effective April 11, 2024. Additional details regarding the range of the NEOs' 2024 Annual Incentive award opportunities are disclosed above at "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements—Short-Term Incentives" and below in the table and related footnotes at "IV. Executive Compensation—Grants of Plan-Based Awards in 2024."
(d)Represents the aggregate value of all other compensation for the applicable fiscal year not otherwise reported in any other column of the Summary Compensation Table. This amount includes matching contributions and profit sharing contributions made by the Company under the 401(k) Plan and the dollar value of the portion of health and welfare insurance premiums paid by the Company in the applicable fiscal year. For Mr. Melone, this column also includes compensation paid to him in his capacity as a non-employee director for the portion of the fiscal year during which he was not serving as Interim President & CEO or as Special Advisor. Additional details regarding the amounts reported in this column are provided in the table below at "IV. Executive Compensation—All Other Compensation Table" and the footnotes thereto.
(e)Mr. Moskowitz served as President & CEO from April 11, 2024 until March 23, 2025. Mr. Moskowitz first qualified as an NEO for 2024, and, therefore, compensation information is provided for him with respect to 2024 only. As previously announced, Mr. Moskowitz ceased serving as our President & CEO, effective March 23, 2025.
(f)Mr. Adams was appointed EVP & General Counsel effective February 21, 2023. Mr. Adams first qualified as an NEO for 2023, and, therefore, compensation information is provided for him with respect to 2023 and 2024 only.
(g)Mr. Chan was appointed EVP & CIO effective January 16, 2024. Mr. Chan first qualified as an NEO for 2024, and, therefore, compensation information is provided for him with respect to 2024 only.
(h)Mr. Brown retired from the position of President & CEO on January 16, 2024. He remained with the Company as an executive advisor through June 6, 2024.
(i)Mr. Melone was appointed Interim President & CEO effective January 16, 2024. Mr. Melone first qualified as an NEO for 2024, and, therefore, compensation information is provided for him with respect to 2024 only. Mr. Melone served as our Interim President & CEO from January 17, 2024 to April 11, 2024 and as Special Advisor from April 12, 2024 through May 31, 2024. Mr. Melone was not eligible to participate in the Company's 2024 AIP in his capacity as Interim President & CEO or as Special Advisor. The amount reported under the All Other Compensation is attributable to the amounts earned in 2024 for his service as a non-employee director prior to and following his service as Interim President & CEO and as Special Advisor.

CROWN CASTLE INC.	2025 PROXY STATEMENT

All Other Compensation Table
The following table and the footnotes thereto describe the components of the "All Other Compensation" column in the Summary Compensation Table above.

Name	Year	Registrant Contributions to Defined Contribution Plans($)(a)	Insurance Premiums($)(b)	Other ($)(c)	All Other Compensation ($)(d)

Steven J. Moskowitz	2024	17,250	17,865	—	35,115

Daniel K. Schlanger	2024	34,500	26,837	—	61,337
	2023	33,000	26,194	—	59,194
	2022	33,550	23,413	—	56,963

Christopher D. Levendos	2024	34,500	27,576	—	62,076
	2023	33,000	26,194	—	59,194
	2022	33,550	25,004	—	58,554

Edward B. Adams, Jr.	2024	34,500	925	—	35,425
	2023	33,000	858	—	33,858

Edmond Chan	2024	34,500	25,758	—	60,258

Jay A. Brown	2024	34,500	10,870	—	45,370
	2023	33,000	24,772	—	57,772
	2022	33,550	23,702	—	57,252

Anthony J. Melone	2024	17,250	6,128	97,704	121,082

Michael J. Kavanagh	2024	34,500	27,576	—	62,076
	2023	33,000	27,023	—	60,023
	2022	33,550	25,004	—	58,554

(a)    For 2023 and 2024, represents the Base Match and Profit Sharing Contribution, as applicable, made to the NEOs under the 401(k) Plan, as discussed in "IV. Executive Compensation—Compensation Discussion and Analysis—Other Elements of Executive Compensation—Retirement Benefits." For 2022, represents our base matching contribution (equal to 100% of the first 3% of the executive's compensation contributed), a discretionary annual matching contribution (equal to 100% of the next 3% of the executive's compensation contributed) and an additional discretionary profit sharing contribution (equal to 5% of the executive's base salary for 2022) made to the NEOs, as applicable, under the 401(k) Plan relating to the applicable fiscal year.
(b)    Represents the portion of the NEO's health and welfare insurance premiums paid by us for the applicable fiscal year. The health and welfare benefits for which a portion of these premiums were paid included the following:
•    Medical, dental, and vision insurance
•    Basic life insurance

CROWN CASTLE INC.	2025 PROXY STATEMENT

•    Short-term disability insurance
•    Long-term disability insurance
For Mr. Melone, represents the value of such health and welfare insurance premiums during the period he served as Interim President & CEO and as Special Advisor.
(c)    Represents the amounts Mr. Melone earned in 2024 for his service as a non-employee director prior to and following his service as Interim President & CEO and as Special Advisor. This amount includes a prorated Board Retainer, prorated Committee Retainers and the value of health and welfare insurance premiums paid by the Company during the portion of the year Mr. Melone was a non-employee director.
(d)    Represents the aggregate value of all other compensation elements for the applicable fiscal year, which is included above in the "All Other Compensation" column of the table under "IV. Executive Compensation—Summary Compensation Table."

CROWN CASTLE INC.	2025 PROXY STATEMENT

Grants of Plan-Based Awards in 2024
The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the NEOs during 2024:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards (#)(c)	Grant Date Fair Value of Stock Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Steven J. Moskowitz	—		568,033	1,136,066	1,988,115	—	—	—	—	—
	4/11/24	(e)	—	—	—	—	—	—	23,664	2,297,301
	4/11/24		—	—	—	—	—	—	48,511	4,709,448
	4/11/24	(f)	—	—	—	18,191	36,383	72,766	—	4,027,598
	4/11/24	(g)	—	—	—	27,287	36,383	72,766	—	3,532,062

Daniel K. Schlanger	—		320,000	640,000	1,120,000	—	—	—	—	—
	1/23/24	(h)	—	—	—	—	—	—	21,085	2,276,126
	2/21/24		—	—	—	—	—	—	15,352	1,653,257
	2/21/24	(f)	—	—	—	5,757	11,514	23,028	—	1,372,354
	2/21/24	(g)	—	—	—	8,635	11,514	23,028	—	1,239,943

Christopher D. Levendos	—		300,000	600,000	1,050,000	—	—	—	—	—
	2/21/24		—	—	—	—	—	—	16,189	1,743,393
	2/21/24	(f)	—	—	—	6,071	12,142	24,284	—	1,447,205
	2/21/24	(g)	—	—	—	9,106	12,142	24,284	—	1,307,572

Edward B. Adams, Jr.	—		257,500	515,000	901,250	—	—	—	—	—
	2/21/24		—	—	—	—	—	—	10,793	1,162,298
	2/21/24	(f)	—	—	—	4,047	8,095	16,190	—	964,843
	2/21/24	(g)	—	—	—	6,071	8,095	16,190	—	871,751

Edmond Chan	—		262,500	525,000	918,750	—	—	—	—	—
	1/16/24	(i)	—	—	—	—	—	—	13,534	1,499,973
	2/21/24		—	—	—	—	—	—	14,886	1,603,073
	2/21/24	(f)	—	—	—	5,582	11,165	22,330	—	1,330,756
	2/21/24	(g)	—	—	—	8,373	11,165	22,330	—	1,202,359

Jay A. Brown	—	(j)	—	—	—	—	—	—	—	—
	—	(k)	—	—	—	—	—	—	—	—

Anthony J. Melone	—	(j)	—	—	—	—	—	—	—	—
	1/16/24	(l)	—	—	—	—	—	—	39,068	4,329,906

Michael J. Kavanagh	—		325,000	650,000	1,137,500	—	—	—	—	—
	2/21/24		—	—	—	—	—	—	14,886	1,603,073
	2/21/24	(f)	—	—	—	5,582	11,165	22,330	—	1,330,756
	2/21/24	(g)	—	—	—	8,373	11,165	22,330	—	1,202,359

(a)Represents the estimated payouts that the NEOs could earn under the AIP as described in the Compensation Discussion and Analysis above. The annual incentive opportunities for each NEO, calculated as a percentage of the NEO's base salary, are provided above in "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements—Short-Term Incentives—Annual Incentives." For Mr. Moskowitz, such amounts are shown on a prorated basis, reflective of his partial year participation in the 2024 AIP. The actual Annual Incentives paid to each NEO under the AIP are disclosed above in the "Non-Equity Incentive Plan Compensation" column of the table at "IV. Executive Compensation—Summary Compensation Table."
(b)The grant listed for each NEO represents the Performance RSU component of the 2024 annual RSUs. All such grants were made pursuant to the 2022 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements—Long-Term Incentives."

CROWN CASTLE INC.	2025 PROXY STATEMENT

(c)The grant listed for each NEO represents the Time RSU component of the 2024 annual RSUs. All such grants were made pursuant to the 2022 LTIP. Details regarding vesting parameters generally applicable to these RSUs are provided above in "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Elements—Long-Term Incentives."
(d)Represents the grant date fair value of the RSUs granted to the NEOs in 2024 calculated in accordance with ASC 718, the aggregate of which is included above in the "Stock Awards" column of the table at "IV. Executive Compensation—Summary Compensation Table." Generally, the grant date fair value is the amount we would expense in our financial statements over the award's vesting schedule. For information on the valuation assumptions utilized for accounting purposes, see notes 2 and 11 to the consolidated financial statements in our 2024 Form 10-K.
(e)Represents new hire RSUs granted to Mr. Moskowitz in connection with appointment as our President & CEO on April 11, 2024. Such RSUs vest 50% on April 11th of each of 2025 and 2026, subject to Mr. Moskowitz's continued employment through each applicable vesting date.
(f)The grant listed for each NEO represents the Relative TSR Performance RSUs.
(g)The grant listed for each NEO represents the Average ROIC Performance RSUs.
(h)Represents Time RSUs granted to Mr. Schlanger in connection with the Board's decision to continue retaining him as EVP & CFO to serve beyond his previously announced termination date of March 31, 2024. Such RSUs vested as to 11,486 units on September 30, 2024 and 9,599 units on December 31, 2024.
(i)Represents new hire RSUs granted to Mr. Chan in connection with his commencement of employment on January 16, 2024. Such RSUs vest as to approximately 16.7%, 16.6%, 33.3% and 33.4% on April 10, 2024, January 10, 2025, January 10, 2026 and January 10, 2027, respectively.
(j)Messrs. Brown and Melone were not eligible to participate in the Company's 2024 AIP.
(k)Mr. Brown was not awarded LTIs in 2024, as he had provided the Company with notice on January 16, 2024 of his planned retirement under the ESSP.
(l)Represents the Interim RSU Grant granted to Mr. Melone in connection with his appointment as Interim President & CEO on January 16, 2024. Such RSUs were to vest on the earlier of (i) January 16, 2025; or (ii) Mr. Melone's termination of employment without cause, including termination in connection with the Board's appointment of a successor. Such RSUs vested on May 31, 2024, in connection with Mr. Melone's termination of employment following the Board's appointment of Mr. Moskowitz as his successor.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table and footnotes related thereto provide information regarding equity-based awards outstanding as of December 31, 2024 for each NEO. As of December 31, 2024 and the Record Date, none of the NEOs had any outstanding stock options.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(b)

Steven J. Moskowitz	4/11/2024	23,664	(d)	2,147,745	—		—
	4/11/2024	48,511	(e)	4,402,858	—		—
	4/11/2024	—		—	36,383	(h)	3,302,121
	4/11/2024	—		—	36,383	(i)	3,302,121

Daniel K. Schlanger	2/17/2022	2,428	(e)	220,365	—		—
	2/17/2022	0	(f)	0	—		—
	2/17/2022	0	(g)	0	—		—
	2/22/2023	7,171	(e)	650,840	—		—
	2/22/2023	—		—	10,193	(h)	925,117
	2/22/2023	—		—	11,916	(j)	1,081,496
	2/21/2024	15,352	(e)	1,393,348	—		—
	2/21/2024	—		—	11,514	(h)	1,045,011
	2/21/2024	—		—	11,514	(i)	1,045,011

Christopher D. Levendos	2/17/2022	2,678	(e)	243,055	—		—
	2/17/2022	0	(f)	0	—		—
	2/17/2022	0	(g)	0	—		—
	2/22/2023	7,823	(e)	710,015	—		—
	2/22/2023	—		—	11,120	(h)	1,009,251
	2/22/2023	—		—	12,999	(j)	1,179,789
	2/21/2024	16,189	(e)	1,469,314	—		—
	2/21/2024	—		—	12,142	(h)	1,102,008
	2/21/2024	—		—	12,142	(i)	1,102,008

Edward B. Adams, Jr.	2/17/2022	491	(e)	44,563	—		—
	2/17/2022	0	(f)	0	—		—
	2/17/2022	0	(g)	0	—		—
	2/21/2023	4,879	(k)	442,818	—		—
	2/22/2023	4,868	(e)	441,820	—		—
	2/22/2023	—		—	6,919	(h)	627,968
	2/22/2023	—		—	8,088	(j)	734,067
	2/21/2024	10,793	(e)	979,573	—		—
	2/21/2024	—		—	8,095	(h)	734,702
	2/21/2024	—		—	8,095	(i)	734,702

CROWN CASTLE INC.	2025 PROXY STATEMENT

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)		Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(c)		Equity Incentive Awards: Market or Payout Plan Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(b)

Edmond Chan	1/16/2024	11,274	(l)	1,023,212	—		—
	2/21/2024	14,886	(e)	1,351,053	—		—
	2/21/2024	—		—	11,165	(h)	1,013,335
	2/21/2024	—		—	11,165	(i)	1,013,335

Jay A. Brown	2/17/2022	8,213	(e)	745,412	—		—
	2/17/2022	0	(f)	0	—		—
	2/17/2022	0	(g)	0	—		—
	2/22/2023	22,600	(e)	2,051,176	—		—
	2/22/2023	—		—	32,125	(h)	2,915,665
	2/22/2023	—		—	37,554	(i)	3,408,401

Anthony J. Melone(m)	—	—		—	—		—

Michael J. Kavanagh	2/17/2022	2,428	(e)	220,365	—		—
	2/17/2022	0	(f)	0	—		—
	2/17/2022	0	(g)	0	—		—
	2/22/2023	6,606	(e)	599,561	—		—
	2/22/2023	—		—	9,390	(h)	852,236
	2/22/2023	—		—	10,977	(j)	996,273
	2/21/2024	14,886	(e)	1,351,053	—		—
	2/21/2024	—		—	11,165	(h)	1,013,335
	2/21/2024	—		—	11,165	(i)	1,013,335

(a)Represents the number of units of the outstanding and unvested portion of RSUs subject solely to service-based vesting conditions, including the number of shares underlying 2022 Performance RSUs, if any, that were earned at the end of the applicable performance period but remained outstanding as of the fiscal year ended December 31, 2024.
(b)Represents the market value of the outstanding and unvested RSUs, based on the closing market price of our Common Stock ($90.76) as of December 31, 2024 (the last trading day prior to our fiscal year end).
(c)Represents outstanding, unvested and unearned Performance RSUs, based on the target number of units granted.
(d)Represents the outstanding and unvested portion of New Hire RSUs granted to Mr. Moskowitz in connection with his commencement of employment. Such New Hire RSUs vest 50% on April 11th of each of 2025 and 2026, subject to Mr. Moskowitz's continued employment through each applicable vesting date. Mr. Moskowitz ceased to serve as our President & CEO effective March 23, 2025; however, the vesting of his New Hire RSUs continues subject to the terms of the Moskowitz Severance Agreement.
(e)Represents the outstanding and unvested Time RSU portion of the annual RSUs granted to each of the NEOs. Time RSUs vest in three approximately equal annual installments on the anniversary of the applicable grant date.
(f)Represents shares underlying the Relative TSR Performance RSUs granted to certain of the NEOs in 2022 that were earned at the end of the three-year performance period. Since the performance level for such units was below the threshold, all Relative TSR Performance RSUs granted in 2022 were forfeited on February 19, 2025.
(g)Represents shares underlying the Absolute TSR Performance RSUs granted to certain of the NEOs in 2022 that were earned at the end of the three-year performance period. Since the performance level for such units was below the threshold, all Absolute TSR Performance RSUs granted in 2022 were forfeited on February 19, 2025.
(h)Represents the outstanding and unvested portion of the Relative TSR Performance RSUs granted to certain of the NEOs in 2024 and 2023.
(i)Represents the outstanding and unvested portion of the Average ROIC Performance RSUs granted to certain of the NEOs in 2024.
(j)Represents the outstanding and unvested portion of Absolute TSR Performance RSUs granted to certain of the NEOs in 2023.
(k)Represents the outstanding and unvested portion of Time RSUs granted to Mr. Adams in 2023 in connection with his promotion to EVP and General Counsel. Such Time RSUs vest in three approximately equal annual installments beginning on February 10 of each year following the year of grant.
(l)Represents the outstanding and unvested portion of New Hire RSUs granted to Mr. Chan in 2024. Such New Hire RSUs vest as to approximately 16.7%, 16.6%, 33.3% and 33.4% on April 10, 2024, January 10, 2025, January 10, 2026 and January 10, 2027, respectively.

CROWN CASTLE INC.	2025 PROXY STATEMENT

(m)Mr. Melone had no outstanding and unvested awards as of December 31, 2024, as the Interim RSU Grant awarded to him in connection with his appointment as Interim President & CEO vested on May 31, 2024.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Option Exercises and Stock Vested in 2024
The following table provides the amount realized during 2024 by each NEO upon the vesting of RSUs. No options were exercised by any of the NEOs in 2024, and as of December 31, 2024 and the Record Date, none of the NEOs held any outstanding stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Steven J. Moskowitz	0	0
Daniel K. Schlanger	29,291	3,089,234
Christopher D. Levendos	8,358	904,503
Edward B. Adams, Jr.	5,956	646,610
Edmond Chan	2,260	230,520
Jay A. Brown	26,586	2,877,137
Anthony J. Melone	39,068	3,892,345
Michael J. Kavanagh	7,712	834,593

(a)For each of the NEOs, excluding Messrs. Moskowitz, Chan, and Melone, the amounts presented include approximately one-third of the 2021, 2022, and 2023 Time RSU grants. The amounts for Messrs. Schlanger, Adams, Chan, and Melone also include the vesting of RSUs granted outside of the annual LTI award cycle.
(b)The value realized on vesting is calculated using the closing market price of our Common Stock from the trading day immediately preceding the date of vesting, which was $108.22 per unit for all grants, except as detailed below:
•Time RSUs previously granted to Mr. Schlanger in connection with the Board's decision to continue retaining him as EVP and CFO beyond his previously announced termination date of March 31, 2024 vested on September 10, 2024 and December 31, 2024, at which times the closing market price of our Common Stock was $116.61 and $89.78, respectively;
•Time RSUs previously granted to Mr. Adams in connection with his promotion to SVP—Legal in September 2021 and to EVP & General Counsel in February 2023 vested on February 10, 2024 and September 10, 2024, respectively, at which times the closing market price of our Common Stock was $108.40 and $117.54, respectively;
•New Hire RSUs granted to Mr. Chan in connection with his appointment as EVP & CIO vested on April 10, 2024, at which time the closing market price of our Common Stock was $102.00; and
•Interim RSU Grant awarded to Mr. Melone in connection with his appointment as Interim President & CEO vested on May 31, 2024, at which time the closing market price of our Common Stock was $99.63.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Potential Payments Upon Termination of Employment
Severance Agreements
We have entered into Severance Agreements with each of our NEOs (except Mr. Melone), which provide certain benefits to and impose certain obligations on our NEOs upon termination of their employment with us. Details regarding the benefits provided under the NEOs' Severance Agreements and the potential value thereof are set forth below. Pursuant to each Severance Agreement, we are required to provide severance benefits to the NEO if such NEO's employment is terminated pursuant to a Qualifying Termination (as defined in footnote (a) to the table below). The Severance Agreements provide for enhanced severance benefits if the NEO's employment is terminated in connection with a Qualifying Termination Upon Change in Control (as defined in footnote (a) to the table below).
Upon a Qualifying Termination occurring on December 31, 2024 not during a Change in Control Period (as defined in the Severance Agreements), the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus multiplied by two (for Mr. Moskowitz) or one (for all other NEOs covered by a Severance Agreement). "Annual Bonus" is defined for purposes of each NEO's Severance Agreement as the target annual bonus for the calendar year in which the date of termination occurs;
•a prorated cash amount equal to the NEO's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the NEO's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for either two years (for Mr. Moskowitz) or for one year (for all other NEOs covered by a Severance Agreement);
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•the opportunity for continued vesting of all RSUs for two years after termination, with the continued vesting of Performance Awards (as defined in the Severance Agreements) to remain subject to the satisfaction of the applicable performance criteria.
In connection with a Qualifying Termination Upon Change in Control occurring on December 31, 2024, the NEOs would have been entitled to the following benefits:
•a lump sum severance payment equal to the sum of the NEO's base salary and Annual Bonus multiplied by two;
•a prorated cash amount equal to the NEO's Annual Bonus for the year in which termination occurs when and if annual incentives for the year of termination are paid to other executive officers;
•to the extent the annual incentive for the year prior to the year in which termination occurs has not been paid, a cash amount equal to the NEO's prior year actual annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers;
•continued coverage under specified health and welfare benefit programs for two years;
•continued participation in the 401(k) Plan for the calendar year in which termination occurs, including our contributions based upon participation or matching (with payment of the after-tax economic equivalent if and to the extent such is not permitted under the 401(k) Plan or by applicable law); and
•immediate vesting of any outstanding RSUs, provided that such immediate vesting only applies to Performance Awards with respect to the target level of performance, and the NEO has the opportunity, subject to and contingent upon actual performance, to continue vesting as to any Performance Awards in excess of such target level of performance following the date of termination.
Each of the Severance Agreements also has provisions that generally prohibit the NEOs, for a period of 12 months following the termination of such officer's employment with us, from (1) engaging in certain competitive

CROWN CASTLE INC.	2025 PROXY STATEMENT

activities in designated geographic areas and (2) soliciting our employees and our affiliates. In addition, the Severance Agreement with Mr. Moskowitz contains a provision that, in the event of a Non-Qualifying Termination (as defined in the Severance Agreement), other than a termination by the Company without cause, following the date on which Mr. Moskowitz has reached the age of 65 and completed at least four years of service as an employee of the Company and provided that Mr. Moskowitz delivers at least 180 days prior notice of termination: (1) the service condition for Mr. Moskowitz's RSUs will be deemed satisfied and all of his outstanding RSUs will continue to vest for the remainder of the vesting period as if he continued to be an employee of the Company, (2) to the extent not already paid, the Company will pay his annual bonus for the immediately preceding year, and (3) Mr. Moskowitz will be entitled to fully participate in the Company's 401(k) plan for the calendar year in which the termination occurred. Mr. Moskowitz's departure from the Company effective March 23, 2025 met the definition of a qualifying termination pursuant to the terms of his Severance Agreement with the Company. As a result, Mr. Moskowitz is eligible to receive certain payments and benefits following his separation, in accordance with such agreement.
Except with respect to Messrs. Brown, Melone and Kavanagh, the following table and footnotes thereto reflect the alternative termination benefits to which each of our NEOs would be entitled in the event of termination of the individual's employment on December 31, 2024 under the different scenarios shown below. For Messrs. Brown and Kavanagh, the information provided below reflects the actual payments and benefits received in connection with their retirement under the ESSP effective June 6, 2024 and December 31, 2024, respectively. For Mr. Melone, the information provided below reflects the value of his Interim RSU Grant that vested in connection with his termination of employment effective May 31, 2024.

Name	Termination Type(a)	Severance Amount($)(b)	Early or Continued Vesting of RSUs($)(c)	Other($)(d)	Total Employment Termination Benefits($)

Steven J. Moskowitz	Qualifying Upon Change in Control	4,950,000	14,062,176	1,640,074	20,652,249
	Qualifying	4,950,000	5,433,702	1,640,074	12,023,776
	Non-Qualifying	—	—	—	—

Daniel K. Schlanger	Qualifying Upon Change in Control	2,560,000	8,565,341	709,074	11,834,415
	Qualifying	1,280,000	1,998,989	683,162	3,962,151
	Non-Qualifying	—	—	—	—

Christopher D. Levendos	Qualifying Upon Change in Control	2,400,000	9,230,599	670,553	12,301,152
	Qualifying	1,200,000	2,147,778	643,901	3,991,680
	Non-Qualifying	—	—	—	—

Edward B. Adams, Jr.	Qualifying Upon Change in Control	2,060,000	5,541,471	532,250	8,133,721
	Qualifying	1,030,000	1,758,470	532,250	3,320,720
	Non-Qualifying	—	—	—	—

Edmond Chan	Qualifying Upon Change in Control	2,100,000	4,704,500	590,074	7,394,573
	Qualifying	1,050,000	1,618,100	566,162	3,234,261
	Non-Qualifying	—	—	—	—

Jay A. Brown(e)	Other	0	3,231,439	17,250	3,248,689

Anthony J. Melone(f)	Other	0	3,892,345	0	3,892,345

Michael J. Kavanagh(e)	Other	0	1,910,365	667,250	2,577,615

(a)    Except as provided in (e), (f) and (g) below, represents the various employment termination scenarios as defined in the NEO's Severance Agreements. Each of such scenarios can be described as follows:
•A "Qualifying Termination" occurs upon (1) our termination of the executive's employment with us for any reason other than for Cause (as defined in the Severance Agreements) or disability or death, or (2) the executive's termination of employment with us within 60 days of the occurrence of an event that constitutes Good Reason (as defined in the Severance Agreements).
•A "Non-Qualifying Termination" occurs upon any termination of the executive's employment with us other than a Qualifying Termination.
•A "Qualifying Termination Upon Change in Control" occurs upon a Qualifying Termination of the executive within two years following a Change in Control (as defined in the Severance Agreements).

CROWN CASTLE INC.	2025 PROXY STATEMENT

(b)    Represents the severance amounts payable to the NEOs (as applicable) in connection with termination of employment.
(c)    Except with respect to Mr. Melone, represents the value of outstanding and unvested RSUs on December 31, 2024 (calculated as the number of RSUs multiplied by $90.76, the closing price per share of our Common Stock on December 31, 2024, which was the last trading day in calendar year 2024) for which the vesting would be accelerated or continued without future service or performance conditions (also includes accrued dividend equivalents that would be paid upon vesting of such RSUs). For Mr. Melone, the amount shown represents the value of his Interim RSU Grant that vested on May 31, 2024.
(d)    Except with respect to Messrs. Brown, Melone and Kavanagh, represents the following items:
•A prorated cash amount equal to the officer's Annual Bonus for the year of termination. The payment of a cash amount equal to the NEO's prior year annual incentive when and if any annual incentives for the year prior to the date of termination are paid to our other executive officers is permitted under the Severance Agreements but would not apply under this scenario because termination is assumed to occur on December 31, 2024, and any prior year actual annual incentives relating to 2023 would have already been paid.
•An estimate of the premiums paid by us for continued coverage under specified health and welfare benefit programs.
•An estimate of our 401(k) Plan profit sharing contributions for continued participation in the 401(k) Plan for 2024, the year in which termination of employment is assumed to occur under this scenario. Assuming termination of employment occurs on December 31, 2024, the Profit Sharing Contribution for 2024 that would be payable to each NEO would be $17,250.
(e)    Messrs. Brown and Kavanagh each retired from the Company on June 6, 2024 and December 31, 2024, respectively, at which time they qualified for the benefits under the ESSP. See "IV. Executive Compensation—Compensation Discussion and Analysis—Other Elements of Executive Compensation—Amended and Restated Extended Service Separation Program" above for additional information. The values shown on this row for each of Messrs. Brown and Kavanagh reflect the value of (1) outstanding Time RSUs, as of December 31, 2024, that are eligible for continued vesting and (2) a 401(k) Profit Sharing Contribution with respect to 2024, each of which benefits are provided via the ESSP due to Messrs. Brown's and Kavanagh's qualifying retirement. In addition, Mr. Kavanagh received a prorated Annual Bonus for the year in which retirement occurred, which the value thereof is reflected in this row.
(f)    Mr. Melone stepped down from his role as Interim President & CEO on April 11, 2024, following the appointment of Mr. Moskowitz as President & CEO. Mr. Melone served as a Special Advisor from April 11, 2024 through May 31, 2024, at which time his employment ended. As discussed in "IV. Executive Compensation—Option Exercises and Stock Vested in 2024", the value of the Interim RSU Grant awarded to Mr. Melone in connection with his appointment as Interim President & CEO vested upon his termination of employment and are, therefore, shown here.

CROWN CASTLE INC.	2025 PROXY STATEMENT

CEO Pay Ratio
In accordance with the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated thereunder and the related SEC guidance ("Pay Ratio Rules"), we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO.
Pursuant to the Pay Ratio Rules, in the event a company has multiple individuals serving as CEO during the applicable fiscal year, it is permissible to calculate the CEO pay ratio based on the annualized compensation of the individual serving as the CEO on the median employee identification date. As noted above, Mr. Moskowitz was appointed our President and CEO effective April 11, 2024 and served in such capacity through December 31, 2024, the date on which we identified our median employee for purposes of calculating the CEO pay ratio for 2024. As such, for purposes of the CEO pay ratio calculation, given that Mr. Moskowitz did not commence employment until April 11, 2024, we annualized certain elements of his compensation, including base salary and the value of health and welfare insurance premiums.
We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with the Pay Ratio Rules. Due to estimates and assumptions permitted under the Pay Ratio Rules, our pay ratio disclosure may not be comparable to the pay ratio disclosure presented by other companies.

Year	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
2024	$17,188,343	$160,310	107:1
CEO Pay Ratio Methodology
As a result of a significant change to our employee population primarily related to reductions in our workforce resulting from the Company's previously announced restructuring plans in July 2023 and June 2024 that we believe would significantly impact the CEO pay ratio, for 2024, we identified a new median employee for purposes of calculating the pay ratio disclosure.
For purposes of identifying our median employee in 2024, we took the following steps:
•We determined that as of December 31, 2024 ("Determination Date"), our employee population, excluding our CEO, consisted of approximately 3,950 employees, including full-time and part-time employees. No employees were excluded on the basis of geography.
•For each employee, we calculated on a consistent basis (a) the base salary in effect as of the Determination Date, (b) the annual incentive paid with respect to fiscal year 2024, (c) commissions paid during fiscal year 2024 and (d) the grant date fair value of RSUs granted during fiscal year 2024 (calculated in accordance with ASC 718). For each employee, the sum of these components of compensation was then analyzed and sorted to identify the median employee.
Once the median employee was identified, the median employee's annualized total compensation shown in the chart above was calculated using the same methodology that we used to calculate the CEO's annual total compensation as reported in the Summary Compensation Table (see "IV. Executive Compensation—Summary Compensation Table") and to annualize Mr. Moskowitz's compensation for 2024.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Pay Versus Performance
The following Pay Versus Performance Table sets forth certain compensation information, including compensation actually paid ("CAP") as calculated in accordance with Item 402(v) of Regulation S-K, of our PEO and the average compensation of all other NEOs as a group for 2024, 2023, 2022, 2021 and 2020. CAP amounts do not reflect the actual amount of compensation earned by or paid to the executives covered by the disclosure during the years shown below. Additional details regarding the CAP calculation are provided in the CAP Reconciliation Tables below.
Pay Versus Performance Table

Year (a)	Summary Compensation Table Total for PEO to Brown ($)	CAP to PEO to Brown (b)($)	Summary Compensation Table Total for PEO to Melone ($)	CAP to PEO to Melone (b)($)	Summary Compensation Table Total for PEO to Moskowitz ($)	CAP to PEO to Moskowitz (b)($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average CAP to Non-PEO NEOs (b)($)	Value of Initial Fixed $100 Investment Based On (c):		Net Income (in millions) ($)	AFFO Per Share (e)($)
									TSR ($)	Peer Group TSR (d)($)
2024	530,524	(4,626,095)	5,661,834	5,285,414	16,441,775	14,593,917	6,018,026	3,892,408	78.94	117.56	(3,903)	6.98
2023	14,676,171	6,046,842	N/A	N/A	N/A	N/A	4,953,286	1,950,170	94.54	112.04	1,502	7.55
2022	12,450,777	(23,064,859)	N/A	N/A	N/A	N/A	4,159,022	(3,640,624)	105.39	100.62	1,675	7.38
2021	14,553,510	40,841,701	N/A	N/A	N/A	N/A	4,453,786	11,341,359	156.16	134.06	1,096	6.95
2020	17,999,135	30,135,430	N/A	N/A	N/A	N/A	5,521,035	9,232,300	115.61	94.88	1,056	6.78

(a)The PEO for 2023, 2022, 2021 and 2020 was Jay A. Brown and the PEOs for 2024 were Jay A. Brown, Anthony J. Melone and Steven J. Moskowitz. The non-PEO NEOs for the applicable years were as follows:
•    2024: Daniel K. Schlanger, Christopher D. Levendos, Edward B. Adams, Jr., Edmond Chan and Michael J. Kavanagh.
•    2023: Daniel K. Schlanger, Christopher D. Levendos, Michael J. Kavanagh, Edward B. Adams, Jr. and Catherine Piche.
•    2022: Daniel K. Schlanger, Michael J. Kavanagh, Christopher D. Levendos and Catherine Piche.
•    2021: Daniel K. Schlanger, Michael J. Kavanagh, Kenneth J. Simon, Christopher D. Levendos and Robert C. Ackerman.
•    2020: Daniel K. Schlanger, Robert C. Ackerman, Kenneth J. Simon, Christopher D. Levendos and James D. Young.
(b)See CAP Reconciliation Tables below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.
(c)Assumes an initial investment of $100.00 on December 31, 2019 and dividend reinvestment.
(d)The peer group used for purposes of this disclosure in each covered year is the FTSE NAREIT All Equity REITs Index.
(e)The Company has selected "AFFO per share" as the company-selected measure for purposes of this disclosure. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding. We define AFFO as Funds from Operations ("FFO") before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and net (income) loss from discontinued operations, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to the Company's common stockholders.
CAP Reconciliation Tables
The amounts deducted and added in calculating the CAP for the PEO or PEOs, as applicable, for 2020 through 2024 are as follows:

	2024			2023	2022	2021	2020
	Brown	Melone	Moskowitz	Brown	Brown	Brown	Brown
Summary Compensation Table Total	530,524	5,661,834	16,441,775	14,676,171	12,450,777	14,553,510	17,999,135
Adjustments
Deduct: Reported value of equity awards(a)	—	(4,329,906)	(14,566,409)	(12,020,551)	(8,739,976)	(10,504,164)	(14,397,619)
Add: Year end fair value of outstanding equity awards granted in covered year	—	—	11,968,032	8,126,778	5,571,608	15,297,424	13,244,222
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end	(5,012,606)	—	—	(5,212,168)	(26,050,018)	18,685,093	8,625,669
Add: Fair value at vesting date of equity awards granted and vested in covered year	—	3,892,345	—	—	—	—	—
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year	(185,304)	—	—	191,010	(5,966,179)	759,162	3,339,666

CROWN CASTLE INC.	2025 PROXY STATEMENT

	2024			2023	2022	2021	2020
	Brown	Melone	Moskowitz	Brown	Brown	Brown	Brown
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year	—	—	—	—	—	—	(272,230)
Add: Value of dividends paid during the covered year on outstanding and unvested equity awards not otherwise reflected(b)	41,291	61,141	750,519	285,603	(331,071)	2,050,676	1,596,587
Total Adjustments	(5,156,619)	(376,420)	(1,847,858)	(8,629,328)	(35,515,636)	26,288,191	12,136,295
Compensation Actually Paid	(4,626,095)	5,285,414	14,593,917	6,046,843	(23,064,859)	40,841,701	30,135,430

(a)Represents the grant date fair value of equity awards reflected in the "Stock Awards" columns in the Summary Compensation Table for the covered year.
(b)Represents dividend equivalents accrued during the applicable year, as adjusted for the number of RSUs projected to be earned as of the end of each such year. The Company does not pay dividend equivalents prior to the vesting of RSUs and payment of such amounts are in all cases contingent on the vesting of the underlying RSUs.
The amounts deducted and added in calculating the average CAP for all other NEOs as a group for 2020 through 2024 are as follows:

	2024	2023	2022	2021	2020
Summary Compensation Table Total	6,018,026	4,953,286	4,159,022	4,453,786	5,521,035
Adjustments
Deduct: Reported value of equity awards(a)	(4,762,218)	(4,008,976)	(2,716,863)	(2,919,983)	(4,110,967)
Add: Year end fair value of outstanding equity awards granted in covered year	3,124,046	2,162,156	1,731,958	4,252,427	3,784,062
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end	(1,176,483)	(1,038,953)	(5,537,606)	4,791,205	2,714,164
Add: Fair value at vesting date of equity awards granted and vested in covered year	488,222	—	—	—	—
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year	(41,733)	15,856	(1,249,038)	227,065	906,334
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year	—	(218,074)	—	—	(71,609)
Add: Value of dividends paid during the covered year on outstanding and unvested equity awards not otherwise reflected(b)	242,548	84,875	(28,098)	536,859	489,280
Total Adjustments	(2,125,618)	(3,003,116)	(7,799,647)	6,887,573	3,711,264
Compensation Actually Paid	3,892,408	1,950,170	(3,640,624)	11,341,359	9,232,300

(a)Represents the grant date fair value of equity awards reflected in the "Stock Awards" columns in the Summary Compensation Table for the covered year.
(b)Represents dividend equivalents accrued during the applicable year, as adjusted for the number of RSUs projected to be earned as of the end of each such year. The Company does not pay dividend equivalents prior to the vesting of RSUs, and payment of such amounts are in all cases contingent on the vesting of the underlying RSUs.
Alignment Analysis
As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," equity awards represent the largest component of our total compensation program for executives. As a result, fluctuations in our stock price can have a meaningful impact on CAP. This impact is magnified by the Company's selection of TSR (on a relative basis, and, with respect to years 2020 through 2023, also on an absolute basis) as a performance criteria for a large portion of such equity awards during the applicable periods presented. As a result, year-over-year Company stock price fluctuations can have a material impact on the projected level of vesting of our Absolute TSR Performance RSUs, in the applicable years, and Relative TSR Performance RSUs. In 2024, our stock price decreased more than the broader equity market. This generally resulted in (1) a decline in the overall value of all outstanding Time RSUs and Performance RSUs; and (2) the value of Performance RSUs held by our NEOs at the end of 2024 being significantly lower than the value of such RSUs at the beginning of 2024. Further, in 2024, the increase in PEO CAP primarily reflects special circumstances around compensating an interim CEO in the form of the Interim RSU Grant awarded to Mr. Melone and attracting a new CEO to join our Company in the form of a

CROWN CASTLE INC.	2025 PROXY STATEMENT

New Hire RSU grant awarded to Mr. Moskowitz. Similarly, the increase in non-PEO NEO CAP for 2024 is partially explained by the Company's intent to attract and retain certain of its key management in the forms of a retention RSU grant to Mr. Schlanger and a Hew Hire RSU grant to Mr. Chan. See "IV. Executive Compensation—Compensation Discussion and Analysis—Executive Summary" for further information regarding these compensation arrangements.
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationship between CAP and the financial metrics presented in the Pay Versus Performance Table and, for purposes of the narrative and graphs with respect to 2024 only, is aggregating the CAP of its three PEOs. The graphs depicted below and related text are (1) based on historical data and are not necessarily indicative of future performance and (2) not to be incorporated by reference into the Company's filings with the SEC, whether made before or after the date hereof, except to the extent that the Company specifically incorporates such disclosure by reference.
Compensation Actually Paid vs. Company TSR. As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," the LTI component of compensation represents the largest portion of the total compensation program for our executives. The majority of LTIs for 2020 through 2023 are comprised of Performance RSUs that are tied to the Company's TSR (either absolute or relative to a comparator group) and a meaningful portion of the LTIs for 2024 are tied to the Company's TSR (relative to a comparator group). The graph below shows the general alignment (1) between Mr. Brown's CAP and the average CAP for the Company's other NEOs as a group for 2020 through 2023 and (2) between the aggregate CAP of Messrs. Brown, Melone and Moskowitz and the average CAP for the Company's other NEOs for 2024 as a group as compared to the returns experienced by our stockholders over the period presented.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Compensation Actually Paid vs. Net Income. As shown in the graph below, there is no observed correlation between the fluctuations in the Company's net income and the executives' CAP over the period presented. This is due in large part to the fact that the Company does not use net income as a performance metric for any component of the executives' compensation.
Compensation Actually Paid vs. AFFO per Share. As discussed in "IV. Executive Compensation—Compensation Discussion and Analysis," AFFO per share is one of two financial performance metrics the Company uses to determine annual incentives. However, as a result of the Company's relative emphasis on LTIs as compared to STIs, the impact of AFFO per share improvement on executive compensation can be diminished or completely outweighed in some years. As shown below, despite AFFO per share increases in each of 2023, 2022 and 2021, significant decreases in the value of outstanding RSUs in 2023 and 2022 caused CAP to be significantly lower than the 2022 and 2021 CAP. As shown below for 2024, although AFFO per share decreased for 2024, the off-cycle RSU grants awarded to certain of the Company's PEOs and its non-PEO NEOs discussed above contributed to CAP for 2024 being higher than CAP for 2023.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Company TSR vs. Peer Group TSR. As shown in the following graph, the Company's cumulative TSR over the period presented underperformed the FTSE NAREIT All Equity REIT Index cumulative TSR. The Company selected this index as its peer group for purposes of the Pay Versus Performance Table, in accordance with the provisions of Item 402(v) of Regulation S-K. The Company does not use the FTSE NAREIT All Equity REIT Index to gauge executive compensation elements or determine the satisfaction of vesting conditions for performance-based awards. For a discussion of the peer groups used by the Company for executive compensation purposes, see "IV. Executive Compensation—Compensation Discussion and Analysis."
Tabular List
The list below represents the Company's most important financial performance measures (in no particular order) used to link NEOs' CAP for the most recently completed fiscal year to the Company's performance. For more information on the Company's performance measures, see "IV. Executive Compensation—Compensation Discussion and Analysis."
•Adjusted EBITDA
•AFFO per share
•Average ROIC
•Relative TSR

CROWN CASTLE INC.	2025 PROXY STATEMENT

V. AMENDMENT AND RESTATEMENT OF THE COMPANY'S CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Proposal 4
The Board has unanimously adopted and declared advisable and is submitting for stockholder approval an amended and restated certificate of incorporation to eliminate all supermajority voting requirements set forth therein ("Majority Voting Amendment"), as discussed further below.
Background
Article XI of the Company's Charter provides that, in addition to any other vote of stockholders required by applicable law, any amendment to, or repeal of, the provisions of the Company's Charter listed below requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote in a general vote of stockholders of the Company as a single class with shares of Common Stock, voting together as a single class ("Supermajority Voting Requirement"):
•paragraph (1) of Article V (relating to the amendment or repeal of the Company's Second Amended and Restated By-Laws, as amended ("A&R By-Laws"), by stockholders);
•Article VI (relating to the requirement that stockholder action be taken at an annual or special meeting of stockholders and not by written consent);
•Article VII (relating to the powers, election, term, vacancies and removal of members and the size of the Board);
•Article X (relating to the Board's express authorization to implement a shareholder rights issuance); or
•the second paragraph of Article XI (which establishes the Supermajority Voting Requirement for amendments to the foregoing items).
If the proposed Majority Voting Amendment is approved by our stockholders and becomes effective, the paragraphs in Article X and Article XI that set forth the Supermajority Voting Requirement will be deleted, and all future amendments to our Charter (including amendments to the provisions currently requiring a supermajority vote, enumerated above) will not be subject to the Supermajority Voting Requirement. Any proposed Charter amendment would instead be subject to the default voting requirements set forth under Delaware law, which in the case of any amendment requiring stockholder vote generally requires the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote thereon, and, if applicable, a majority of the outstanding stock of each class entitled to vote thereon as a class (subject to certain exceptions for stock splits and changes in the number of authorized shares where a majority of the votes cast vote is required). Please note that if the proposed Charter amendments in Proposal 5 are approved by stockholders, Article X would be removed from the Charter in its entirety.
In addition, Article V and Article VII of our Charter subject any proposed action by stockholders to (1) alter, amend or repeal any provision of the A&R By-Laws or adopt any additional A&R By-Laws or (2) remove a director from office with or without cause to the Supermajority Voting Requirement. If the proposed Majority Voting Amendment is approved by our stockholders and becomes effective, any future vote by stockholders to (1) remove a director with or without cause or (2) alter, amend or repeal any provision of the A&R By-Laws or adopt any additional A&R By-Law, in each case, will not be subject to the Supermajority Voting Requirement and will instead require the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Company entitled to vote thereon.
If the proposed Majority Voting Amendment is approved by our stockholders and becomes effective, the placement of the definition of "Voting Stock" will be moved up from within Article XI of the Charter to within Article V of the Charter.
The text of our Charter as it is proposed to be amended and restated by this Proposal 4 and Proposal 5 is attached to this Proxy Statement as Appendix C, with deletions indicated by ~~strikeouts~~ and additions indicated by bolding and underlining. Please note that in Appendix C, with respect to the changes indicated in Articles V, VII, X and XI of the Charter, (1) any changes that have been [bracketed] relate to this Proposal 4, (2) any changes that have been italicized relate to Proposal 5 and (3) any changes that have neither been [bracketed] nor italicized relate to both Proposal 4 and Proposal 5.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Rationale
As part of our ongoing review of our corporate governance practice, the Board and the NESG Committee reviewed the Supermajority Voting Requirement set forth in our Charter and determined that it is in the best interests of the Company and our stockholders to recommend that our stockholders adopt the Majority Voting Amendment. While the Board recognizes that the Supermajority Voting Requirement can promote stability and protect stockholders by requiring broad stockholder support for certain fundamental changes, and notes that we believe our current governance structure has served our stockholders well, the Board recognizes that many stockholders have a preference to eliminate such supermajority requirements and that the Supermajority Voting Requirement may have the effect of reducing the Board's accountability to stockholders and can limit stockholder participation in our corporate governance. In November 2024, the Board unanimously approved and adopted an amendment and restatement of the A&R By-Laws which, among other things, removed the Supermajority Voting Requirement therein for stockholders to amend the A&R By-Laws. Therefore, after careful consideration, the Board believes that the benefits of removing the Supermajority Voting Requirement in the Charter outweigh the benefits of retaining such Supermajority Voting Requirement.
Effectiveness of Majority Voting Amendment
This Proposal 4 is submitted for stockholder approval separately from Proposal 5. If this Proposal 4 is approved by the stockholders at the Annual Meeting, but Proposal 5 is not, then the Amended and Restated Certificate of Incorporation submitted for filing with the Secretary of State of the State of Delaware will only contain those amendments contemplated by this Proposal 4. If both proposals are approved by stockholders, then the stockholders will have approved an amended and restated certificate of incorporation incorporating the Majority Voting Amendment and the amendments provided for in Proposal 5 and, as a result, the Amended and Restated Certificate of Incorporation submitted for filing with the Secretary of State of the State of Delaware will contain the amendments contemplated by both proposals as reflected by all of the amendments set forth in Appendix C.
Required Vote
The affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Common Stock is required to approve this proposal.

✓	The Board unanimously recommends a vote FOR the Majority Voting Amendment.

CROWN CASTLE INC.	2025 PROXY STATEMENT

VI. AMENDMENT AND RESTATEMENT OF THE COMPANY'S CHARTER TO ELIMINATE UNNECESSARY AND OUTDATED PROVISIONS
Proposal 5
The Board has unanimously adopted and declared advisable and is submitting for stockholder approval an amended and restated certificate of incorporation to eliminate certain unnecessary or outdated provisions, as discussed further below.
Background
The Charter contains two legacy provisions that are no longer necessary or relevant as a result of previous changes to our Board structure or developments in Delaware law. These provisions are summarized below:
•Article VII of the Charter contains certain provisions relating to Board composition and de-classification of the Board that were applicable to the transition period following the declassification of our Board, as well as our subsequent merger transaction in connection with our 2014 conversion to a real estate investment trust. The Board is no longer classified and these provisions are inoperative.
•Article X of the Charter expressly authorizes the Board to implement a stockholder rights plan, pursuant to which the Board may create and issue rights entitling current stockholders of the Company to purchase Company securities, including under circumstances where the issuances of such rights could have the effect of discouraging third-party acquisitions of the Company's securities. This provision was included in the Charter at the time of the Company's initial public offering in 1998, at a time when companies often maintained an effective stockholder rights plan in place. However, under Delaware law this provision is unnecessary and redundant because the Board already has the power to adopt a stockholder rights plan in the future without stockholder approval, in accordance with its fiduciary duties, without the need to include a specific provision in the Charter specifically authorizing a rights plan. As a result, the Board has determined that it is no longer necessary to maintain this provision in the Charter.
The text of our Charter as it is proposed to be amended and restated by Proposal 4 and this Proposal 5 is attached to this Proxy Statement as Appendix C, with deletions indicated by ~~strikeouts~~ and additions indicated by bolding and underlining. Please note that in Appendix C, with respect to the changes indicated in Articles V, VII, X and XI of the Charter, (1) any changes that have been [bracketed] relate to Proposal 4, (2) any changes that have been italicized relate to this Proposal 5 and (3) any changes that have neither been [bracketed] nor italicized relate to both Proposal 4 and Proposal 5.
Rationale
To simplify our Charter and eliminate the unnecessary and outdated provisions described above, the Board has determined that it is in the best interests of the Company and our stockholders to recommend that our stockholders adopt the amended and restated certificate of incorporation described in this Proposal 5.
Effectiveness
This Proposal 5 is submitted for stockholder approval separately from Proposal 4. If this Proposal 5 is approved by the stockholders at the Annual Meeting, but Proposal 4 is not, then the Amended and Restated Certificate of Incorporation submitted for filing with the Secretary of State of the State of Delaware will only contain those amendments contemplated by this Proposal 5. If both proposals are approved by stockholders, then the stockholders will have approved an amended and restated certificate of incorporation incorporating the Majority Voting Amendment and the amendments provided for in this Proposal 5 and, as a result, the Amended and Restated Certificate of Incorporation submitted for filing with the Secretary of State of the State of Delaware will contain the amendments contemplated by both proposals as reflected by all of the amendments set forth in Appendix C.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Required Vote
The affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Common Stock is required to approve this proposal.

✓	The Board unanimously recommends a vote FOR an amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions.

CROWN CASTLE INC.	2025 PROXY STATEMENT

VII.  OTHER MATTERS
Beneficial Ownership of Common Stock
The table below shows the beneficial ownership as of March 26, 2025, to the extent indicated otherwise in the footnotes, of our Common Stock held by (1) each of the directors, nominees for director, the NEOs and all directors and executive officers as a group and (2) each stockholder who beneficially owns more than 5% of our outstanding shares of Common Stock. This table also gives effect to any shares of Common Stock that may be acquired pursuant to any options, warrants, rights or other derivative securities, including RSUs, within 60 days after March 26, 2025, and includes shares held through 401(k) Plan accounts.

	Common Stock Beneficially Owned
Directors, Director Nominees, and NEOs(a)	Number (#)(b)		Percent (%)(c)
Edward B. Adams, Jr.	29,573		*
P. Robert Bartolo	42,792		*
Jay A. Brown	20,459		*
Edmond Chan	7,289		*
Cindy Christy	35,324		*
Ari Q. Fitzgerald	36,854	(d)	*
Jason Genrich	5,551	(e)	*
Andrea J. Goldsmith	12,916		*
Tammy K. Jones	9,404		*
Kevin T. Kabat	6,476		*
Michael J. Kavanagh	71,730		*
Christopher D. Levendos	21,641		*
Anthony J. Melone	36,175		*
Steven J. Moskowitz	28,191	(f)	*
Katherine Motlagh	2,510		*
Daniel K. Schlanger	131,711		*
Bradley E. Singer	5,474		*
Kevin A. Stephens	20,061		*
Matthew Thornton, III	12,119		*
Directors, director nominees and executive officers as a group (18 persons total)	454,107		*
Greater than 5% Stockholders
The Vanguard Group	62,499,322	(g)	14.35%
BlackRock, Inc.	44,524,068	(h)	10.23%
Cohen & Steers, Inc.	25,772,638	(i)	5.92%

* Less than 1%
(a)Unless otherwise indicated, each of the persons listed in this table may be deemed to have (1) sole voting and investment power with respect to the shares beneficially owned by such persons or (2) shared voting and investment power with respect to shares owned by a spouse. Unless otherwise indicated, the address of each of the persons listed in this table is c/o Crown Castle Inc., 8020 Katy Freeway, Houston, TX 77024.
(b)In addition to the shares shown in the table, each of the executive officers holds RSUs which have been granted pursuant to our 2013 Long-Term Incentive Plan ("2013 LTIP") or 2022 LTIP as a component of executive compensation, as further described in "IV. Executive Compensation—Compensation Discussion and Analysis—Long-Term Incentives." None of such RSUs are scheduled to vest pursuant to their terms within 60 days after March 26, 2025, with the exception of an aggregate of 28,002 shares of Common Stock which are scheduled to vest on April 11, 2025 pursuant to the RSU Award Agreement underlying the New Hire RSUs and annual Time RSUs previously granted to Mr. Moskowitz and the Severance Agreement between the Company and Mr. Moskowitz, effective April 11, 2024 ("Moskowitz Severance Agreement").
(c)Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding shares of Common Stock as of March 26, 2025.
(d)Includes 32,037 shares that are held on behalf of Hogan Lovells ("Hogan Lovells Shares"). Mr. Fitzgerald has sole voting and shared investment power with respect to the Hogan Lovells Shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan Lovells. The address of Hogan Lovells is 555 Thirteenth Street, NW, Washington D.C. 20004.
(e)Under SEC rules, Elliott is an associate of Mr. Genrich. Based on a Form 13F filed with the SEC on February 14, 2025, Elliott beneficially owns 1,225,000 shares of Common Stock. In such filing, Elliott lists its address as 360 S. Rosemary Ave., 18th Floor, West Palm Beach, FL 33401.

CROWN CASTLE INC.	2025 PROXY STATEMENT

(f)Represents the (1) 189 shares of Common Stock that Mr. Moskowitz beneficially held as of March 26, 2025 and (2) 28,002 shares of Common Stock which are scheduled to vest on April 11, 2025. Each of Mr. Moskowitz's (1) New Hire RSUs and (2) annual Time RSUs are scheduled to vest, pursuant to their terms and the terms of the Moskowitz Severance Agreement, on April 11, 2025. Additional details regarding Mr. Moskowitz's New Hire RSUs and annual Time RSUs can be found above at "IV. Executive Compensation—Grants of Plan-Based Awards in 2024."
(g)Based on a Schedule 13G/A filed with the SEC on January 30, 2025, The Vanguard Group has shared voting power over 709,700 of such shares, sole dispositive power over 60,358,379 of such shares and shared dispositive power over 2,140,943 of such shares of Common Stock. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355.
(h)Based on a Schedule 13G/A filed with the SEC on November 30, 2024, BlackRock, Inc. has sole voting power over 41,167,192 of such shares of Common Stock and sole dispositive power over 44,524,068 of such shares of Common Stock. In such filing, BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001.
(i)Based on a Schedule 13G filed with the SEC on November 14, 2024, Cohen & Steers, Inc. has sole voting power over 20,908,126 of such shares of Common Stock and sole dispositive power over 25,772,638 of such shares of Common Stock of which, 25,624,113 shares are beneficially owned by Cohen & Steers Capital Management, Inc., 127,399 shares are beneficially owned by Cohen & Steers UK Limited, and 21,126 shares are beneficially owned by Cohen & Steers Ireland Ltd. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., and Cohen & Steers Ireland Ltd. (a non-US institution). In such filing, Cohen & Steers, Inc. lists its address as 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.

CROWN CASTLE INC.	2025 PROXY STATEMENT

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and our other equity securities.
Based solely on the review of such reports filed with the SEC and written representations that no other reports were required, we believe that, during the 2024 fiscal year, our executive officers, directors and greater than 10% beneficial owners timely complied with all Section 16(a) filing requirements applicable to them, except that (1) Mr. Patel did not timely file one report with respect to one transaction; (2) Mr. Genrich did not timely file two reports with respect to two transactions; and (3) Mr. Kavanagh did not timely file two reports with respect to three transactions.
Stockholder Recommendation of Director Candidates
Stockholders may recommend potential candidates for consideration by the NESG Committee by sending a written request to our Corporate Secretary. The written request must comply with the information and other requirements under our A&R By-Laws relating to the inclusion of stockholder director nominees, which requires, among other things, that the notice includes the candidate's name, contact information, biographical information and qualifications. In addition to the foregoing, the request must also include the potential candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group of stockholders beneficially owns and the period of time the stockholder or group of stockholders has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NESG Committee from time to time. As and if determined by the NESG Committee, potential candidates must also make themselves available to be interviewed by the NESG Committee, the Board and members of our executive management.
The NESG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NESG Committee's conclusions regarding such evaluation.
Stockholder Nominations and Proposals for 2026 Annual Meeting
Proposals for Inclusion in our Proxy Statement
Stockholders wishing to have a proposal considered for inclusion in our 2026 proxy statement pursuant to Exchange Act Rule 14a-8 must submit the proposal so that our Corporate Secretary receives it at our principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary no later than December 8, 2025. If the date of the 2026 Annual Meeting is changed by more than 30 days from the date of the 2025 Annual Meeting, the deadline for submitting proposals to be included in our 2026 proxy statement will be a reasonable time before we begin to print and mail our proxy materials for our 2026 Annual Meeting.
Stockholders wishing to have one or more director nominations considered for inclusion in our 2026 proxy statement pursuant to the proxy access right included in Section 2.10 of our A&R By-Laws must submit written notice of the nomination or nominations, together with other information required by Section 2.10 and otherwise comply with the requirements of our A&R By-Laws, so that our Corporate Secretary receives it at our principal executive offices no later than December 8, 2025 and no earlier than November 8, 2025. If the 2026 Annual Meeting is not held, or is advanced by more than 30 days, or is delayed by more than 90 days, from May 21, 2026 (the first anniversary date of the 2025 Annual Meeting), the nomination must be received by the Corporate Secretary not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the announcement of the 2026 Annual Meeting date. A copy of the applicable A&R By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.

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Other Proposals to be Presented at the 2026 Annual Meeting (not for Inclusion in our Proxy Statement)
Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2026 Annual Meeting (but not included in our 2026 proxy statement) provided such nominations and proposals are in accordance with Section 2.07 of our A&R By-Laws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2026 Annual Meeting must be delivered not less than 90 days (February 20, 2026) nor more than 120 days (January 21, 2026) before May 21, 2026 (the first anniversary date of the 2025 Annual Meeting) to our Corporate Secretary at our principal executive offices located at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. If the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary date of the 2025 Annual Meeting, notice of the nomination or proposal must be delivered not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the announcement of the 2026 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable A&R By-Laws provision may be obtained, without charge, upon written request to our Corporate Secretary.
In addition to satisfying the foregoing advance notice requirements under our A&R By-Laws, including the earlier notice deadlines set forth above and therein, to comply with the universal proxy rules, stockholders wishing to solicit proxies in support of director nominees other than the Company nominees must also provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no later than February 20, 2026 and no earlier than January 21, 2026.
If the date of the 2026 Annual Meeting is advanced or delayed by more than 30 calendar days from the first anniversary of the 2025 Annual Meeting, we shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q or current report on Form 8-K. The notice will include the new deadline for submitting proposals to be included in our 2026 proxy statement and the new date for determining whether we have received timely notice of a nomination or proposal.
Expenses Relating to this Proxy Solicitation
We will pay all Company expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and certain regular employees may solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means without extra compensation for that activity, but they may be reimbursed by the Company for their out-of-pocket expenses incurred in connection with the solicitation. The regular employees will be administrative personnel. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to, and obtaining voting instructions from, beneficial owners of our Common Stock.
Available Information
We maintain a website at https://www.crowncastle.com. Copies of the Committee charters of each of the Audit Committee, CHC Committee, NESG Committee, Finance Committee, CEO Search Committee and Fiber Review Committee together with certain other corporate governance materials, including our Financial Code of Ethics, Corporate Governance Guidelines and Ethics Policy, can be found under the Investors section of our website at https://investor.crowncastle.com, and such information is also available in print to any stockholder who requests it through our Corporate Secretary at the address below.
We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2024 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, the 2024 Form 10-K is available, free of charge, on our website at https://www.crowncastle.com/investors/current10k.pdf. A request for a copy of the 2024 Form 10-K should be directed to Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. A copy of any exhibit to the 2024 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to the Corporate Secretary.

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Householding of Proxy Materials
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as "householding," that permit us to deliver, in certain cases, only one Notice of Internet Availability of Proxy Materials ("Proxy Materials Notice"), 2024 Form 10-K or Proxy Statement, as applicable, to multiple stockholders sharing the same address, unless we have received contrary instructions from one or more of the stockholders. If you received a householded mailing this year and would like to have additional copies of the Proxy Materials Notice, the 2024 Form 10-K or other proxy materials sent to you, or if you would like to revoke your consent to the householding of documents in the future, please call 1-866-540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 for further instructions.
If you are eligible for householding, but you and other stockholders with whom you share an address currently receive multiple copies of the proxy materials and you wish to receive only a single copy of the proxy materials for your household, please contact Broadridge, Householding Department using one of the aforementioned methods. Proxy materials will be delivered promptly and free of charge.
Stockholder Communications
The Board welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management directors or to any director in particular, to: Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, Attn: Corporate Secretary. Any communications addressed to the Board, to any Committee, to the non-management directors or to any director will be forwarded to the addressee without review by management.

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VII.  INFORMATION ABOUT THE ANNUAL MEETING
Who Is Soliciting Proxies?
The Board is soliciting proxies for use at our Annual Meeting and any adjournments or postponements of the Annual Meeting. This Proxy Statement, the form of proxy and our 2024 Form 10-K are being distributed or made available via the Internet to our stockholders on or about April [·], 2025.
Why Did I Receive a "Notice of Internet Availability of Proxy Materials"?
Pursuant to SEC rules regarding the electronic distribution of proxy materials, we have elected to provide access to our proxy materials to many of our stockholders on the Internet, instead of mailing the full set of printed proxy materials, which allows us to reduce costs associated with the Annual Meeting. On or about April [·], 2025, we intend to send to many of our stockholders a Proxy Materials Notice containing instructions on how to access our Proxy Statement and 2024 Form 10-K and how to submit a proxy. If you receive a Proxy Materials Notice, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Proxy Materials Notice.
What are the Agenda Items for Consideration at the Annual Meeting?
The agenda for the Annual Meeting is to consider and vote upon the following matters:
•the election of nine (9) director nominees named in this Proxy Statement for a one-year term;
•the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2025;
•a non-binding, advisory vote to approve the compensation of our NEOs;
•an amendment and restatement of the Company's Charter to eliminate supermajority vote requirements;
•an amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions; and
•such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
How Can I Attend the Annual Meeting?
The Annual Meeting will be held on May 21, 2025 at 9:00 a.m. Central Time at our offices located at 8020 Katy Freeway, Houston, Texas 77024. You may attend and participate at the Annual Meeting if you are (1) a stockholder of record as of the close of business on March 24, 2025, (2) a legal proxy for a stockholder of record as of the Record Date or (3) a beneficial owner with evidence of ownership as of the Record Date (such as a letter from the bank, broker or other nominee through which you hold your shares confirming your ownership or a bank or brokerage firm account statement). For all attendees, a valid, government-issued picture identification must be presented to attend the meeting.
If you are a beneficial owner and plan to attend the Annual Meeting, please send written notification in advance of the Annual Meeting to our Corporate Secretary at Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024, and enclose a copy of (1) evidence of your ownership as of the Record Date or (2) a legal proxy, executed in your favor, from the institution through which you hold your shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance of the Annual Meeting by one of the ways identified in "VIII. Information About the Annual Meeting—How to Do I Vote?" below. If you are a participant in the 401(k) Plan, you must vote by the applicable deadline prior to the Annual Meeting. For further information on how to vote as a participant of the 401(k) Plan and the applicable deadline for voting, see "VIII. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?"

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Who Is Entitled to Vote at the Annual Meeting?
You can vote at the Annual Meeting if you are, on the Record Date, a holder of record of Common Stock. In addition, if you are a beneficial owner of our Common Stock, you may vote your shares at the Annual Meeting if you obtain a legal proxy, executed in your favor, from the bank, broker or other nominee through which you hold your shares and present it at the Annual Meeting. To request a legal proxy, please follow the instructions provided by your bank, broker or other nominee, or on the website listed on the Proxy Materials Notice.
Holders of Common Stock will have one vote for each share of Common Stock owned of record as of the Record Date. As of the close of business on the Record Date, there were 435,433,779 shares of Common Stock outstanding.
Is There a List of Stockholders Entitled to Vote at the Annual Meeting?
A complete list of the stockholders of record entitled to vote at the meeting will be available for examination, during ordinary business hours, by any stockholder of record at our offices located at 8020 Katy Freeway, Houston, Texas 77024 for a period of 10 days prior to the Annual Meeting.
How Do I Vote?
You may submit your proxy for your shares prior to the Annual Meeting in any of the following ways:
•Mail. Mark, sign, date and return the proxy card or voting instruction form (see instructions on the Proxy Materials Notice on how to request a printed proxy card or voting instruction form).
•Phone.
◦Stockholders of record: Call the toll-free number listed on your proxy card or voting instruction form.
◦Beneficial owners of our Common Stock: Follow the voting instructions provided by your bank, broker or other nominee to determine whether you may vote by telephone.
•Internet. Visit the website listed on your proxy card or voting instruction form or Proxy Materials Notice and follow the instructions provided.
Alternatively, you may vote in person at the Annual Meeting. As noted above in "VIII. Information About the Annual Meeting—Who is Entitled to Vote at the Annual Meeting?," if you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the stockholder of record (that is, your bank, broker or nominee) to be able to vote at the Annual Meeting.
Have your proxy card or voting instruction form or Proxy Materials Notice in front of you when submitting a proxy by telephone or the Internet. It contains important information that is required to access the system. The deadline to vote your proxy card or voting instruction form by telephone or the Internet is 11:59 p.m. Eastern Time on May 20, 2025. As always, we encourage you to vote your shares prior to the Annual Meeting. Alternatively, to vote your proxy card or voting instruction form by mail, please ensure that you mail it sufficiently in advance of the Annual Meeting so that it is received before the polls open at the Annual Meeting.
How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?
If you are a participant in the 401(k) Plan, your proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to Charles Schwab Bank, as trustee for the 401(k) Plan ("Trustee"), with respect to shares of Common Stock allocable to your 401(k) Plan account as of the Record Date.
If you provide voting instructions with respect to shares of Common Stock allocable to your 401(k) Plan account, the Trustee will vote those shares in the manner specified. If you fail to provide timely instructions, the independent fiduciary for the 401(k) Plan will instruct the Trustee to vote such shares of Common Stock in the same proportion as shares of Common Stock for which voting instructions have been timely and properly received from other 401(k) Plan participants, unless required by applicable law to exercise discretion in voting such shares.

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To allow sufficient time for the Trustee to vote your shares, voting instructions from 401(k) Plan participants must be received by 11:59 p.m. Eastern Time on May 18, 2025.
How Will My Shares Be Voted at the Annual Meeting?
All proxies that have been timely submitted and validly executed – whether by Internet, telephone or mail – and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you properly execute your proxy card or voting instruction form but do not give voting instructions on one or more proposals (and the proxy is not revoked), the shares represented by that proxy or voting instruction form will be voted as recommended by the Board with respect to the proposal(s) for which you have not provided voting instructions. The Board recommends the following vote for each of the proposals to be considered and voted upon at the Annual Meeting:
•FOR the election of each of the nine (9) director nominees named in this Proxy Statement (Proposal 1);
•FOR the ratification of the appointment of PwC as our independent registered public accountants for fiscal year 2025 (Proposal 2);
•FOR the non-binding, advisory vote to approve the compensation of our NEOs (Proposal 3);
•FOR an amendment and restatement of the Company's Charter to eliminate supermajority vote requirements (Proposal 4); and
•FOR an amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions (Proposal 5).
If any other matters are properly presented at the Annual Meeting for consideration and if you have submitted a proxy for your shares by Internet, telephone or mail, the persons named as proxies in the proxy card will have the discretion to vote on those matters in their judgment for you. As of the date we filed this Proxy Statement with the SEC, we do not know of any other matters to be raised at the Annual Meeting.
What Is a Quorum for the Annual Meeting?
A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions are counted as present for the purpose of establishing a quorum.
What Are the Voting Requirements for Each Proposal?
The following chart describes the proposals to be considered at the Annual Meeting, the vote required to elect each director nominee and to adopt each other proposal and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Adopt Proposal(a)	Effect of Abstentions	Effect of Broker Non-Votes(b)
Election of Directors	For, against or abstain on each nominee	Majority of votes cast	Not applicable	No effect
Ratification of the Appointment of Independent Registered Public Accountants	For, against or abstain	Majority of shares present or represented and entitled to vote thereon	Counted as vote against	Brokers have discretion to vote in certain circumstances
Advisory Vote to Approve Executive Compensation	For, against or abstain	Majority of shares present or represented and entitled to vote thereon	Counted as vote against	No effect
Amendment and restatement of the Company's Charter to eliminate supermajority vote requirements	For, against or abstain	80% of the voting power of the then outstanding shares entitled to vote thereon	Counted as vote against	Counted as vote against
Amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions	For, against or abstain	80% of the voting power of the then outstanding shares entitled to vote thereon	Counted as vote against	Counted as vote against

(a)A nominee for director will be elected if the number of votes cast "for" a director nominee exceeds the number of votes cast "against" the nominee.
(b)Please see "VIII. Information About Annual Meeting—What Is the Effect of a Broker Non-Vote?" below.

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What Can I Do If I Change My Mind After I Vote?
You may change your vote by revoking your proxy at any time before it is exercised. If you are a stockholder of record, you can revoke your proxy by:
•delivering a timely written notice of revocation to our Corporate Secretary, Crown Castle Inc., 8020 Katy Freeway, Houston, Texas 77024;
•properly submitting a timely, later-dated proxy by Internet, telephone or mail (see instructions on your proxy card or voting instruction form or Proxy Materials Notice); or
•attending the Annual Meeting and voting. Attendance at the Annual Meeting alone will not constitute a revocation of a proxy.
If you are a beneficial owner whose shares are held in the name of a bank, broker or other nominee, you may revoke your voting instructions by submitting new voting instructions to your bank, broker or other nominee before the applicable deadline indicated above in "VIII. Information About the Annual Meeting—How Do I Vote?" Alternatively, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, you may change your vote by attending the Annual Meeting, submitting your legal proxy and voting in person.
If you are a participant in the 401(k) Plan, you may revoke your voting instructions by submitting new voting instructions to the Trustee on or before the applicable deadline indicated above in "VIII. Information About the Annual Meeting—How Do I Vote as a Participant in the Crown Castle Inc. 401(k) Plan?"
What Is a "Broker Non-Vote"?
A "broker non-vote" occurs when a broker lacks discretionary authority to vote on a "non-routine" proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the NYSE determine whether matters presented at the Annual Meeting are "routine" or "non-routine" in nature. The election of directors (Proposal 1), the proposal to approve the Company's executive compensation (on a non-binding, advisory basis) (Proposal 3), the proposal to amend and restate the Company's Charter to eliminate supermajority vote requirements (Proposal 4) and the proposal to amend and restate the Company's Charter to eliminate unnecessary and outdated provisions (Proposal 5) are considered "non-routine" matters. This means that beneficial owners who hold their shares in street name must provide voting instructions to their broker in order for their broker to vote their shares on these matters. In contrast, the ratification of the selection of PwC as the Company's independent registered public accounting firm for fiscal year 2025 (Proposal 2) is generally considered a "routine" matter under the rules of the NYSE and is the only proposal at the Annual Meeting with respect to which your broker could vote your shares absent your instructions.
What Is the Effect of a Broker Non-Vote?
Broker non-votes may be counted for purposes of calculating whether a quorum is present at the Annual Meeting because brokers have discretionary authority to vote on Proposal 2. A broker non-vote will not affect the outcome of the vote on Proposals 1 and 3. With respect to Proposals 4 and 5, broker non-votes will have the same effect as votes against such proposals, as they require an affirmative vote of holders of at least 80% of the voting power of the then outstanding shares of Common Stock.
How Can I Find the Voting Results of the Annual Meeting?
Given that we expect the Annual Meeting to be contested, we will publicly disclose preliminary results of voting at the Annual Meeting based on the preliminary report of the independent inspector of elections on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting and final results as certified by the independent inspector of elections as soon as practicable thereafter.

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Appendix A
Independence Categorical Standards
(February 22, 2023)

The board of directors ("Board") of Crown Castle Inc. ("Company") has established the following guidelines to assist it in determining whether a director of the Company ("Director") has a "material relationship" with the Company and is "independent".

The following relationships are not "material relationships" that would impair a Director's "independence" ("Safe Harbor Relationships"):

•Certain Prior Relationships. More than three years have elapsed since:
a)the Director was employed by the Company;
b)a Family Member (defined below) was employed by the Company as an executive officer;
c)the Director or a Family Member was a partner with or employed by the Company's internal or external auditor ("Auditor") and personally worked on the Company's audit; or
d)a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•Current Employment. A Family Member is:
a)employed by the Company in a non-officer position; or
b)employed by, but is not a partner with, the Auditor and does not personally work on the Company's audit.

•Compensation. The Director or a Family Member has received less than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•Business Relationships. The Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in each of the last three fiscal years, is less than the greater of:
a)$1 million, or
b)two percent (2%) of such other company's consolidated gross revenues.

•Indebtedness. The Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company's indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•Charitable Contributions. The Director or a Family Member is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the Company's contributions in any single fiscal year to that organization are less than the greater of:
a)$500,000, or
b)one percent (1%) of that organization's total annual receipts.

•Stock Ownership. The Director owns, directly or indirectly, a significant amount of Company stock (including securities convertible into Company stock).

A "Family Member" is a Director's spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director's home.

If a Director has a significant relationship with the Company that does not constitute a Safe Harbor Relationship, the determination of whether such relationship constitutes a "material relationship", and therefore whether the director qualifies as independent, should be made by the Board based on the totality of circumstances. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

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A - 1

Appendix B
Non-GAAP Financial Measures

This Proxy Statement includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, and Funds from Operations ("FFO"), including per share amounts, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).

Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the communications infrastructure sector and other real estate investment trusts ("REITs") to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.

•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the revenues or expenses are recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.

•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to

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capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Organic Contribution to Site Rental Billings is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.

We define our non-GAAP financial measures as follows:

    Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, goodwill impairment charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, cumulative effect of a change in accounting principle and stock-based compensation expense, net.

    AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), net (income) loss from discontinued operations, (gain) loss on sale of discontinued operations, cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.

    AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.

    FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and net (income) loss from discontinued operations, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.

FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.

Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and other billings, less non-renewals of tenant contracts and non-renewals associated with lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.

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Reconciliations of Non-GAAP Financial Measures:

Reconciliation of Historical Adjusted EBITDA:

	For the Twelve Months Ended
(in millions)	December 31, 2024	December 31, 2023
Net income (loss)	$(3,903)	$1,502
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	148	33
Goodwill impairment charges	4,958	—
Acquisition and integration costs	—	1
Depreciation, amortization and accretion	1,738	1,754
Restructuring charges	109	85
Amortization of prepaid lease purchase price adjustments	16	16
Interest expense and amortization of deferred financing costs, net	932	850
Interest income	(19)	(15)
Other (income) expense	28	6
(Benefit) provision for income taxes	24	26
Stock-based compensation expense, net	131	157
Adjusted EBITDA	$4,161	$4,415

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Reconciliation of Historical FFO and AFFO:

	For the Twelve Months Ended
(in millions, totals may not sum due to rounding)	December 31, 2024	December 31, 2023
Net income (loss)	$(3,903)	$1,502
Real estate related depreciation, amortization and accretion	1,682	1,692
Asset write-down charges	148	33
Goodwill impairment charges	$4,958	$—
FFO	$2,885	$3,227
Weighted-average common shares outstanding—diluted	434	434

FFO (from above)	$2,885	$3,227
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(165)	(274)
Straight-lined expense	64	73
Stock-based compensation expense, net	131	157
Non-cash portion of tax provision	6	8
Non-real estate related depreciation, amortization and accretion	56	62
Amortization of non-cash interest expense	12	14
Other (income) expense	28	6
Acquisition and integration costs	—	1
Restructuring charges	109	85
Sustaining capital expenditures	(87)	(83)
AFFO	$3,040	$3,277
Weighted-average common shares outstanding—diluted	434	434

CROWN CASTLE INC.	2025 PROXY STATEMENT

Reconciliation of Historical FFO and AFFO per share:

	For the Twelve Months Ended
(in millions, except per share amounts; totals may not sum due to rounding)	December 31, 2024	December 31, 2023
Net income (loss)	$(8.98)	$3.46
Real estate related depreciation, amortization and accretion	3.87	3.90
Asset write-down charges	0.34	0.08
Goodwill impairment charges	$11.41	$—
FFO	$6.64	$7.43
Weighted-average common shares outstanding—diluted	434	434

FFO (from above)	$6.64	$7.43
Adjustments to increase (decrease) FFO:
Straight-lined revenue	(0.38)	(0.63)
Straight-lined expense	0.15	0.17
Stock-based compensation expense, net	0.30	0.36
Non-cash portion of tax provision	0.01	0.02
Non-real estate related depreciation, amortization and accretion	0.13	0.14
Amortization of non-cash interest expense	0.03	0.03
Other (income) expense	0.06	0.01
Acquisition and integration costs	—	—
Restructuring charges	0.25	0.20
Sustaining capital expenditures	(0.20)	(0.19)
AFFO	$6.98	$7.55
Weighted-average common shares outstanding—diluted	434	434

CROWN CASTLE INC.	2025 PROXY STATEMENT

Appendix C1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CROWN CASTLE INC.

The present name of the corporation is Crown Castle Inc. The corporation was incorporated under the name “Crown Castle REIT Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 27, 2014~~, which certificate was (i)~~ (as amended and ~~restated on December 15, 2014 and (ii) restated on July 20, 2017 (such certificate, as subsequently amended, the “~~/or restated prior to the date hereof, the “Existing Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”)~~. This Restated Certificate of Incorporation of the corporation only~~, which amends, restates and integrates ~~and does not further amend or supplement~~ the provisions of the ~~corporation’s Amended and Restated~~ Existing Certificate of Incorporation ~~as theretofore amended or supplemented, and there is no discrepancy between the provisions of the Amended and Restated Certificate of Incorporation as theretofore amended and supplemented and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation~~, was duly adopted in accordance with the provisions of ~~Section~~ Sections 242 and 245 of the General Corporation Law of the State of Delaware~~. The Amended and Restated~~ by the directors and stockholders of the corporation. The Existing Certificate of Incorporation of the corporation is hereby ~~integrated and~~ amended, restated and integrated to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Crown Castle Inc.

ARTICLE II

Address

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose
The purpose of the Corporation shall be to engage in any lawful act or activity (including, without limitation or obligation, engaging in such lawful acts or activities which are necessary, appropriate or desirable to qualify for taxation under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV, Section C), as a “real estate investment trust” (hereinafter referred to as a “REIT”)) for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (hereinafter referred to as the “DGCL”).

ARTICLE IV

Capitalization

The total number of shares of stock which the Corporation shall have authority to issue is one billion two hundred twenty million (1,220,000,000), consisting of twenty million (20,000,000) shares of Preferred Stock, par value $0.01 per
1 Please note that in this Appendix C, additions have been bolded and underlined and deletions have been ~~struck-through~~. Please further note that in this Appendix C, with respect to the changes indicated, (a) any changes that have been [bracketed] relate to Proposal 4, (b) any changes that have been italicized relate to Proposal 5 and (c) any changes that have neither been [bracketed] nor italicized relate to both Proposal 4 and Proposal 5.

share (hereinafter referred to as “Preferred Stock”), and one billion two hundred million (1,200,000,000) shares of Common Stock, par value $0.01 per share (hereinafter referred to as “Common Stock”).

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

A. Undesignated Preferred Stock. The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

1. The designation of the series, which may be by distinguishing number, letter or title.

2. The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

3. The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

4. Dates at which dividends, if any, shall be payable.

5. The redemption rights and price or prices, if any, for shares of the series.

6. The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

7. The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

8. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

9. Restrictions on the issuance of shares of the same series or of any other class or series.

10. The voting rights, if any, of the holders of shares of the series.

B. Common Stock.

1. General. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Amended and Restated Certificate of Incorporation or as required by applicable law, vote together with the holders of any other class or series of stock of the Corporation accorded such general voting rights, as one class.

Notwithstanding the foregoing, except as otherwise required by applicable law, the holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

2. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment of all preferential amounts required to be paid to the holders of Preferred Stock, the holders of shares of Common Stock then outstanding shall share ratably in any distribution of the remaining assets and funds of the Corporation.

C. Restrictions on Transfer and Ownership of Shares of Stock.

1. Definitions. For the purpose of this Article IV, Section C, the following terms shall have the following meanings (unless otherwise specified, references to sections shall be to the sections of this Article IV, Section C):

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 3(6), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, all as from time to time in effect, or any successor law, regulations and rulings, and any reference to any statutory, regulatory or ruling provision shall be deemed to be a reference to any successor statutory, regulatory or ruling provision.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 2(8).

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Article IV, Section C or by the Board of Directors pursuant to Section 2(8).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors for such Excepted Holder pursuant to Section 2(8) and subject to adjustment pursuant to Section 2(8), the percentage limit established by the Board of Directors pursuant to Section 2(8).

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Initial Date. The term “Initial Date” shall mean the effective time of the merger of Crown Castle International Corp. with and into the Corporation pursuant to that Agreement and Plan of Merger, dated as of September 19, 2014, by and between Crown Castle International Corp. and the Corporation.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of such Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article IV, Section C, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 2(1), and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with any or all of the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required for REIT qualification and taxation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, redemption, gift, assignment, devise or other disposition, as well as any other event or change in circumstances (including, without limitation, any change in the value of any shares of Capital Stock and any redemption of any shares of Capital Stock) that causes any Person to acquire or possess beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote (other than revocable proxies or consents given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act) or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in beneficial ownership (determined under the principles of Section 856(a)(5) of the Code), Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, beneficially owned (determined under the principles of Section 856(a)(5) of the Code), Beneficially Owned or Constructively Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 3(1).

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust, or any successor trustee.

2. Capital Stock.

(1) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 4:

(A) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iv) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(v) Notwithstanding any other provision contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the shares of Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

The number and value of the outstanding shares of Capital Stock (or any class or series thereof) Beneficially Owned or Constructively Owned by any Person shall be determined by the Board of Directors, which determination shall be final and conclusive for all purposes hereof. For purposes of determining the percentage ownership of Capital Stock (or any class or series thereof) by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or Constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

(B) Transfer in Trust. If any Transfer of shares of Capital Stock occurs on or after the Initial Date which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 2(1)(A)(i)-(iv),

(i) then that number of shares of Capital Stock, the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2(1)(A)(i)-(iv) (rounded up to the nearest whole share), shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 3, effective as of the close of business on the Business Day prior to the date of such Transfer (or if a Transfer results in a transfer to a Trust pursuant to this Section 2(1)(B) on the Initial Date, effective as of the close of business on the Initial Date), and such Person shall acquire no rights in such shares; or

(ii) if the transfer to the Trust described in clause (i) of this Section 2(1)(B) would not be effective for any reason to prevent the violation of Section 2(1)(A)(i)-(iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 2(1)(A)(i)-(iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii) Subject to Section 2(6), in determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 2(1)(B) and Section 3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent that the Board of Directors determines that the shares transferred to the Trust shall be those directly or indirectly held or Beneficially Owned or Constructively Owned by a Person or Persons that caused or contributed to the application of this Section 2(1)(B)), and to the extent not inconsistent therewith, on a pro rata basis.

(iv) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 2(1)(B), a violation of any provision of this Article IV, Section C would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article IV, Section C.

(2) Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer has taken place that results in a violation of Section 2(1) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 2(1) (whether or not such violation is intended), the Board of Directors shall be entitled to take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such Transfer, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 2(1) shall automatically result in the transfer to a Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

(3) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 2(1)(A) or any Person who held or would have owned shares of Capital Stock that resulted in a transfer to a Trust pursuant to the provisions of Section 2(1)(B) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may from time to time request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(4) Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(A) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) in number or value of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of each class and series of Capital Stock Beneficially Owned or Constructively Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(B) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(5) Remedies Not Limited. Subject to the final paragraph of Article VII of this Amended and Restated Certificate of Incorporation, nothing contained in this Article IV, Section C shall limit the authority of the Board of Directors to take such other action as it deems necessary, appropriate or desirable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

(6) Application of Remedies. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 2(2)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 2(1), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock that, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person. In addition, any approvals, determinations or other actions which may be taken by the Board of Directors pursuant to this Article IV, Section C may, to the extent permissible under the DGCL and applicable law, be delegated by the Board of Directors to any duly authorized committee of the Board of Directors or other designee of the Board of Directors.

(7) Ambiguity. In the case of an ambiguity in the application of any of the provisions of, or any definition contained in, this Article IV, Section C, the Board of Directors shall have the power to determine the application of the provisions of, or definitions contained in, this Article IV, Section C with respect to any situation based on the facts known to it. In the event Article IV, Section C requires an action by the Board of Directors and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IV, Section C and the final paragraph of Article VII.

(8) Exceptions.

(A) Subject to Section 2(1)(A)(ii)-(v), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit (prospectively or retroactively) for such Person if the Corporation obtains such representations and undertakings from such Person as the Board of Directors determines are reasonably necessary to determine that:

(i) no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 2(1)(A)(ii)-(v); and

(ii) such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 2(1) through 2(7)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 2(1)(B) and 3.

(B) Prior to granting any exemption or establishing or increasing any Excepted Holder Limit pursuant to Section 2(8)(A), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, as it may deem necessary, appropriate or desirable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or establishing or increasing any Excepted Holder Limit.

(C) Subject to Section 2(1)(A)(ii)-(v), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(D) The Board of Directors may only reduce the Excepted Holder Limit applicable to any Excepted Holder: (1) with the written consent of such Excepted Holder or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment or increase of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

(9) Increase or Decrease in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 2(1)(A)(ii)-(v), the Board of Directors may from time to time, in its sole discretion, increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and/or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Common Stock is in excess of such decreased Common Stock Ownership Limit and/or whose percentage ownership in Capital Stock is in excess of such decreased Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage ownership of Common Stock equals or falls below the decreased Common Stock Ownership Limit and/or such Person’s percentage ownership of Capital Stock equals or falls below the decreased Aggregate Stock Ownership Limit, as applicable, but any further acquisition of Capital Stock in excess of such percentage ownership of Common Stock and/or Capital Stock by such person will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, as applicable, and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Capital Stock.

(10) Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate, if such shares are to be uncertificated, shall bear, in addition to any other legend required by law, substantially the following legend:

The shares represented by this certificate are subject to restrictions on beneficial ownership (determined under the principles of Section 856(a)(5) of the Internal Revenue Code of 1986, as amended (“Code”)), Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Code. Subject to certain further restrictions and except as expressly provided in the Corporation’s Amended and Restated Certificate of Incorporation (“Charter”), (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own shares of Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code; (iv) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would otherwise cause the Corporation to fail to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation actually owning or Constructively Owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code). Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership provided in (i), (ii), (iii), (iv) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares if the Board of Directors determines that ownership or a Transfer may violate the restrictions described above. Furthermore, if the ownership restriction provided in (vi) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter, as the same may be amended and/or restated from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

3. Transfer of Capital Stock in Trust.

(1) Ownership in Trust. Upon any purported Transfer described in Section 2(1)(B) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer that results in the transfer to the Trust pursuant to Section 2(1)(B); provided, however, if a Transfer results in a transfer to the Trust pursuant to Section 2(1)(B) on the Initial Date, such transfer shall be deemed to be effective as of the close of business on the Initial Date. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 3(6).

(2) Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(3) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary and, when received, shall be promptly distributed to the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to the laws of the State of Delaware, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, Section C, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(4) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 2(1)(A). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3(4). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV, Section C. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be promptly paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3(4), such excess shall be paid to the Trustee upon demand and, when received, shall be promptly distributed to the Charitable Beneficiary.

(5) Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (ii) the Market Price of the shares on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 3(3) of this Article IV, Section C. The Corporation shall pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 3(4). Upon such a sale to the Corporation, or its designee, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary.

(6) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 2(1)(A) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 2(1)(B) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

4. Transactions. Nothing in this Article IV, Section C shall preclude the settlement of any transaction entered into through the facilities of NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IV, Section C and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IV, Section C.

5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV, Section C.

6. Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right under this Article IV, Section C shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

7. Severability. If any provision of this Article IV, Section C or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE V

By-laws

In furtherance of, and not in limitation of, the powers conferred by law and subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is expressly authorized and empowered:

(1) to adopt, amend or repeal the Amended and Restated By-laws of the Corporation (hereinafter referred to as the “By-laws”); provided, however, that the By-laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided, further, that the affirmative vote of the holders of [~~at least 80%~~ a majority] of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the By-laws or to adopt any additional By-law;

(2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law; and

(3) to manage and direct the business and affairs of the Corporation.

[For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock.]

ARTICLE VI

Action of Stockholders

Except as otherwise specified with respect to any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE VII

Board of Directors

Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors of the Corporation (hereinafter referred to as “Directors”) under specified circumstances, the number of Directors shall ~~initially be 11 and may hereafter be changed~~ be determined from time to time solely by the Board of Directors. ~~At 11:55 p.m., Eastern Time, on December 15, 2014 (the “Effective Time”), the Board of Directors shall initially be composed of the directors of Crown Castle International Corp. then in office as of the Effective Time.~~

Unless and except to the extent that the By-laws shall so require, the election of Directors need not be by written ballot.

~~The Directors elected by the stockholders of Crown Castle International Corp. at the 2013 annual meeting of the stockholders of Crown Castle International Corp. (the “Class III Directors”) shall hold office for a term expiring at the second annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly elected and qualified. Directors elected by the stockholders of Crown Castle International Corp. (other than the Class III Directors) shall hold office for a term expiring at the first annual meeting of stockholders of the Corporation that occurs after the Effective Time, with each such Director to hold office until his or her successor shall have been duly elected and qualified. Commencing with the second annual meeting of stockholders following the Effective Time, the foregoing classification of the Board of Directors shall cease.~~ At each annual meeting of stockholders, Directors (other than those Directors who may be elected by the holders of any series of Preferred Stock) elected by the stockholders of the Corporation shall be elected at such meeting to hold office for a term expiring at the first succeeding annual meeting of stockholders of the Corporation after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Subject to the rights of the holders of any series of Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled only by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. Each such Director so chosen shall hold office for a term expiring ~~(1) at the next annual meeting of stockholders at which the term of office of the class to which he or she has been elected expires or (2) following cessation of the classification of the Board of Directors in accordance with the immediately preceding paragraph,~~ at the next annual meeting of stockholders held after his or her election as Director~~,~~ and~~, in each case,~~ until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except for such additional Directors, if any, as are elected by the holders of any series of Preferred Stock, any Director may be removed from office at any time, with or without cause only by the affirmative vote of the holders of [~~at least 80%~~ a majority] of the voting power of the then outstanding Voting Stock, voting together as a single class ~~except that each of (a) the Directors elected by the stockholders of Crown Castle International Corp. at the 2012 annual meeting of the stockholders of Crown Castle International Corp. and (b) the Class III Directors may be removed only for cause by the~~

~~affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class~~.

The Corporation shall seek to elect and maintain its status and taxation as a REIT under Sections 856 through 860, or any successor sections, of the Code (as defined in Article IV, Section C). In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the qualification of the Corporation as a REIT. Notwithstanding the foregoing, if a majority of the Board of Directors determines that it is no longer in the best interest of the Corporation to attempt to, or to continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election. The Board of Directors may also determine that compliance with any or all of the restrictions and limitations on stock ownership and transfers set forth in Article IV, Section C is no longer required for REIT qualification and taxation.

ARTICLE VIII

Indemnification

Each person who is or was a Director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to other employees and agents of the Corporation, to directors, officers, employees or agents of a subsidiary, and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of Directors and officers of the Corporation. Notwithstanding the foregoing, the Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by this Amended and Restated Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality of the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

ARTICLE IX

Directors’ and Officers’ Liability

To the fullest extent permitted by the DGCL, as currently in effect or hereafter amended, a Director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a Director or officer of the Corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

If the DGCL shall be amended to authorize corporate action further eliminating or limiting the liability of Directors or officers, then a Director or officer of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended.

~~ARTICLE X~~

~~Stockholder Rights Issuances~~

~~The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders of securities of the Corporation to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the terms upon which such rights are to be~~

~~issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:~~

~~(A) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.~~

~~(B) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.~~

~~(C) Provisions which adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.~~

~~(D) Provisions which deny the holder of the specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.~~

~~(E) Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.~~

~~(F) The appointment of a rights agent with respect to such rights.~~

~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, in addition to any other vote required by applicable law, the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X.~~

ARTICLE ~~XI~~X

Amendments

Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ~~XI~~ X; provided, however, that any amendment or repeal of Article VIII or Article IX of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment, alteration, change or repeal, and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

[~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors and any other vote of stockholders required by applicable law, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (1) of Article V, Article VI, Article VII, Article X or this second paragraph of this Article XI. For the purposes of this Amended and Restated Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote in a general vote of stockholders of the Corporation as a single class with shares of Common Stock.~~]

* * * * *

This Amended and Restated Certificate of Incorporation shall become effective on ~~July 25~~ [●], ~~2023~~ 2025.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Edward B. Adams, Jr., its Executive Vice President and General Counsel, this ~~25th~~ [●][th] day of ~~July, 2023~~ [●], 2025.

CROWN CASTLE INC.
By:
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel

Crown Castle Inc. 8020 Katy Freeway Houston, TX 77024	Notice of Annual Meeting of Stockholders May 21, 2025 and Proxy Statement

CROWN CASTLE INC.	2025 PROXY STATEMENT

PRELIMINARY PROXY CARD DATED MARCH 28, 2025 – SUBJECT TO COMPLETION

CROWN CASTLE

8020 KATY FREEWAY
HOUSTON, TX 77024

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 20, 2025. If you participate in the Crown Castle Inc. 401(k) Plan, you must vote the shares no later than 11:59 P.M. Eastern Time on May 18, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 20, 2025. If you participate in the Crown Castle Inc. 401(k) Plan, you must vote these shares no later than 11:59 P.M. Eastern Time on May 18, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69309-P28355 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROWN CASTLE INC.

The Board of Directors recommends you vote FOR each of the nominees in Proposal 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. P. Robert Bartolo	☐	☐	☐
1b. Jason Genrich	☐	☐	☐
1c. Andrea J. Goldsmith	☐	☐	☐
1d. Tammy K. Jones	☐	☐	☐
1e. Kevin T. Kabat	☐	☐	☐
1f. Anthony J. Melone	☐	☐	☐
1g. Katherine Motlagh	☐	☐	☐
1h. Kevin A. Stephens	☐	☐	☐
1i. Matthew Thornton, III	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 4, and 5:

	For	**Against**	**Abstain**
2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal year 2025.	☐	☐	☐
	☐	☐	☐
3. The non-binding, advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐
4. The amendment and restatement of the Company's Charter to eliminate supermajority vote requirements.	☐	☐	☐
5. The amendment and restatement of the Company's Charter to eliminate unnecessary and outdated provisions.	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V69310-P28355

CROWN CASTLE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2025

The undersigned hereby appoint(s) Daniel K. Schlanger, Edward B. Adams, Jr. and Donald J. Reid, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Crown Castle Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 21, 2025 at 9:00 a.m. Central Time at the Company's Corporate Offices at 8020 Katy Freeway, Houston, TX 77024.

IF YOU ARE A STOCKHOLDER, THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 ON THE REVERSE SIDE, "FOR" EACH OF PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES NAMED ABOVE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 20, 2025.

IF YOU ARE A PARTICIPANT IN THE CROWN CASTLE INC. 401(K) PLAN ("PLAN"), THEN THE PROXY CARD, WHEN PROPERLY EXECUTED AND DELIVERED, WILL CONSTITUTE VOTING INSTRUCTIONS TO CHARLES SCHWAB BANK, AS TRUSTEE FOR THE PLAN ("TRUSTEE"), WITH RESPECT TO SHARES OF COMMON STOCK ALLOCABLE TO YOUR ACCOUNT ON MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF YOU, AS THE PARTICIPANT IN THE PLAN, FAIL TO PROVIDE INSTRUCTIONS BY 11:59 P.M. EASTERN TIME ON MAY 18, 2025, THE INDEPENDENT FIDUCIARY FOR THE PLAN WILL INSTRUCT THE TRUSTEE TO VOTE SUCH SHARES OF COMMON STOCK IN THE SAME PROPORTION AS SHARES OF COMMON STOCK FOR WHICH VOTING INSTRUCTIONS HAVE BEEN TIMELY AND PROPERLY RECEIVED FROM OTHER PLAN PARTICIPANTS, UNLESS REQUIRED BY APPLICABLE LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side